As filed with the Securities and Exchange Commission on February 23, 2006

Registration No. [___________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3†
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIELDSTONE MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)
Maryland	20-2972688
(State of Incorporation)	(I.R.S. Employer I.D. No.)

11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Kendall	Copy to:
11000 Broken Land Parkway	Kevin J. Buckley
Suite 600	Hunton & Williams LLP
Columbia, Maryland 21044	Riverfront Plaza, East Tower
(410) 772-7200 (telephone)	951 East Byrd Street
(410) 772-7299 (telecopy)	Richmond, Virginia 23219-4074
(Name, address, including zip code and telephone number, including area code, of agent for service)	(804) 788-8200 (telephone) (804) 344-7999 (telecopy)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes	$3,250,000,000	100%	$3,250,000,000	$347,750

(1)	Estimated solely for calculating the registration fee pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	Pursuant to Rule 429, upon effectiveness, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 1 to Registrant’s Registration Statement No. 333-125910 (effective July 6, 2005).

Prospectus

Fieldstone Mortgage Investment Corporation
Depositor

Fieldstone Investment Corporation
Seller and Sponsor

Mortgage-Backed Securities
Issuable in Series

Consider carefully the risk factors beginning on page 8 in this prospectus

Your securities will represent obligations of the related issuing entity only and will not represent interests in or obligations of Fieldstone Mortgage Investment Corporation, the sponsor or any of their affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Securities

Fieldstone Mortgage Investment Corporation may offer to sell mortgage-backed notes or mortgage pass-through certificates in one or more series with one or more classes.

•	Each issuance of securities will have its own series designation.
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Each class of securities will evidence either the ownership interest in the assets of an issuing entity or will evidence a debt obligation of an issuing entity, secured by the assets of the related issuing entity.

•	Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.
•

Holders of the securities will receive interest and principal payments from collections on the related issuing entity’s assets but have no entitlement to payments from other assets of Fieldstone Mortgage Investment Corporation.

•	No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.
•	Your securities may be supported by one or more forms of credit enhancement.

Each issuing entity may include

•	mortgage loans or participations in mortgage loans secured by one- to four-family residential first lien mortgage loans, and may include junior-lien mortgage loans
•	non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies
•	mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac
•	mortgage pass-through or mortgage participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

March 15, 2006

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

          We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the related prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities
•	the timing of interest and principal payments
•	statistical and other information about the specific assets of your issuing entity
•	information concerning the seller or sellers of the trust assets
•	information concerning the related transaction parties
•	information about credit enhancement for each class
•	the ratings for each class
•	the method for selling your securities.

          You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

          We have included cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the related prospectus supplement provides the pages on which these captions are located.

SUMMARY OF PROSPECTUS

          This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities

An issuing entity will issue either mortgage-backed notes (“notes,”) or mortgage pass-through certificates (“certificates,” and together with the notes, the “securities”), which securities will be issued from time to time in series. Notes will be issued pursuant to the terms of a transfer and servicing agreement and an indenture. Certificates will be issued pursuant to a pooling and servicing agreement. A transfer and servicing agreement, an indenture and pooling and servicing agreement will be referred to individually as an “agreement” and collectively as the “agreements.”

Seller

Each of the sellers of mortgage loans or other trust assets to Fieldstone Mortgage Investment Corporation pursuant to a mortgage loan purchase agreement, which sellers may include affiliates of the depositor.

Depositor

Fieldstone Mortgage Investment Corporation (“FMIC”), a Maryland corporation, will acquire the underlying assets from the sponsor, and will transfer them to each issuing entity. It is not expected that the depositor will have any business operations other than offering asset-backed certificates and asset-backed notes and related activities.

Issuing Entity	A trust created pursuant to either an owner trust agreement, in connection with the issuance of notes, or a pooling and servicing agreement, in connection with the issuance of certificates.

Sponsor

Fieldstone Investment Corporation (“FIC”), a Maryland corporation, or another entity named in the related prospectus suplement. The sponsor will sell the underlying assets to the depositor on the closing date specified in the related prospectus supplement by means of a purchase agreement between the sponsor and the depositor. The sponsor is an affiliate of the depositor.

Master Servicer

A master servicer may supervise the servicing of the mortgage loans of an issuing entity for certain series. The master servicer, upon a default by a servicer, generally will assume the primary servicing responsibilities with respect to the mortgage loans serviced by the defaulting servicer or engage a successor servicer. Any master servicer shall be set forth in the related prospectus supplement.

Servicer

Mortgage loans will be serviced by one or more servicers as identified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, Fieldstone Servicing Corp., a Maryland corporation and an affiliate of the depositor and sponsor, shall serve as the servicer.

Subservicer	Certain of the servicing functions may be performed by one or more subservicers as identified in the related prospectus supplement. The duties and responsibilities of a servicer may be performed by one or more subservicers. Unless otherwise specified, a master servicer, servicer or subservicer may be referred to generally as a “servicer.”

Trustee		Each trustee under the applicable pooling and servicing agreement and named as such in the related prospectus supplement.

Owner Trustee		Each owner trustee identified in the related trust agreement, which acts on behalf of the issuer and named as such in the related prospectus supplement.

Indenture Trustee		Each indenture trustee under the applicable transfer and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Administrator		The trust administrator, if any, under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Assets

Your issuing entity primarily may include mortgage loans, mortgage-related assets, a pre-funding account, designated to acquire trust assets, derivative instruments, one or more insurance policies, financial guaranty agreements or other items of credit enhancement described herein.

•	Mortgage Loans	Mortgage loans secured by mortgage liens on one- to four-family residential properties.

•	Mortgage-Related Assets	Mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, an agency of the United States government, or a private issuer.

•	Pre-Funding Account

An account containing funds deposited on the closing date to be used to acquire mortgage-related assets within 90 days of the issuance of securities, unless otherwise specified in the related prospectus supplement.

•	Credit Enhancement	One or more items as described under “Credit Enhancement” in this summary of the prospectus.

Important Dates		The following are certain significant dates and periods related to your securities.

•	Payment Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders.

•	Servicer Remittance Date	The business day set forth in the related prospectus supplement on which the servicer or subservicer remits collections on the trust assets and advances, if any, to the master servicer or the trustee.

•	Determination Date	The business day set forth in the related pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, on which the servicer or subservicer is required to determine among other things the amounts to be advanced with respect to the securities.

•	Record Date

Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the last business day of the month preceding the payment date. Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the business day preceding the payment date; provided however, that in the case of certificated securities, the record date shall be the last day of the month.

•	Interest Accrual Period

Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the calendar month preceding the payment date. Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the period from the immediately preceding payment date through the business day preceding the payment date.

•	Due Period

Unless otherwise specified in the related prospectus supplement, with respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs.

•	Prepayment Period

Unless otherwise specified in the related prospectus supplement, the period beginning on the 16th day of the preceding calendar month through, and including, the 15th day of the calendar month in which the payment date occurs, provided however that, in certain circumstances, prepayments in full and partial prepayments may have different prepayment periods as detailed in any related prospectus supplement.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as subordination and overcollateralization and certain external credit enhancement including one or more derivative instruments, a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any mortgage-related assets that are included in the related issuing entity. See “Risk Factors — Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances

The servicers, as specified in the related prospectus supplement, may be obligated as part of their servicing responsibilities to make certain advances that in the servicer’s good faith judgment, as applicable, it deems recoverable with respect to delinquent scheduled payments of principal and interest on mortgage loans. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to mortgage loans. Neither FMIC nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer would be reimbursable generally from subsequent recoveries in respect of such mortgage loans and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the mortgage loans included in your issuing entity. To the extent provided in the related prospectus supplement, the master servicer will be obligated to make any required advances if the servicer or the subservicer fails in its obligations to do so, and will be entitled to be reimbursed to the extent specified in the related prospectus supplement. See “Origination and Sale of Mortgage Loans” in this prospectus.

Optional Termination or Redemption

If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your issuing entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets to less than a specified percentage on and after a date specified in such prospectus supplement, the party specified therein will purchase such trust assets at a price determined as set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the seller, the sponsor, the trustee, the trust administrator, the master servicer, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more “real estate mortgage investment conduits,” any optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended. See “Risk Factors — Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities” and “Description of the Securities — Optional Redemption or Termination” in this prospectus.

Book-Entry Securities	If so provided in the related prospectus supplement, one or

more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors — Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities — Book-Entry Procedures and Definitive Certificates” in this prospectus.

Tax Status of the Securities

The federal income tax consequences to securityholders of any series of securities will depend on the characterization of the securities as notes or as certificates. The prospectus supplement for each series of securities will specify the federal income tax characterization of such series of securities. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Federal Income Tax Considerations — General” in this prospectus.

Any series of securities constituting notes generally will be characterized as debt for federal income tax purposes to the extent that they are issued to parties unrelated to the owner of the ownership certificate in the related owner trust. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

In certain circumstances, an issuing entity may be classified as a taxable mortgage pool. An issuing entity classified as a taxable mortgage pool will not, however, be subject to federal income tax as a corporation as long as the ownership certificate in the issuing entity (and any notes that are not treated as debt for federal income tax purposes) is owned exclusively by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a “real estate investment trust” or a “qualified REIT subsidiary.” FMIC or an affiliate may hold the ownership certificate and, to the extent specified in the related prospectus supplement, such holder may be required to represent that it qualifies as a “real estate investment trust” and that it will own the ownership certificate directly, or indirectly through a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a “real estate investment trust” or a “qualified REIT subsidiary.” In addition, the trust agreement may set forth restrictions on the transferability of the ownership certificate to ensure that it will only be (i) held by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly- owned by a “real estate investment trust” or a “qualified REIT subsidiary” or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the trust as secured indebtedness for federal income tax purposes.

In connection with certain series of securities, one or more elections may be made to treat the related issuing entities or specified portions thereof as one or more REMICs under the provisions of the Code.

If an election is made to treat all or a portion of the issuing entity relating to a series of securities as a REMIC, each class of securities of each series will constitute, in whole or in part, the “regular interests” in a REMIC or the “residual interest” in a REMIC.

A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the assets of the issuing entity of the issuing entity.

If an issuing entity is classified as a partnership for federal income tax purposes, the issuing entity will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. If notes are issued by a partnership, such notes generally will be treated as indebtedness for federal income tax purposes.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth herein under “Federal Income Tax Considerations.” The material federal income tax consequences for investors associated with the purchase, ownership and disposition of offered securities will be set forth under the heading “Federal Income Tax Considerations” in the related prospectus supplement. See “Federal Income Tax Considerations” in this prospectus.

ERISA Considerations

A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA ”), Section 4975 of the Code, or similar law should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code, or similar law. See “ERISA Considerations” herein and in the related prospectus supplement.

Legal Investment

The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage-related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Classes of securities that qualify as “mortgage-related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS

          An investment in the securities involves significant risks. You should consider the following information and the information under the caption Risk Factors in the related prospectus supplement in deciding whether to purchase the securities.

The assets of your issuing entity are the only source of payments for your securities

          Your securities will be payable solely from the assets of your issuing entity, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of FMIC, the sponsor, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or any other person.

          Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

          Neither your securities nor the underlying trust assets will be guaranteed or insured by any governmental agency or instrumentality, by FMIC, the sponsor, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or by any other person, unless identified as guaranteed or insured in the related prospectus supplement.

          Proceeds of the assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage loans and any related credit enhancement for the required payments on your securities.

          In addition, certain amounts remaining in certain funds or accounts, including the custodial account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

The timing and amount of prepayments on your securities could reduce your yield to maturity

Prepayments

          Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying assets in your issuing entity

•	how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement

•	if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option

•	the rate and timing of defaults and losses on the assets in your issuing entity

•	whether or not the underlying mortgage loans have prepayment penalties or the holders of mortgage-related assets are entitled to prepayment penalties

•	the extent that amounts in any pre-funding account have not been used to purchase additional assets for your issuing entity

•	repurchases of assets in your issuing entity as a result of material breaches of representations and warranties made by FMIC, the servicer or the seller.

          The assets included in your issuing entity generally may be prepaid at any time. When interest rates decline, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield. Conversely, prepayments are likely to decline if interest rates rise and you could reinvest prepayment proceeds in investments of similar credit risk and higher yield.

Yield

          In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. The sensitivity to prepayments of your securities will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

          The yield to maturity on certain classes of securities including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and the mortgage-related assets and to the occurrence of an early retirement of the securities than other classes of securities.

The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets

          The trust assets backing your securities include mortgage loans. Certain mortgage loans may have a greater likelihood of delinquency, foreclosure, and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your issuing entity, resulting losses not covered by credit support will be allocated to the securities in the manner described in the prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with mortgage loans included in your issuing entity.

Non-conforming and Sub-prime Loans

          Non-conforming mortgage loans are mortgage loans that do not qualify for direct purchase or guaranty by government sponsored agencies such as Fannie Mae and Freddie Mac. This is due primarily to credit characteristics that do not satisfy Fannie Mae and Freddie Mac guidelines, including borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae and Freddie Mac underwriting standards and borrowers who may have a record of derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac standards. The principal differences between conforming mortgage loans and non-conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the borrowers, the documentation required for approval of the mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors’ occupancy status. The interest rates charged on non-conforming mortgage loans are often higher than those charged on conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans.

Junior Lien Mortgage Loans

          Your issuing entity may contain mortgage loans secured by junior liens and the related senior liens may or may not be included in your issuing entity. A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage loan to below that of all liens on the mortgaged property. Because mortgage loans secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any effect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. This reduction of value will reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage loan.

          Other factors may influence the prepayment rate of junior lien mortgage loans. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may increase the rate of prepayments on junior lien mortgage loans.

Negatively Amortizing Loans

          In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount at or above the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent that losses are not covered by credit support, your issuing entity will bear the risk of loss resulting from default by borrowers and will look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Buydown Mortgage Loans

Certain mortgage loans may be subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The difference will be made up from an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source. Generally, the borrower under each buydown mortgage loan will be qualified at the lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, they could adversely affect your yield to maturity.

Balloon Loans

          Certain mortgage loans may not be fully amortizing – or may not amortize at all – over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage loans of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon his ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

          The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change. As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan. The seller of convertible mortgage loans may be required to repurchase a convertible mortgage loans if the borrower elects conversion. This repurchase of a convertible mortgage loan will have the same effect on you as a repayment in full of the mortgage loan. If your issuing entity includes convertible mortgage loans with this repurchase obligation, your securities may experience a higher rate of prepayment than would otherwise be the case. Certain adjustable rate mortgage loans may include hybrid mortgage loans with an interest rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate for subsequent periods.

Limited Recourse and Non-Recourse Obligations

          Some or all of the mortgage loans included in your issuing entity may be nonrecourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Mortgage loans with interest-only payments and other non-level amortizing loans

          Certain of the mortgage loans may provide for payment of interest only, but no payment of principal, for a specified initial period following the origination of the mortgage loan. Following such interest-only period, the scheduled payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in an issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. If you purchase such securities at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated scheduled payment as described above is substantially higher than a borrower’s previous interest-only scheduled payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment. In addition, to the extent that FMC or other lenders may provide streamlined refinancing options for mortgage loans at the beginning of a mortgage loan’s amortization period, the availability of such refinancing options may result in an increased risk of prepayment.

          Certain of the mortgage loans may provide for the payment of principal on the basis of a non-level ammortization schedule. The required amount of principal to be paid by the borrower may increase during the term of the mortgage loan and the borrower may not be able to pay a scheduled payment that is substantially higher than a previous scheduled payment. As a result, a non-level ammortizing loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to securityholders.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers may also have obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the issuing entity. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers’ in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the issuing entity.

Mortgage loans originated pursuant to alternative documentation programs may have a greater risk of default

          Certain of the mortgage loans were originated under alternative documentation programs, such as stated income documentation programs, do not require verification of the borrower’s income. Alternative documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Consumer protection laws may adversely affect your issuing entity’s assets

          A number of federal, state and local laws have been enacted that are designed to discourage certain predatory lending practices relating to the origination and underwriting of mortgage loans, which provide as follows:

•	prohibit the inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels

•	require certain disclosures to prospective borrowers regarding the terms of the loans

•

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit

•	regulate the use and reporting of information related to the borrower’s credit experience

•

require additional application disclosures, limit changes that may be made to the mortgage loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

          The trust assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply, including a reduction in the amount payable under the mortgage loans or the inability to foreclose on the mortgaged property. These laws may also affect the enforceability of the terms and provisions of the related mortgage loans. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

          If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The issuing entity also could be subject to damages and administrative enforcement.

          Each originator or seller, as the case may be, will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your issuing entity’s interest in any mortgage loan would create an obligation on the part of the originator or seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator or a seller, as the case may be, to repurchase the defective asset or pay the liability could expose your issuing entity to losses.

Application of Servicemembers Civil Relief Act and similar laws may reduce the interest rate borrowers are required to pay on mortgage loans and limit remedies upon default

          The Servicemembers Civil Relief Act, enacted in December 2003, revised the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.

          The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the related securities. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the securities.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation And Other Limitations On Lenders” in the prospectus.

State law may limit the servicer’s ability to foreclose on assets in a manner that maximizes your return

          Substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds. The servicer, the master servicer and the subservicer, as applicable, will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the mortgage loans and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investment.

          Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage loan at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage loans, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage loans with lower principal balances than of loans with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher principal balances.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans

          Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on owners and operators whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage loans contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer and servicer generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance. However, to the extent the master servicer or servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

Failure of the seller to repurchase or replace a trust asset may result in losses

          Each seller will make representations and warranties in respect of the trust assets sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the related seller will be obligated to cure the breach, repurchase or replace the trust asset. A seller may not have the resources to honor its obligation to cure, repurchase or replace any trust asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

          In instances where a seller is unable or disputes its obligation to repurchase affected trust assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected trust assets. A settlement could lead to losses on the trust assets, which would be borne by the securities. Neither FMIC, the sponsor, the master servicer nor the servicer will be obligated to purchase a trust asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by FMIC, the sponsor, the master servicer, the servicer or the subservicer. Any affected trust asset not repurchased or substituted for shall remain in your issuing entity and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

          A seller’s representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities. Accordingly, the seller’s repurchase and substitution obligation does not attach to events occurring on or after the cut-off date. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Regional economic downturns and the decline in the value of mortgaged properties could result in losses

          An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the mortgage loans comprising and underlying the trust assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your issuing entity. If residential real estate values decline and the balances of the mortgage loans comprising and underlying the trust assets exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

          Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The mortgage loans comprising and underlying the trust assets may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

Credit enhancement may not cover all losses on your securities

          Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. For example, credit support may not protect against risks related to the timing of payments, like payments that are merely late. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

          An issuing entity may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of securities could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable securities and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

          The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

          A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis. None of the depositor, the seller, the master servicer, any servicer, any subservicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

There is a risk to holders of subordinate securities that losses on the trust assets will have a greater impact on them

          The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of any master servicer, any servicer, any subservicer, the trustee and any trust administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

          The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your issuing entity and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses

          The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinated securities or other items of credit enhancement, like a reserve fund, then you may have losses on your securities.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities

          Your issuing entity may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the related prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your issuing entity or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your issuing entity or redeem your securities.

          The related prospectus supplement sets forth the details concerning an optional termination or repurchase.

          If one or more REMIC elections are made for your issuing entity, then your issuing entity may be terminated and your securities retired; provided that any such optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

          The termination of your issuing entity and the early retirement of securities may adversely affect your yield.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

          The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the issuing entity during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

The difference between end of the interest accrual period and the related payment date may reduce the effective yield of your securities

          Interest payable on the securities on any payment date will include all interest accrued during the related interest accrual period. The related prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated interest rate.

There is a possibility that, upon an optional termination of an issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest

          Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional termination through the repurchase of the assets in the related issuing entity by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will purchase the trust assets under the circumstances and in the manner set forth therein.

          If the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

You may experience delays or reductions of payments on your securities if the transfer of assets to your issuing entity is not considered a sale in the event of bankruptcy

          The depositor expects that, in the case of most series issued in the form of mortgage-backed notes, the seller will treat the overall transaction as a financing for accounting purposes, but that, nevertheless, the transfer of assets by the seller to the depositor will be structured as a sale for contractual and legal purposes, rather than as a pledge of the assets to secure indebtedness. If so provided in the related prospectus supplement for an offering of securities, the seller and the depositor will treat each conveyance of assets by the seller to the depositor as a sale of those assets. In each case, the depositor will treat each conveyance of assets from the depositor to the issuing entity as a sale of those assets.

          Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the issuing entity as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the issuing entity to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

Your ability to resell your securities may be limited

          At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing your securities, if noted in the related prospectus supplement.

Book-entry registration may affect the liquidity of your securities

          Transfers and pledges of securities registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants. The liquidity of the secondary market for DTC registered securities may be reduced if investors are unwilling to hold securities in book entry form, and the ability to pledge DTC registered securities may be limited due to the lack of a definitive certificate or note. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest. If DTC or a participant in whose name DTC registered securities are recorded becomes insolvent, the ability of beneficial owners to obtain payment may be impaired.

You may have income for tax purposes prior to your receipt of cash

          Securityholders who purchase securities at a discount or purchase securities at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receiving the related cash payments.

          In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Considerations.” Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the related REMIC’s taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.

          Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA plans that invest in the securities must follow technical benefit plan regulations

          If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or similar law, we suggest that you consult with your counsel regarding any consequences under ERISA, Section 4975 of the Code, or similar law, of the acquisition, ownership and disposition of the securities.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment

          Your securities will be rated in one of the four highest rating categories by one or more rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to a number of factors including the following:

•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement,

•	any adverse change in the financial or other condition of any credit enhancement provider or

•	any change in the criteria, methodology or guidelines of the rating agencies that rate your securities.

          In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the issuing entity that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

DESCRIPTION OF THE SECURITIES

General

          The securities will be issued from time to time in series. A particular series of securities will consist of notes or certificates. The issuer of a series of notes will be either Fieldstone Mortgage Investment Corporation (“FMIC”) or an owner trust established by FMIC for the sole purpose of issuing the series of notes pursuant to an “owner trust agreement” between FMIC, the trust administrator, if applicable, and the owner trustee. The indenture trustee and owner trustee, if any, will be named in the related prospectus supplement. Each series of certificates will be issued pursuant to a pooling and servicing agreement. A “pooling and servicing agreement” may consist of one or more agreements such as a securitization servicing agreement and a trust agreement. As a matter of administrative convenience, we may refer to a securitization servicing agreement and related trust agreement collectively as the “pooling and servicing agreement.” Parties to the pooling and servicing agreement may include one or more sellers, FMIC, as depositor, Fieldstone Investment Corporation, a Maryland corporation, a master servicer, one or more servicers, one or more subservicers and the trustee. Each series of notes will be issued pursuant to an indenture between an issuer, the trust administrator, if applicable, and the indenture trustee. For purposes of the discussion in this prospectus, a pooling and servicing agreement, a transfer and servicing agreement or an indenture is referred to as an agreement and the trustee, the indenture trustee and the owner trustee is referred to as a trustee in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of each of the pooling and servicing agreement, transfer and servicing agreement, indenture and owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

          For purposes of the discussion in this prospectus, we will refer to any payments of principal and interest to be paid or distributed in respect of any series of securities generally as “payments.” We will refer to the interest rate payable in respect of any class of securities generally as an “interest rate.” In addition, we will refer to the date on which payments are to be made in respect of the securities as a “payment date.” A prospectus supplement related to any series of certificates may use somewhat different terms with similar meanings. For example, a prospectus supplement for certificates may refer to “distributions”, “pass-through rate” and “distribution date” rather than “payment,” “interest rate” and “payment date.” Such terms should be construed to have corresponding meanings.

          With respect to each issuing entity, FMIC will assign and transfer to such issuing entity for the benefit of the holders of the securities the related trust assets, a collection account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, related sale agreement or agreements, the related pooling and servicing agreement, transfer and servicing agreement or other servicing agreements and any additional assets. See “The Trusts” and “Description of the Agreements” in this prospectus. The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the related prospectus supplement and the specific provisions of the agreements. When particular provisions or terms used in an agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

          The indenture or pooling and servicing agreement for a series will generally provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include the following:

•	one or more classes of senior securities entitled to certain preferential rights to payments of principal and interest

•	one or more classes of subordinate securities

•

one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal amount (“Interest Only Class,” “IO Class” or “Strip Class”)

•	one or more classes representing an interest only in payments of principal on the assets in the related issuing entity (“Principal Only Class” or “PO Class”)

•	one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution, each an “accretion class”

•	one or more classes entitled to distributions from specified portions of the assets in the related issuing entity

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto, referred to as companion classes.

          As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” (a “REMIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code (the “Residual Certificates”). In the case of multiple REMIC elections, one class of certificates may be designated as evidencing all “residual interests” in certain REMICs and a second class of certificates may be designated as evidencing all “residual interests” in the remaining REMICs. All other classes of certificates in such a series generally will constitute, at least in part, “regular interests” in the related REMIC as defined in the Code and will be referred to as the “REMIC regular certificates.” See “Federal Income Tax Considerations—REMIC Certificates” in this prospectus.

          Similarly, with respect to a series of notes, the ownership of the equity of a issuing entity will be represented by equity certificates issued under the owner trust agreement. Any equity certificate will be subordinate to the notes of the same series.

          FMIC may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933. The securities of series offered by this prospectus and a related prospectus supplement will be rated on issuance by one or more nationally recognized statistical rating organizations, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Inc.

          The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make payments of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Payments with respect to securities in book-entry form will be made as set forth below.

Book-Entry Procedures and Definitive Certificates

          If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

          If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may initially be represented by one or more securities registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”). If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

          Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

          Owners of book-entry securities will receive all payments of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

           Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”) under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or The JP Morgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

          DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

          Monthly and annual reports on each issuing entity will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

          None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Principal and Interest Payments

          The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series — including any securities not offered through this prospectus — in the proportion and order of application found in the pooling and servicing agreement or indenture, as applicable, and described in the related prospectus supplement. The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be paid as interest on the securities.

          A class of securities entitled to payments of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be paid on any Strip Classes on each Payment Date. Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Collection Account on any Payment Date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds. Strip Classes may have a notional principal amount, which is a notional principal amount used solely for determining the class amount of interest distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities. Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

          For any Payment Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related prepayment period.

          Principal and interest payable on a class of securities may be paid among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.

          The final scheduled payment date for each class of securities will be the date on which the last payment of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the issuing entity for that series, as defined in the prospectus supplement.

Allocation of Realized Losses

          With respect to a series that includes one or more classes of subordinate securities, the senior securities generally will not bear any Realized Losses on the related assets in the related issuing entity, until the subordinate securities of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the amount of Realized Losses exceeds the principal amount of the subordinate securities been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or both. With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.

          “Realized Loss” means:

•

the amount of any loss realized by an issuing entity in respect of any related liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan,

•

the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs (a “Prepayment Period”) preceding a Payment Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by an issuing entity in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

          Payments of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Servicemembers Shortfall on the trust assets. A “Servicemembers Shortfall” means a shortfall in respect of a mortgage loan resulting from application of the federal Servicemembers Civil Relief Act or similar state laws. “Prepayment Interest Shortfall” means, for any mortgage loan that is prepaid in full or liquidated on any date other than a due date for the mortgage loan, the difference between the amount of interest that would have accrued on the mortgage loan through the day preceding the first due date after the prepayment in full or liquidation had the mortgage loan not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the mortgage loan prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the mortgage loan during the Due Period.

Valuation of Trust Assets

          The trust assets will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any mortgage loan in the issuing entity will generally equal

•	the scheduled principal balance of the trust asset, or

•

the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such trust asset — after taking into account charges for servicing, administration, insurance and related matters — discounted at a discount rate, if any, and the scheduled principal balance of the mortgage loan multiplied by the applicable asset value percentage.

          The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the trust assets, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage loans and the mortgage loans underlying the mortgage-related assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the issuing entity. The asset value of an asset that has been liquidated or purchased from the issuing entity pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

          To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the issuing entity terminated, prior to the final scheduled payment date of the securities of any series at the option of the seller, the trust administrator, the servicer, the master servicer or another party, or parties, specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the issuing entity. The right to redeem the securities generally will be conditioned upon the following:

•	the passage of a certain date specified in the prospectus supplement, or

•

the asset value or scheduled principal balance of the mortgage loans in the issuing entity, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage specified in the prospectus supplement, of the initial asset value of the mortgage loans in the issuing entity or the initial principal amount of the applicable class of securities.

          In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage loans in the issuing entity may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related pooling and servicing agreement or indenture.

          In addition, in the case of an issuing entity for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related pooling and servicing agreement. see “Federal Income Tax Considerations -- REMIC Certificates --Liquidation of the REMIC” in this prospectus.

Maturity And Prepayment Considerations

          Generally, all of the mortgage loans that are assets of an issuing entity and the mortgage loans underlying the mortgage-related assets included in an issuing entity for a series will consist of first lien residential mortgages or deeds of trust. However, if so specified in the prospectus supplement, certain or all of the mortgage loans that are assets of the issuing entity and the mortgage loans underlying the mortgage-related assets included in the issuing entity for a series may consist of second or junior lien, residential mortgages or deeds of trust.

          The prepayment experience on the mortgage loans will affect the following:

•	the average life of the securities and each class thereof issued by the related issuing entity

•	the extent to which the final payment for each class occurs prior to its final scheduled payment date

•	the effective yield on each class of such securities.

          Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final payments on the classes of securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the mortgage loans of an issuing entity or the mortgage loans underlying the mortgage-related assets experience significant prepayments, the actual final payments on the securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the weighted average life of each class of such series.

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the trust assets in the issuing entity is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

          In addition, the weighted average life of the securities may be affected by the varying maturities and mortgage rates of the mortgage loans comprising or underlying the assets in an issuing entity. If any mortgage loans comprising or underlying the assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying such assets. Other factors affecting weighted average life include the type of mortgage loan, defaults, foreclosures, refinancing, inclusion of due-on-sale clauses, changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions.

          Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the mortgage loans comprising or underlying the trust assets of any issuing entity will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

          No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans comprising or underlying the trust assets. The rate of principal payments on mortgage loans included in an issuing entity (or mortgage loans underlying the mortgage-related assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments — including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in an issuing entity — or mortgage loans underlying the mortgage-related assets —, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

YIELD CONSIDERATIONS

          Payments of interest on the securities generally will include interest accrued through the last day of the interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because payments to you will not be made until the Payment Date following the applicable interest accrual period.

          Securities of any class within a series may have fixed, variable or adjustable interest rates, which may or may not be based upon the mortgage rates borne by the assets in the related issuing entity. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the payments of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

          The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from its Parity Price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

          The timing of changes in the rate of prepayments on the mortgage comprising or underlying the trust assets loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying mortgage loan, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher — or lower — than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction — or increase — in the rate of principal payments. Because the rate of principal payments on the mortgage loans comprising or underlying the trust assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans comprising or underlying the trust assets and the suitability of the applicable securities to their investment objectives. See “Description of the Securities — Maturity and Prepayment Considerations” in this prospectus.

          The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely payments of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities — Allocation of Realized Losses” in this prospectus.

THE ISSUING ENTITIES

General

          FMIC will pledge or sell, assign and transfer to the related issuing entity:

•	single family mortgage loans –which may be sub-prime or junior lien– or beneficial interests in these items

•	agency securities and private mortgage-backed securities

•	the collection account for the series

•	if applicable, a reserve fund and other funds and accounts for the series

•	if applicable, one or more derivative instruments

•	if applicable, a pre-funding account

•	if applicable, all proceeds that may become due under insurance policies for the related series

•	if applicable, FMIC’s rights under the pooling and servicing agreement, the transfer servicing agreement and mortgage loan purchase agreements

•	all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.

Agency securities and private mortgage-backed securities are called “mortgage-related assets.” Mortgage loans and mortgage-related assets, together with other items deposited in your issuing entity as described above, are called “trust assets.” The trust assets for your series will be assigned and transferred to your issuing entity for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to issuing entities for other series of securities or may secure other series of securities issued by FMIC. Particular assets that might be assigned to issuing entities for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.

Assignment of Trust Assets

          In connection with the issuance of certificates, FMIC will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement. The trustee will, in exchange for the trust assets, deliver to FMIC securities of a series in authorized denominations registered in the names that FMIC requests, representing the beneficial ownership interest in the trust assets. In connection with the issuance of notes by an issuer that is an owner trust, FMIC will cause the trust assets to be sold, assigned and transferred to the issuer, together with all principal and interest paid on the trust assets from the cut-off date pursuant to a transfer and servicing agreement. The issuer, which can be either an owner trust or FMIC, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets. The notes will be issued in authorized denominations registered in the names requested by FMIC. Each pool of trust assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each mortgage loan and mortgage-related asset included in your issuing entity will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or the transfer and servicing agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan and mortgage-related asset as of the cut-off date and its mortgage rate, original principal balance and other information.

          FMIC will deliver or cause to be delivered to your trustee or its custodian (a) the related original mortgage note, endorsed without recourse to the trustee, or in blank, or a lost note affidavit conforming to the requirements of the transfer and servicing agreement, together with a copy of the related mortgage note, (b) the original recorded mortgage with evidence of recording indicated thereon (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (c) for any mortgage loan not registered on the book-entry system (the “MERS System”) of the Mortgage Electronic Registration Systems, Inc. (“MERS”) an original assignment of the mortgage to the trustee or in blank in recordable form (except as described below), (d) any related documents showing a complete chain of assignment, (e) the policies of title insurance issued with respect to each mortgage loan and (f) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments with respect to each mortgage loan will have been recorded in the name of any agent on behalf of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared delivered or recorded. Instead, the seller will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgaged properties located in certain states, FMIC does not expect to cause the assignments to be recorded. The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your issuing entity’s assets.

          In addition, necessary steps will be taken by FMIC to have the trustee (for an offering of certificates) or the issuer (for an offering of notes) become the registered owner of each mortgage-related asset included in your issuing entity and to provide for all payments on each mortgage-related asset to be made directly to your trustee (including an indenture trustee). With respect to each mortgage-related asset in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such mortgage-related asset, together with bond power or other instruments, certifications or documents required to transfer fully such mortgage-related asset, to the trustee for the benefit of the securityholders. With respect to each mortgage-related asset in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, the depositor and the trustee will cause such mortgage-related asset to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any mortgage-related asset in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

          FMIC will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets. In addition, a seller of a mortgage loan may make certain representations and warranties with respect to the trust assets in the mortgage loan purchase agreement and the transfer and servicing agreement. See “Origination and Sale of Mortgage Loans — Representations and Warranties” in this prospectus.

          Each seller will make representations and warranties regarding the characteristics of the trust assets directly to the issuer. In the event that the representations and warranties of the seller are breached, and the breach or breaches adversely affect your interests in your issuing entity’s assets, the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the trust asset’s rate. Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus any costs or damages incurred by the issuer as provided in the related agreement. In addition, in the event a servicer or subservicer breaches its representations and warranties and this breach adversely affects your interests, the servicer or subservicer, as appropriate, generally will be required to cure this breach, and if such breach cannot be cured the related defaulting party, at the option of the party specified in the pooling and servicing agreement or the transfer and servicing agreement, will assign its rights and obligations under the related agreement to a successor servicer. In any event, the defaulting party shall be obligated to indemnify all other parties to the related agreement for any losses, damages, penalties or fines resulting from such defaulting party’s breach. In addition, the master servicer makes certain representations and warranties regarding its capacity to serve as master servicer with respect to each series and makes certain covenants regarding its obligations to perform servicing functions in respect of the trust assets. To the extent, the master servicer breaches any of its representations, warranties and or agreements, the master servicer is obligated to provide indemnity to other transaction parties for any claims, liabilities, expenses or losses resulting from the master servicer’s breach. Neither FMIC nor any servicer, master servicer or subservicer will be obligated to substitute trust assets or to repurchase trust assets if the defaulting seller defaults upon its obligation to do so, and no assurance can be given that sellers will perform their obligations.

The Trust Assets

          Your prospectus supplement describes the type of trust assets that will be transferred to your issuing entity. The trust assets may include the following:

•	mortgage loans, which may include single family residential loans, balloon loans, sub-prime residential mortgage loans and junior lien mortgage loans

•

mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae (referred to respectively as “Ginnie Mae certificates,” “Freddie Mac certificates,” and “Fannie Mae certificates”)

•	direct obligations of the United States, agencies thereof or agencies created thereby

•	mortgage-backed securities of private issuers

•	one or more derivative instruments

•	other assets evidencing interests in loans secured by residential property.

Mortgage Loans

          The mortgage loans included in your issuing entity will be secured by first or junior liens on one-family and two- to four-family residential property sub-prime loans. Regular monthly installments of principal and interest on each mortgage loan paid by the borrower will be collected by the servicer or master servicer and ultimately remitted to the trustee.

          The mortgaged property securing mortgage loans may consist of

•	detached homes

•	units having a common wall

•	units located in condominiums

•	other types of homes or units set forth in the related prospectus supplement.

          Each detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least one year greater than the term of the applicable mortgage loan. Attached homes may consist of duplexes, triplexes and fourplexes or townhouses. The mortgage loans included in your issuing entity may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.

          The mortgage loans included in your issuing entity may

          •      provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance

          •      provide for the payment of interest and full repayment of principal in non-level monthly payments

          •      provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index

          •      consist of mortgage loans for which funds have been provided to reduce the borrower’s monthly payments during the early period of the mortgage loans

          •      provide for the one-time reduction of the mortgage rate

          •      provide for monthly payments during a specified period after the origination of the mortgage loan the first year that are at least sufficient to pay interest due

          •      provide for an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule

          •      include graduated payment mortgage loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage loans, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years

          •      include mortgage loans on which only interest is payable until maturity, as well as mortgage loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period

          •      include mortgage loans that provide for borrower payments to be made on a bi-weekly basis

          •      include such other types of mortgage loans as are described in the related prospectus supplement.

Agency Securities

          Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of Housing Urban Development (“HUD”). Ginnie Mae’s guaranty obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

          Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties.

          Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formally known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

          Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your issuing entity is guaranteed by Ginnie Mae, Freddie Mac and Fannie Mae, respectively, your securities do not represent an obligation of or an interest in FMIC or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, FMIC or any of their affiliates, or any other person.

Mortgage Pass-Through Certificates and Government Obligations

          Your issuing entity also may include other trust assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the related prospectus supplement.

          Your issuing entity may include direct obligations of the United States, agencies thereof or agencies created thereby such as the following:

•	interest-bearing securities

•	non-interest-bearing securities

•	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed

•	interest-bearing securities from which the right to payment of principal has been removed.

          The prospectus supplement for a series of securities evidencing interests in trust assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the issuing entity

•	the original and remaining terms to stated maturity of such obligations

•	whether such obligations are entitled only to interest payments, only to principal payments or to both

•	the interest rates of such obligations or the formula to determine such interest rates, if any

•	the applicable payment provisions for such obligations

•	to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

Private Mortgage-Backed Securities

          General

          Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement — a “PMBS pooling and servicing agreement.” The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the “PMBS servicer,” of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the “PMBS trustee.” The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub- servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

          Such securities will (a) either (i) have been previously registered under the Securities Act of 1933, as amended, or (ii) will at the time be eligible for sale under Rule 144(k) under such act; and (b) will be acquired in bonafide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PMBS issuer must either (A) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission or (B) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the SEC. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related issuing entity or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related issuing entity or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

          Payments of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

          Underlying Loans

          The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the trust assets.

          Credit Support Relating to Private Mortgage-Backed Securities

          Credit support in the form of subordination of other private mortgage pass-through certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

          Additional Information

          The prospectus supplement for a series for which the issuing entity includes private mortgage-backed securities will specify:

•	the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the issuing entity

•	certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

	•	the payment features of such mortgage loans

	•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity

	•	the servicing fee or range of servicing fees with respect to the mortgage loans

	•	the minimum and maximum stated maturities of the underlying mortgage loans at origination

	•	delinquency status as of the cut-off date with respect to the mortgage loans

•	the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate

•	the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities

•

certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private mortgage-backed securities themselves

•

the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

Mortgage Loan Information in Prospectus Supplements

          Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, which may include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date

•	the type of property securing the mortgage loans

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans

•	the earliest and latest origination date and maturity date of the mortgage loans

•	the range of the loan-to-value ratios at origination of the mortgage loans

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans

•	the state or states in which most of the mortgaged properties are located

•	information with respect to the prepayment provisions, if any, of the mortgage loans

•

with respect to mortgage loans with adjustable mortgage rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable mortgage rates

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

          If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

          The related prospectus supplement may specify whether the mortgage loans include closed-end loans or certain balances thereof.

Substitution of Trust Assets

          FMIC or the seller may, within the time specified in the related prospectus supplement, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your issuing entity. Such right of substitution will be subject to compliance with certain parameters for substitute trust assets, including mortgage rate and maturity ranges, loan types and loan-to-value ratios. In general, unless otherwise specified in the related prospectus supplement, substitute trust assets must, on the date of substitution,

•

have an outstanding principal balance not greater than and not less than 80% of, the outstanding principal balance of the deleted mortgage loan after giving effect to all principal payments due during or prior to the month of the substitution occurs

•	have an applicable mortgage rate not less than the mortgage rate on the deleted mortgage loan

•	have a remaining term to maturity not greater than, and not less than 80% of, that of the replaced trust asset

•	comply with each representation and warranty made by the seller relating to the trust assets and

•	satisfy the additional requirements specified in the related transfer and servicing agreement.

          In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the substituted mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable mortgage rate that is not less than the minimum lifetime applicable mortgage rate on the substituted mortgage loan

•	have a maximum lifetime applicable mortgage rate that is not less than the maximum lifetime applicable mortgage rate on the substituted mortgage loan

•	have a gross margin not less than the gross margin of the deleted mortgage loan,

•	have a periodic rate cap equal to the periodic rate cap on the deleted mortgage loan

•	have a next adjustment date that is the same as the next adjustment date for the deleted mortgage loan.

          In the event that more than one mortgage loan is substituted for a deleted mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.

Pre-Funding Account

          If specified in the related prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional trust assets, at the option of the seller the Pre-Funded Amount may be invested in one or more “Eligible Investments” which generally include the following:

•	obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States

•

securities bearing interest or sold at a discount issued by an corporation incorporated under the laws of the United States or any state thereof, which securities are rated by each rating agency at the time of investment or the contractual commitment providing for such investment in the two highest long-term credit rating categories of each rating agency, provided that any such investment will meet certain concentration limits as provided in the transfer and servicing agreement

•	commercial paper which is then rated by each rating agency in the highest short-term rating category

•

demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by an depository institution or trust company incorporated under the laws of the United States or any stated thereof, provided that either the short-term debt obligations or commercial paper of a depository institution or trust company — or provided that either the short-term debt obligations or commercial paper of the parent company of such depository institution or trust company — are then rated by each rating agency in its highest rating category or one of its two highest long-term rating categories

•

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States or any agency thereof held by a custodian in safekeeping on behalf of the holders of such receipts

•	guaranteed investment contracts issued by any insurance company, corporation or other entity satisfying the requirements specified in the transfer and servicing agreement

•	repurchase agreements relating to United States government securities

•

any other demand, money market, common trust fund, or time deposit, or obligation, or interest-bearing or other security or investment, rated in the highest rating category of each rating agency or that would not adversely affect the then current rating assigned by each rating agency of the securities for the related series.

provided however, that no such instrument will qualify as an eligible investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. Any Eligible Investment must mature no later than two business days prior to the Servicer Remittance Date for the next Payment Date, provided if the eligible investment is the obligation of an eligible institution (other than the servicer) that maintains the custodial account, the eligible investment may mature on the related servicer remittance date.

          During any Pre-Funding Period, FMIC will be obligated, subject only to availability, to transfer to your issuing entity subsequent trust assets from time to time during the Pre-Funding Period. Subsequent trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your issuing entity on the closing date, but exceptions may expressly be stated in the prospectus supplement.

          Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon, among other things, the following:

•	unless otherwise specified in the related prospectus supplement, the Pre-Funding Period will not exceed three months from the closing date

•

the subsequent assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement

•	unless otherwise specified in the related prospectus supplement, the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued

•	the Pre-Funded Amount shall be invested in Eligible Investments.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of subsequent trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

          Information regarding subsequent assets acquired by your issuing entity during the Pre-Funding period comparable to the disclosure regarding the trust assets in the prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Accounts

          For each issuing entity, the trustee, the master servicer or the servicer will maintain the accounts described below. The prospectus supplement may describe additional accounts other than the accounts described in this prospectus.

          Custodial Account

          Each servicer will deposit into a custodial account (the “Custodial Account”) all payments of principal and interest on the mortgage loans for each Due Period and all unscheduled prepayments received during the principal prepayment period. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the servicer and subservicer, as applicable, shall remit to the trust administrator all amounts deposited in the custodial account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Payment Date.

          Escrow Account

          Each servicer will, to the extent permitted by law and required by the related mortgage loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer and or master servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

          Collection Account

          The trust administrator or its designee will maintain a collection account (the “Collection Account”) into which the servicer and the subservicer will generally be required to deposit or cause to be deposited from the Custodial Account all amounts received in respect of the trust assets (including any distributions in respect of the mortgage-related assets). The Collection Account will be an eligible account as required by the rating agencies. On the related Payment Date, the trustee will make payments of amounts in the Collection Account as set forth in the prospectus supplement.

          Mortgage-Related Asset Custodial Account

          Each trustee will deposit all payments received on mortgage-related assets in a mortgage-related asset custodial account. As described in the related prospectus supplement, on each Servicer Remittance Date, the trust administrator shall remit all amounts deposited in the mortgage-related asset custodial account for the related Due Period, along with any interest accrued on such amounts.

Cash Flow Agreements

          If so provided in the related prospectus supplement, the issuing entity may include one or more of the following agreements: interest rate exchange agreements, purchase/sale agreements with respect to the trust assets, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The material terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the borrower under any such cash flow agreement.

           If the provider of the cash flow agreement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114). A copy of the cash flow agreement, relating to a series of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Credit Enhancement

          If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets in the related issuing entity may be provided to one or more classes of securities in the related series. Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds, derivative instruments or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.

          Unless otherwise specified in the related prospectus supplement for a series of securities the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of securities (each, a “covered trust”), holders of securities evidencing interests in any of such covered trusts will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered trusts prior to such covered trust receiving any of its intended share of such coverage.

          The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy, if any, relating to a series of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

          Overcollateralization

          If so specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying trust assets as of the applicable cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each mortgage loan or mortgage-related asset may be applied as an additional payment of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of payment of principal on the class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loan or mortgage-related asset will increase the level of overcollateralization.

          Subordinate Securities

          If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive payments of principal and interest from the Collection Account on any Payment Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

          Cross-Support Provisions

          lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the issuing entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

          Letter of Credit

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity.

          Reserve Fund or Accounts

          FMIC may deposit or cause to be deposited cash, securities of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make payments of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the related prospectus supplement. The reserve funds will be maintained in issuing entity but may or may not constitute trust assets of your issuing entity. FMIC may have certain rights on a Payment Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of FMIC, as specified in the related prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

          Derivative Instruments

          If specified in the related prospectus supplement, the trust assets may include one or more swap arrangements, cap contracts or other derivative instruments that are intended to meet the following goals:

•	to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index

•	to provide payments in the event that any index rises above or falls below specified levels

•	to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

          Financial Guaranty Insurance Policy

          If specified in the related prospectus supplement, your series of securities may have the benefit of one or more financial guaranty insurance policies provided by one or more third-party insurers. Financial guaranty insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. A copy of the financial guaranty insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

          Primary Mortgage Insurance

          Conventional mortgage loans included in your issuing entity may be covered by policies for primary mortgage insurance (“PMI”) or one or more pool insurance policies or any combination (collectively, the “mortgage insurance policies”). In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans. FHA loans and VA loans included in your issuing entity will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.

          Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the related prospectus supplement, be covered by PMI policies. PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon its current fair market value. The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal balance of the mortgage loan outstanding at the origination divided by the fair market value of the mortgaged property. The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination. Some PMI Policies will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.

          Pool Insurance

          Each pool insurance policy generally will cover, subject to certain limitations, losses related to mortgage loan defaults not covered by any related PMI policy. The pool insurance policies, however, are not blanket policies against loss, because claims under pool insurance policies may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent. Unless otherwise specified in the related prospectus supplement, a pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a PMI policy. Further, the mortgage pool insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. Any pool insurance policy also will be subject to a loss limit specified in the related prospectus supplement.

          The mortgage insurance policies will not provide coverage against hazard losses. Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses. Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited. Not all hazard risks will be covered and losses may reduce distributions to you.

          To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.

          Hazard Insurance Policies

               Standard Hazard Insurance Policies

          The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the related prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy — less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer — will be deposited to the custodial account or the Collection Account.

          The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement — including earthquakes, landslides and mudflows — , nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.

          The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage — generally 80% to 90% — of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value — the replacement cost less physical depreciation — of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

          Any losses incurred with respect to mortgage loans due to uninsured risks — including earthquakes, mudflows and floods — or insufficient hazard insurance proceeds may reduce the value of the assets included in your issuing entity to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.

               Special Hazard Insurance Policy

          A special hazard insurance policy may be obtained with respect to the mortgage loans included in your issuing entity. A special hazard insurance policy generally will protect you from

•

loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your issuing entity caused by certain hazards — including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows — not covered by the standard hazard insurance policies

•

loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

          Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the related prospectus supplement.

          The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•

upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement — excluding late charges and penalty interest — , and certain other expenses.

No claim may be validly presented under a special hazard insurance policy unless

•

hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

          If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

          The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims.

          Partially or entirely in lieu of a special hazard insurance policy, FMIC may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by FMIC or one of its affiliates. However, the extension of coverage — and the corresponding assignment of the special hazard insurance policy — to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series. FMIC may also elect to insure against special hazard losses by the delivery of additional assets to your issuing entity rather than through a special hazard insurance policy or special hazard fund.

          Delivery of Additional Assets

          Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, FMIC may assign to your issuing entity non-recourse guaranties of the timely payment of principal and interest on trust assets included in your issuing entity secured by other assets satisfactory to each rating agency rating your series. FMIC may also assign or undertake to deliver such other assets to your issuing entity by other means. Other assets may consist of additional mortgage loans, mortgage-related assets letters of credit or other Eligible Investments.

Fidelity Bonds and Errors and Omissions Insurance

          Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or transfer and servicing agreement will require that each of the master servicer, servicer and subservicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer, servicer, or subservicer, as applicable.

          Investment of Funds

          Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by FMIC, in Eligible Investments.

          Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from Eligible Investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

DESCRIPTION OF THE SPONSOR AND CERTAIN RELATED PARTIES

          The following summary provides a general description of the sponsor and certain of its affiliates involved in the issuance of any series of securities.

The Sponsor and the Seller

          Fieldstone Investment Corporation, a Maryland corporation (“FIC”), is a self-managed, fully-integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC’s goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company (“FMC”). FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

          FIC owns all of the outstanding capital stock of the depositor, Fieldstone Mortgage Investment Corporation (“FMIC”), and is expected to be the sponsor with respect to each series of securities. If so specified in the related prospectus supplement, FIC also is expected to act as a seller with respect to each series. FIC’s principal executive offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

The Depositor

          Fieldstone Mortgage Investment Corporation (“FMIC”) was incorporated in Maryland on May 27, 2005, as a wholly-owned, limited-purpose financing subsidiary of FIC. FMIC organizational documents limit FMIC’s activities to those directly related to the financing and sale of mortgage loans and mortgage-related assets. FMIC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. FMIC’s certificate of incorporation prohibits FMIC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness (i) that may be incurred by FMIC in connection with the issuance of any securities that are collateralized or otherwise secured or backed by interest in mortgage loans or mortgage related assets (“Eligible Securities”), (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than FMIC and provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of FMIC evidenced by Eligible Securities issued by FMIC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the Eligible Securities is indefeasibly paid in full. FMIC’s certificate of incorporation limits FMIC’s business to the foregoing and places certain other restrictions on FMIC’s activities. In particular, FMIC cannot amend the purposes for which FMIC has been formed without the consent of an independent director. FMIC does not have, nor is it expected in the future to have, any significant assets other than those directly related to the financing and sale of mortgage loans and other mortgage-related assets. FIC owns all of the issued and outstanding shares of capital stock of FMIC. FMIC’s principal executive offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone (866) 365-FMIC (3642).

The Servicer

          Fieldstone Servicing Corp., a Maryland corporation (“FSC”), is a wholly-owned subsidiary of Fieldstone Investment Corporation, and if so specified in the related prospectus supplement, is expected to act as a servicer with respect to each series. FSC has limited experience servicing mortgage loans. As a result, FSC is expected to delegate the primarily responsibility for servicing mortgage loans to one or more subservicers, as described in the related prospectus supplement. Notwithstanding any such delegation of servicing duties to a subservicer, the servicer is expected to remain responsible for the acts and omissions of any subservicer engaged to service the mortgage loans. See “Servicing of the Trust Assets” in this prospectus. FSC’s principal executive offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

ORIGINATION AND SALE OF MORTGAGE LOANS

Origination of the Mortgage Loans

          The mortgage loans will be originated by Fieldstone Mortgage Company (“FMC”), a nationwide mortgage banking company and wholly-owned subsidiary of FIC, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by FMC (the “Fieldstone Underwriting Guidelines”) or such other underwriting guidelines approved by FMC, as further described herein and in the related prospectus supplement. FMC originates loans primarily in the wholesale market through mortgage brokers. FMC also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through FMC. If specified in the related prospectus supplement, FIC is expected to act as a seller of mortgage loans originated or purchased by FMC. The principal executive offices of FMC are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and can be reached by telephone at (410) 772-7200.

          If FMC, or any other originator or group of affiliated originators originated 10% or more of the mortgage loans or other assets in an Issuing Entity, the applicable prospectus supplement will disclose the identity of originator, and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans or other assets, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans or other assets of the same type.

Representations and Warranties

          FMIC generally will acquire mortgage loans from FIC or another seller. A seller or an affiliate of the seller may act as a servicer of mortgage loans included in your issuing entity or an unrelated party may act as servicer. The seller will make or will assign its rights in representations and warranties concerning the mortgage loans. Those representations and warranties relate to the following types of matters, among other things:

•	compliance in all material respects with all applicable laws, rules and regulations, including, but not limited to, all applicable anti-predatory lending and anti-abusive lending laws

•

the accuracy of the information set forth for such mortgage loan on the schedule of trust assets appearing as an exhibit to the pooling and servicing agreement or transfer and servicing agreement, as applicable

•	the existence of title insurance insuring the lien priority of the mortgage loan

•	authority of the seller to sell the mortgage loan

•	the payment status of the mortgage loan

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property for the benefit of the security of the mortgage

•	the existence of hazard insurance and other insurance coverage on the mortgaged property.

          With respect to each mortgage loan, the seller is required to submit to the trustee (or the custodian on behalf of the trustee) a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.

          In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the seller to purchase the mortgage loan from your issuing entity upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the asset rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the prospectus supplement. This sum will be net of any unreimbursed advances of principal made by the servicer and any outstanding servicing fees owed to the servicer with respect to this mortgage loan. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See “The Trusts — Substitution of Trust Assets” in this prospectus.

          A seller’s obligation to purchase a mortgage loan will not be guaranteed by the master servicer, the servicer, the subservicer or FMIC. If the seller defaults upon its obligation to purchase a mortgage loan and no one elects to assume this obligation, distributions to you could be reduced. See “The Trusts — Assignment of Trust Assets” in this prospectus.

Underwriting of the Mortgage Loans

          FMC originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. Mortgage loans are underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers.

          FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of a variety of loan programs. The Fieldstone Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines are generally consistent across all programs.

          Each originating lender of a mortgage loan will follow a credit approval process to assess the prospective borrower’s ability and likelihood to repay the mortgage loan and the adequacy of the prospective mortgaged property as collateral. The mortgage credit approval process for non-conforming residential loans generally relies on manual underwriting. FMC’s credit review process includes a review of the prospective borrower’s detailed loan application and verification of certain information.  The review includes an evaluation of the applicant’s income, liabilities, credit history, employment history and personal information.  Verification of income data varies by loan documentation type, though reduced or stated income documentation programs generally require that prospective borrowers have higher credit scores to compensate for risks of reliance on less than full income documentation. Additionally, a credit report is obtained for each prospective borrower, showing credit history with merchants and lenders and any record of bankruptcy filings for a period of years. Program guidelines or automated underwriting decisions determine what documentation must be provided to validate the information disclosed on the loan application.

          Based on the information provided by the loan applicant, certain verifications and an appraisal of the prospective mortgaged property or in lieu of an appraisal, a valuation of the property as determined by an automated valuation model, the originator determines whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (for example, property taxes, hazard insurance and, if applicable, primary mortgage insurance premiums) and other financial obligations and monthly living expenses. Originators typically calculate certain percentages (or “ratios”) of a prospective borrower’s income to debt and monthly payment obligations. Acceptable ratios are determined by the characteristics of the loan and the applicable loan underwriting guidelines. Originators may originate loans that exceed certain ratios if there are compensating factors that may offset a risk that the ratio is intended to identify.

          The mortgage loans owned by your issuing entity will be originated in accordance with the Fieldstone Underwriting Guidelines or other loan underwriting guidelines approved by FMC. The accompanying prospectus supplement may provide a more detailed description of the underwriting guidelines used to originate the mortgage loans included in your issuing entity particularly to the extent that such underwriting guidelines differ from the Fieldstone Underwriting Guidelines.

Fieldstone Underwriting Guidelines

          All of FMC’s non-conforming loans are underwritten by FMC’s on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC applies the Fieldstone Underwriting Guidelines in the origination of non-conforming mortgage loans. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines allow for certain flexibility and exceptions to the underwriting standards are permitted in certain circumstances.

          FMC’s underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower’s income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. The mortgage loan underwriting process relies upon an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower, and the loan amounts relative to the risk. FMC’s policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC’s underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          Borrower Information

          Each prospective borrower generally will have been required to complete an application designed to provide the lender with pertinent credit information concerning the borrower. A prospective borrower generally will provide information with respect to the borrower’s assets, liabilities, income, credit history, employment history and personal information, and will furnish the lender with authorization to obtain a credit report, which summarizes the borrower’s credit history.

          Credit Evaluation

          FMC examines a prospective borrower’s credit report. Generally, each credit report provides multiple credit scores for the borrower. Credit scores generally range from 350 to 900 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines, payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

          Employment, Income and Asset Verification and Source of Funds

          The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan.

          A borrower’s debt-to-income ratio is calculated by dividing the borrower’s total monthly payment obligations, including payments due under the proposed mortgage loan from FMC, but after any debt consolidation from the proceeds of that mortgage loan, by the borrower’s monthly gross income. The calculation of a borrower’s debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. Other than with respect to “stated documentation” mortgage loans, FMC verifies a borrower’s income through various means, including applicant interviews, written verifications from employers, and the review of pay stubs, bank statements, tax returns and W-2 wage and tax statements.

          Under certain circumstances, mortgage loans may have been originated under “limited documentation” underwriting programs in which the prospective borrower may not be required to provide employment verification or may be permitted to provide only limited income information. Participation in a limited documentation program generally is limited to prospective borrowers with high credit scores.

          Mortgage Loan Documentation Programs

          The mortgage loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation – income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements – allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements – allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•

Limited Documentation – generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or is self-employed, respectively

•

Stated Documentation – this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

          Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

          Loan-to-Value Ratios

          The “loan-to-value ratio” or “LTV” of a mortgage loan helps FMC to evaluate whether the property is likely to constitute sufficient security for repayment of the proposed mortgage loan. FMC calculates the “loan-to-value” ratio by dividing the principal balance of the proposed mortgage loan by the lesser of (a) the sales price of the mortgaged property or (b) the appraised value of the mortgaged property at origination (or in the case of a refinanced or modified loan, the appraised value at the time of refinancing or modification). For mortgaged properties subject to first and second lien mortgage loans, FMC calculates a “combined loan-to-value ratio” or “CLTV” which takes into account the combined principal balances of both the proposed first and second lien mortgage loans secured by the same mortgaged property.

          Appraisals

          FMC has established appraisal procedure guidelines, and all appraisers are typically licensed independent appraisers selected in accordance with those guidelines. The appraisal procedure guidelines generally require the appraiser, or an agent on its behalf, to inspect the property personally and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraisal also considers a market data analysis of recent sales of comparable properties and when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

          An appraisal generally will be required to be made on each residence to be financed. This appraisal generally will be made by an appraiser who at the time of the appraisal met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans. The appraisal generally will be based on the appraiser’s judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. In lieu of an appraisal, the valuation of a residence may be determined by an automated valuation model.

          FMC generally requires a full appraisal of each proposed mortgaged property. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include an inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes cost analyses (when appropriate) based upon both the current cost of constructing a similar home and a market value analysis based upon recent sales of comparable homes in the area. FMC’s appraisal review process requires that each appraisal be validated, except in limited circumstances under which an FMC underwriter is permitted to certify the value of the property without review. Appraisals are validated by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate the appraisals. FMC generally requires that an appraisal be not more than 180 days old on the day the loan is funded.

          Additional Collateral Mortgage Loans

          If specified in the related prospectus supplement, certain mortgage loans with loan-to-value ratios in excess of 80% may be secured by a security interest in additional collateral (typically securities). Such loans are referred to as “Additional Collateral Mortgage Loans.” The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral.

STATIC POOL INFORMATION

          Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, may be available online at an internet website address specified in the applicable prospectus supplement.  Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of mortgage loans or other assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool data related to an issuing entity (the “Issuing Entity”) will include information, to the extent material, presented in periodic increments, relating to:

•	payment delinquencies of the mortgage loans or other assets;

•	cumulative losses with respect to the mortgage loans or other assets; and

•	prepayments of the mortgage loans or other assets.

          In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans or other assets, as applicable, may be provided in the prospectus supplement, to the extent material.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or other assets or originated or purchased mortgage loans or other assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the mortgage loans or other assets.

          Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans or other assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans or other assets in any issuing entity established on or after January 1, 2006, information regarding those mortgage loans or other assets for periods before January 1, 2006.

          Static pool information made available via an internet website in connection with an offering of Securities of any series will remain available on that website for at least five years following commencement of the offering.

          In the event that static pool information cannot be acquired by the Sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.

SERVICING OF THE TRUST ASSETS

General

          If the issuing entity for your series includes mortgage loans, one or more servicers will provide customary servicing functions pursuant to the pooling and servicing agreement, the transfer and servicing agreement or other separate servicing agreements. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the mortgage loans or other assets and (iv) any other material Servicer that is responsible for performing an aspect of the servicing on which the performance of the related mortgage loans, other assets or Securities are materially dependent.

          For certain series, a master servicer may oversee the performance of the servicers. Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted servicer. Certain servicing functions may be performed by one or more subservicers as described in the prospectus supplement. For purposes of the following discussion, unless specifically stated otherwise, each of the servicer and the subservicer is deemed to be a servicer. Each of the servicer and any subservicer may be entitled to withhold its servicing fee and other fees and charges from remittances of payments received on the mortgage loans they service.

          Each servicer must be approved by the master servicer, if any. In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Generally, the master servicer will be responsible for appointing servicers and successor servicers from time to time. Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

          The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage loans. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the master servicer or trustee, some servicing obligations of a servicer may be delegated to another person approved by the master servicer or trustee.

          In some cases, a servicer or subservicer may pledge and assign its right to reimbursement for outstanding advances and other rights under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement to one or more lenders in order to obtain financing. To the extent provided under any such financing arrangement, upon default by any servicer or subservicer, as applicable, the lender may appoint a successor servicer or subservicer, as applicable, meeting the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement.

          The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the mortgage loans included in your issuing entity to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

          If the mortgage loans are covered by a pool insurance policy and a terminated servicer has failed to comply with its obligation to purchase a mortgage loan where mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, the master servicer may be obligated to purchase the mortgage loan, subject to limitations, if any, as described in the related prospectus supplement. If required by the rating agencies, the master servicer may secure its performance of this obligation through cash, a letter of credit or another instrument acceptable to the rating agencies. Alternatively, a pool insurer may agree to waive its right to deny a claim under its pool insurance policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the mortgage loan, subject to the limitations applicable to the master servicer’s obligation to purchase the mortgage loan. To the extent there are limitations on the master servicer’s obligation to purchase mortgage loans included in your issuing entity upon which mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to you could be affected if a servicer and the master servicer fail to honor their obligations.

Fieldstone Servicing Corp.

          Fieldstone Servicing Corp., a Maryland corporation (“FSC”), is a wholly-owned subsidiary of Fieldstone Investment Corporation, and if so specified in the prospectus supplement, is expected to act as a servicer with respect to each series. FSC’s principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200. It is expected that FSC will delegate to one or more subservicers, to the extent described in the related prospectus supplement, all or substantially all of the primary servicing responsibilities with respect to the trust assets, including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the trust assets and the mortgaged properties in accordance with the provisions of the agreement. Notwithstanding any such delegation, FSC, in its capacity as servicer will remain responsible for the acts or omissions of any subservicer engaged by FSC in respect of its obligations to service the trust assets.

Payments on Mortgage Loans

          Each servicer and subservicer, as applicable, will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer and subservicer, as applicable, will deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by it. See “The Trusts—Accounts—Custodial Account” in this prospectus. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer and subservicer, as applicable, and proceeds of any mortgage loans withdrawn from your issuing entity for defects in documentation, breach of representations or warranties or otherwise.

          To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer and subservicer, as applicable, will be required within one business day to withdraw such excess funds from this account and remit these amounts to another custodial account or to the trust administrator for deposit in the Collection Account for your series. The amount on deposit in any custodial account or Collection Account will be invested in Eligible Investments.

          On each Servicer Remittance Date, which will be identified in the related prospectus supplement, each servicer and subservicer, as applicable, will be required to remit to the Collection Account amounts representing scheduled installments of principal and interest on the mortgage loans received or advanced by the servicer and subservicer, as applicable, that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, including funds paid by the servicer and subservicer, as applicable, for any mortgage loans withdrawn from your issuing entity received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer or subservicer, as applicable. To the extent that a borrower prepays a mortgage loan in full or a mortgage loan is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer, the servicer or the subservicer, as applicable, may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer or the subservicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Payment Date, the trust administrator will withdraw from the Collection Account those amounts allocable to the payment of the securityholders for such Payment Date. In addition, there will be deposited in the Collection Account for your series advances of principal and interest made by the master servicer, servicer or subservicer, as applicable, and any insurance, guarantee or liquidation proceeds — including amounts paid in connection with the withdrawal of defective mortgage loans from your issuing entity — to the extent these amounts were not deposited in the custodial account or remitted to the Collection Account as required by the pooling and servicing agreement or transfer and servicing agreement.

Advances

          If so specified in the related prospectus supplement, each servicer (or any subservicer acting on behalf of the servicer) or the master servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan the following:

•	delinquent payments of principal and interest on the mortgage loans

•	delinquent payments of taxes, insurance premiums, and other escrowed items

•	foreclosure costs, including reasonable attorneys’ fees.

          The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required distributions on your securities, provided that the advancing party deems the amounts to be recoverable.

          The advance obligation of the master servicer, servicer, subservicer or trustee may be further limited to an amount specified by the rating agencies rating your securities. Any advances by any of the servicer, subservicer, master servicer, the trustee or the pool insurer, as the case may be, must be deposited into the servicer custodial account or into the Collection Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced by the servicer, subservicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds, and liquidation proceeds of the mortgage loans for which these amounts were advanced. If an advance made by a servicer, subservicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the pooling and servicing agreement, a servicer, subservicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Collection Account or Custodial Account, as applicable, (including collections in respect of other mortgage loans) prior to the distribution of payments to you.

          Any advances made by a servicer, subservicer, the master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled payments of principal and interest on your securities. However, neither the master servicer, the trustee, any servicer nor subservicer will insure or guarantee your securities or the mortgage loans included in your issuing entity.

Withdrawals from Collection Account

          A trustee may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make certain withdrawals from the Collection Account for each issuing entity for the following purposes:

•	to make payments or other distributions to the securityholders on each Payment Date

•

to reimburse the master servicer or the servicer, as applicable, for any previously unreimbursed advances as described under “ Sale and Servicing of the Trust Assets—Advances,” made by any such party, subject to certain limitations

•	to reimburse the master servicer or the servicer following a final liquidation of a mortgage loan for any previously unreimbursed advances made by any such party

•

to reimburse the master servicer or the servicer from liquidation proceeds for liquidation expenses and for amounts expended by it in connection with the restoration of damaged property and, to the extent of certain excess proceeds, to pay to the master servicer or the servicer the amount of any unpaid assumption fees, late payment charges or other borrower charges on the related mortgage loan and to retain any excess remaining thereafter as additional servicing compensation

•	to pay amounts received in respect of mortgage loans or REO Property that have been purchased, including any advances to the extent specified in the related agreement

•	to pay any insurance premiums with respect to a mortgage loan to the extent not paid by the servicer

•	to pay to the master servicer income earned on the investment of funds on deposit in the Collection Account

•

to make payment to the trust administrator, the master servicer, the servicer, the subservicer, the trustee, the custodian, the owner trustee and others pursuant to any provision of the transfer and servicing agreement or pooling and servicing agreement, the trust agreement, the indenture or the custodial agreement

•	to withdraw funds deposited in error in the Collection Account

•	to clear and terminate the Collection Account pursuant to the transfer and servicing agreement or pooling and servicing agreement, as applicable

•	to make any other withdrawals permitted by the related pooling and servicing agreement or transfer and servicing agreement.

          Certain permitted withdrawals shall be prior to the right of securityholders to receive payments or other distributions from the Collection Account. The master servicer’s, servicer’s or other person’s entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by the servicer.

Withdrawals from Custodial Account

          The servicer, directly or through subservicers, if any, may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make certain withdrawals from the Custodial Account for each issuing entity for the following purposes:

•	to make remittances of collections in respect of the mortgage loans and any required advances to the master servicer on the servicer remittance date

•

in the event the servicer has elected not to retain its servicing fee out of any mortgagor payments on account of interest or other recovery of interest with respect to a particular mortgage loan (including late collections of interest on such mortgage loan, or interest portions of insurance proceeds, liquidation proceeds or condemnation proceeds) prior to the deposit of such mortgagor payment or recovery into the Custodial Account, to pay to itself the related servicing fee from all such mortgagor payments on account of interest or other such recovery for interest with respect to that mortgage loan

•

to reimburse itself for unreimbursed advances, servicing advances and nonrecoverable advances as described under “Sale and Servicing of the Trust Assets—Advances,” made by any such party, subject to certain limitations

•	to pay itself investment earnings on funds deposited in the Custodial Account

•	to transfer funds to another Eligible Account in accordance with the transfer and servicing agreement or the pooling and servicing agreement, as applicable

•	to invest funds in certain eligible investments in accordance with the transfer and servicing agreement or the pooling and servicing agreement, as applicable

•	to withdraw funds deposited in the Custodial Account in error

•	to clear and terminate the Custodial Account upon the termination of the transfer and servicing agreement or the pooling and servicing agreement, as applicable

•	to pay itself any prepayment interest excess amount.

          Certain permitted withdrawals shall be prior to the right of securityholders to receive payments or other distributions from the Custodial Account. The servicer’s or other person’s entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by the servicer.

Collection and Other Servicing Procedures

          Each servicer, directly or through subservicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your issuing entity and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise specified in the prospectus supplement, provided such procedures are consistent with the following:

•

the terms of the related transfer and servicing agreement or pooling and servicing agreement, as applicable, and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related issuing entity described herein or under “The Trusts — Credit Enhancement”

•	applicable law

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

          The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability upon the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable mortgage rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

          Each servicer may, directly or through subservicers, establish and maintain a custodial escrow account or accounts to pay taxes, assessments, primary mortgage insurance premiums, standard hazard insurance premiums and other comparable items to the extent permitted by law and required by the related mortgage loan documents. Withdrawals from escrow accounts may be made to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the servicer for maintaining required insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account as required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer, directly or through subservicers, may be responsible for the administration of escrow accounts and may make advances to this account when a deficiency exists.

          The servicer (or subservicer) may be required to maintain certain insurance policies in respect of mortgaged properties securing mortgage loans included in your issuing entity. Those policies may include primary mortgage insurance, special hazard insurance, borrower bankruptcy insurance and pool insurance. In the event that any special hazard insurance policy, borrower bankruptcy insurance or pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may be required to obtain from another insurer a comparable replacement policy.

Subservicers

          A servicer may delegate its servicing obligations in respect of the mortgage loans to one or more subservicers, but such servicer will remain obligated under the related pooling and servicing agreement. Each sub-servicing agreement between a servicer and a subservicer must be consistent with the terms of the related pooling and servicing agreement or transfer and servicing agreement, as applicable, (to the extent that any subservicer is not a party to any such agreement), and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.

          Unless otherwise specified in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “Description of the Agreements —Retained Interest; Servicing Compensation and Payment of Expenses.”

          In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB, the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB. In the event that such appointment occurs after the issuance of the related series of Securities, the Depositor will report such appointment on Form 8-K.

Realization Upon Defaulted Mortgage Loans

          A servicer will (or will cause any subservicer to) foreclose upon mortgaged properties securing trust assets that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable assets serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any mortgaged property unless it determines that (a) the restoration or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (b) its expenses will be recoverable either through liquidation proceeds or insurance proceeds. In the case of an issuing entity for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within 36 months (or a shorter period specified in the related pooling and servicing agreement) after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the issuer will have no ability to do so and neither the master servicer, the servicer, not the depositor will be required to do so.

          The servicer may arrange with the borrower on a defaulted mortgage loan a modification of such mortgage loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicing in servicing receivables for its own account and meet the other conditions in the related agreement.

Evidence as to Compliance

          In accordance with the terms of the transfer and servicing agreement or the pooling and servicing agreement, as applicable, a firm of independent accountants will furnish an annual statement to the master servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans by the servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the related agreement, except for exceptions as the firm believes to be immaterial and any other exceptions set forth in such statement. The master servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Mortgage-Related Assets

          Mortgage-related assets included in your issuing entity will be registered in the name of the trustee. All distributions on financial assets will be made directly to the trustee, who will deposit these distributions as they are received into a trust account for the benefit of securityholders.

          If the trustee does not receive any required distribution on a financial asset, following a cure period the trustee or trust administrator will request the issuer or guarantor of the financial asset to make the missing payment promptly. If the issuer or guarantor of the financial asset does not comply, the trustee may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being distributed to you. If the result of a legal action of this nature is insufficient to reimburse the trustee or trust administrator for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

DESCRIPTION OF THE AGREEMENTS

The Agreements

          The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of certificates) and the transfer and servicing agreement and indenture (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these discussions. For purposes of this discussion, unless specifically provided otherwise, the “agreement” refers to either the transfer and servicing agreement, the pooling and servicing agreement, or the indenture, as the context requires.

Master Servicer or Trust Administrator

          The pooling and servicing agreement or the transfer and servicing agreement, as applicable, may designate a person to act as master servicer and, if applicable, trust administrator with respect to each series.

          The master servicer is responsible to perform or cause to be performed the servicing obligations of the former servicer until a successor servicer is appointed.

          The master servicer will be required to supervise and administer the performance of one or more servicers. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage loans or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicer will not, however, require the master servicer to purchase mortgage loans from the issuing entity due to a breach by the servicer of a representation or warranty under the related agreement, or advance payments of principal and interest on a delinquent mortgage loan or make servicing advances in respect of the mortgage loans in excess of the master servicer’s independent advance obligation under the pooling and servicing agreement or the transfer and servicing agreement, as applicable.

          The trust administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable.

          The master servicer or trust administrator for a series may resign from its obligations and duties under the pooling and servicing agreement, transfer and servicing agreement, or the indenture with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or trust administrator has assumed the master servicer’s or trust administrator’s obligations and duties. If specified in the prospectus supplement for a series, FMIC may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

          The trustee, master servicer, or its designee will be responsible under the applicable agreement for providing general administrative services to an issuing entity including, among other things:

•	oversight of payment received on mortgage loans

•	monitoring the amounts on deposit in various trust accounts

•	calculation of the amounts payable to securityholders on each payment date

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters

•	preparation of federal and state tax and information returns

•	preparation of reports, if any, required under the Securities Exchange Act.

Retained Interest; Servicing Compensation and Payment of Expenses

          The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust asset, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A “retained interest” in a trust asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

          Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust asset, such amounts will decrease in accordance with the amortization of the trust asset. The prospectus supplement with respect to a series of securities evidencing interests in an issuing entity that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the related agreement.

          The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust asset, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the issuing entity.

          If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related issuing entity during such period prior to their respective due dates therein.

The Trustee

          The trustee under each agreement will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $100,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of FMIC or the owner trustee in the case that the issuer is an owner trust or the servicer, either of these parties may maintain normal banking relations with the trustee if the trustee is a depository institution.

          The trustee may resign at any time by giving written notice to FMIC, the issuer, each securityholder and the related rating agencies for your series of securities within ninety (90) days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the related agreement. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property, or if the trustee fails to satisfy the eligibility criteria to act as trustee then the issuer or depositor, as the case may be, may remove the trustee and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If a successor trustee does not take office within 30 days after its predecessor trustee resigns or is removed, the predecessor trustee, the issuer or the holders of a majority in outstanding balance of the securities may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If the trustee fails to comply with the eligibility criteria to serve as a trustee as described under the agreement, any securityholder may petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

          The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture, pooling and servicing agreement or transfer and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Owner Trustee

          The owner trustee under an owner trust agreement will be named in the related prospectus supplement.

Duties of the Trustee

          The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any assets or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

          The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

Amendment of the Agreements

          Each agreement may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 66 2/3% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment however may

•	reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any securities, or

•	reduce the percentage of securityholders required to authorize an amendment to the agreement unless each holder of a security affected by such amendment consents; provided, however, with respect to any series as to which one or more REMIC elections have been made, no amendment may be made unless the trustee and other parties specified in the pooling and servicing agreement receives an opinion of counsel addressed to such parties that such amendment will not adversely affect any such REMIC or result in the imposition of tax upon any such REMIC status of the related trust at any time that the related certificates are outstanding. The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake

•	correcting any defective provision or supplementing any inconsistent provisions

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to comply with any requirements imposed by the Code, ERISA and their related regulations

•

adding any other provisions with respect to matters or questions arising under the agreements, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

          Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.

Servicer Events of Default and Master Servicer Events of Default

          Servicer Events of Default

          Unless otherwise specified in the related prospectus supplement, events of default on the part of the servicer or the subservicer, as applicable (each referred to as a “servicer event of default”), under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, indenture in respect of a series will include, among other things,

•

any default in the performance or breach of any covenant or warranty of the servicer or subservicer, as applicable, under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the servicer or subservicer, as applicable, by the master servicer or the servicer

•

any failure by the servicer or subservicer to make any payment required to be made under the related agreement (including any advances with respect to delinquent mortgage loans in an issuing entity or servicing advances in respect of any mortgage loan) for a period of two business days after the date upon which written notice of such failure requiring the sale to be remedied

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer or subservicer and certain actions by or on behalf of the servicer or subservicer, as applicable, indicating its insolvency or inability to pay its obligations

•	the servicer or the subservicer ceases to meet the qualifications of Fannie Mae or Freddie Mac lender/servicer

•

the failure by the servicer or the subservicer, as applicable, to maintain required licensures to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located except if such failure to maintain such licensure does not have a material adverse effect on the servicer’s or the subservicer’s ability to service the mortgage loans

•	the servicer or subservicer, as applicable, attempts to assign its servicing or rights to receive servicing compensation under the related agreement in a manner than is not permitted

•	if any of the rating agencies withdraws the rating of the securities under circumstances specified in the related agreement

•	if the net worth of the servicer or the subservicer falls below specified limits.

          Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

          Master Servicer Events of Default

          Unless otherwise specified in the related prospectus supplement, events of default on the part of the master servicer (each referred to as a “master servicer event of default“) under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, in respect of a series will include, among other things,

•

any failure by the master servicer to furnish data to the trust administrator sufficient for the trust administrator to prepare the reports required to be delivered under the related agreement which continues unremedied for a specified period after the giving of written notice by the trustee or the trust administrator or to such master servicer and the trustee by the holders of not less than 25% of the aggregate voting rights with respect to your series

•

any default in the performance or breach of any covenant or warranty of the master servicer under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer by the interest trustee or the trust administrator or to the master servicer and the trustee by the majority securityholders

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations

•

any failure by the master servicer to remit to the trust administrator any advance required to be made to the trust administrator in accordance with the terms of the related agreement, which failure continues unremedied for a specified period

•	any sale or pledge of any of the rights of the master servicer under the related agreement in a manner that is not permitted.

Rights Upon Servicer and Master Servicer Events of Default

          So long as a servicer event of default or a master servicer event of default, with respect to the related agreement, remains unremedied, the master servicer (in the case of a defaulting servicer or subservicer), the servicer (in the case of a defaulting subservicer) and the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination of the subservicer, the servicer will succeed to all the responsibilities, duties and liabilities of the subservicer under the related agreement, provided that the rating agencies have provided written confirmation that any such appointment will not result in a qualification, withdrawal or downgrade of the then-current ratings for the securities of your series. Upon the termination of the servicer, the master servicer will (a) within 90 days of the servicer’s notice of termination succeed and assume all of the servicer’s responsibilities, rights, duties and obligations under the related agreement or (b) appoint a successor that satisfies the eligibility criteria for servicers as provided in the related agreement. Any successor to the servicer will be subject to the approval of the master servicer, the trustee and the trust administrator. Upon termination of the master servicer, the trustee or the trust administrator, as applicable, will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee or the trust administrator, as applicable, is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee or the trust administrator, as applicable, would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series. The trustee or the trust administrator, as applicable, and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.

          Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

Reports to Securityholders

          The trust administrator will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the master servicer or any servicer with respect to compliance with the provisions of any of the agreements, will be furnished to securityholders upon request addressed to FMIC at 11000 Broken Land Parkway, Columbia Maryland 21044 (telephone (866) 365-FMIC (3642)).

Termination

          The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the trust assets and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last trust asset remaining in the issuing entity or the disposition of all mortgaged properties acquired in respect thereof.

          In no event, however, will the issuing entity created by any agreement continue beyond the date specified in the related prospectus supplement. In the case of any series as to which one or more REMIC elections have been made, any termination of the related issuing entity must be carried out in such a manner that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under Section 860F of the Code and the related regulations, and, in some cases as specified in the pooling and servicing agreement, an opinion of counsel must be delivered that any such termination will not adversely affect the REMIC status of any related REMICs or result in the imposition of any tax on such REMIC when any certificates are outstanding. Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

Certain Terms of the Indenture

          With respect to any series of notes, the indenture trustee, issuer and the trust administrator will enter into an indenture governing the right, title and obligations of securityholders and payment priorities with respect to the notes. The following summary supplements the general discussion above regarding certain provisions of the indenture.

          Indenture Defaults. Unless otherwise specified in the related prospectus supplement, events of default under the indenture (each, an “indenture default”) for each series of notes include:

•	a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series

•	a default in the payment of the entire principal amount of any note when the same becomes due and payable under the indenture or on the applicable maturity date

•

failure to perform any other covenant of the issuer in the indenture which continues for a period of thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•

any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity or

•	any other indenture default provided with respect to notes of that series.

          If an indenture default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of specified classes of notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of specified classes of notes of such series.

          If the notes are declared immediately due and payable following an indenture default, the trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the assets of the issuing entity pledged to secure the notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the trustee is prohibited from selling the trust assets following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on specified classes of notes unless (a) the holders of all outstanding notes consent to such sale, (b) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (c) the trustee determines that the proceeds of the issuing entity and the other property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the notes.

          If the collateral securing the notes is sold following an indenture default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

          If an indenture default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

          Except as described above in the case of an indenture default, no securityholder will have the right to institute any proceeding with respect to the Indenture, unless (a) such holder previously has given to the trustee written notice of a continuing indenture default, (b) the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute such proceeding in its own name as the trustee, (c) such holder or holders have offered the trustee reasonable indemnity, (d) the trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

          In addition, the trustee and the holders, by accepting the notes, will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the trustee, the trust administrator nor the owner trustee in their respective individual capacities, nor the holder of the equity interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the Indenture.

Redemption

          On any Payment Date following the month in which the aggregate unpaid principal balance of the trust assets is less than a specified percentage of the original unpaid principal balance of the trust assets, and any amounts on deposit in the pre-funding account, if any, the party specified in the prospectus supplement will have the option to purchase the mortgage loans, the mortgage-related assets, any REO Property and any other property remaining in the issuing entity for a price equal to the purchase price. The master servicer, the servicer and the subservicer will be reimbursed from the purchase price for any outstanding advances, servicing advances and unpaid master servicing fees or servicing fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the trust administrator, the owner trustee and the trustee will be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the related agreements. If such option is exercised, the issuing entity will be terminated resulting in a mandatory redemption of the notes.

Discharge of the Indenture

          The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

          In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

          The following discussion of material legal aspects of mortgage loans is general in nature. Because many legal aspects are governed by state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In particular, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

          Some of the mortgage loans may be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act), and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest In Real Property

          The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the seller will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement, as applicable, with respect to any mortgage loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

          General

          Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

          Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

          If one or more REMIC elections are made with respect to your issuing entity, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The pooling and servicing agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion of counsel to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

          Judicial Foreclosure

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Non-Judicial Foreclosure/Power of Sale

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

          Public Sale

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “The Trusts — Mortgage Insurance on the Mortgage Loans” and “The Trusts — Hazard Insurance Policies” in this prospectus.

          A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Junior Mortgages

          Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of your issuing entity. Your rights as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

          Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends these sums, these sums generally will have priority over all sums due under the junior mortgage.

Rights of Reinstatement and Redemption

          In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Consumer Protection Laws with respect to Mortgage Loans

          Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local enacted predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

          Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

          Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

          Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

          Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

          In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

          In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

          In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

          The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

          Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

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are entitled to have interest rates reduced and capped at 6% per annum on obligations — including mortgage loans — incurred prior to the commencement of military service for the duration of military service

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service

•

may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

          Various states have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in your issuing entity is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on mortgage loans included in your issuing entity resulting from application of the Servicemembers Civil Relief Act and similar state laws generally will be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.

Environmental Considerations

          The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

          The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

          Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

          Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

          Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

          At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. No representations or warranties are made by the seller or FMIC as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property. Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.

          Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee. The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

          The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

          By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including the following:

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase

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a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property

•

a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property

•

the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety

•	other transfers set forth in the Act and its regulations.

          As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities — Maturity and Prepayment Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

          The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

          Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

          The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

          Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the mortgage loans may preclude secondary financing — by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion — or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

          Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

          Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

          Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

          A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities. However, there is no assurance that such a defense will be successful.

Certain Legal Aspects of the Mortgage-Related Assets

          Mortgage-related assets held by your issuing entity will have legal characteristics different from mortgage loans. Mortgage-related assets will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each mortgage-related asset held by your issuing entity will be registered in the name of your trustee, or your trustee will be the beneficial owner of the mortgage-related asset, if book-entry. Your interests in the underlying mortgage-related assets may only be exercised through your trustee. The particular entitlements represented by the mortgage-related assets in your issuing entity, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

USE OF PROCEEDS

          Substantially all of the net proceeds from the sale of each series of securities will be applied by FMIC to the purchase price of the trust assets and to fund the re-payment of the related financing.

FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Considerations,” if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

          This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets — generally, property held for investment — within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular certificates and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly holders of Residual Certificates. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local, foreign or any other income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, local, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

          Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your issuing entity, or one or more segregated pools of assets of such issuing entity, as one or more REMICs. The related prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your issuing entity. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to FMIC, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the pooling and servicing agreement and certain other documents specified in the opinion, the trust — or one or more segregated pools of assets of such issuing entity — will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust will be treated as (a) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (b) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (c) a trust treated either as a partnership, a disregarded entity or a qualified REIT subsidiary for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

          Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The related prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets“ within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buydown Loans, it is possible that the percentage of such assets constituting “loans…secured by an interest in real property which is …residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages“ within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

          Tax Treatment of REMIC Regular Certificates

          Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

          Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (a) would be classified as an investment trust in the absence of a REMIC election or (b) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (a) a share of the REMIC’s “allocable investment expenses” — i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums — and (b) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses — including Section 212 expenses — only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC — either directly or through a pass-through entity — will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over such Applicable Amount, and (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year these limitations will be phased out and eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

          Original Issue Discount

          Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate — generally, its principal amount — over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

          The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (a) a single constant yield to maturity and (b) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues final guidance to the contrary, the Tax

Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither FMIC, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

          The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest“ (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property — other than debt instruments of the issuer — at least annually at (a) a single fixed rate or (b) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Considerations — REMIC Certificates — Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

          Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

          The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions — determined based on all the facts and circumstances — generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (a) a substantial portion of which is traded on an established market or (b) a substantial portion of which is issued for cash — or property traded on an established market — to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

          Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

          REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (a) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (b) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

          The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions“ of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (a) the sum of (i) the present value of all payments under the certificate yet to be received as of the close of such period plus (ii) the amount of any Deemed Principal Payments received on the certificate during such period over (b) the certificate’s “adjusted issue price“ at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity — adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

          The yield to maturity of a REMIC regular certificate is calculated based on (a) the Pricing Prepayment Assumptions and (b) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

          In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, FMIC will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If FMIC is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, FMIC will not be presumed to exercise its option to redeem the certificates because a redemption by FMIC would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, FMIC may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether FMIC will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that FMIC will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

          A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Considerations — REMIC Certificates — Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

          The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Considerations — REMIC Certificates — Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Federal Income Tax Considerations — REMIC Certificates — Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

          If the interval between the issue date of a current interest certificate and the first Payment Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

          Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule,” if, (a) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (b) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

          It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

          In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

          Variable Rate Certificates

          A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (a) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (i) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (ii) 15% of such noncontingent principal amount (an “Excess Premium”); (b) stated interest on the certificate compounds or is payable unconditionally at least annually at (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate“; (c) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate — i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (d) the certificate does not provide for contingent principal payments.

          Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

          A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

          An objective rate is a rate — other than a qualified floating rate — that (a) is determined using a single fixed formula, (b) is based on objective financial or economic information, and (c) is not based on information that either is within the control of the issuer — or a related party — or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

          If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

          All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

          Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

          The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate — other than an initial fixed rate that is intended to approximate the subsequent variable rate — is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate — or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

          REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related pooling and servicing agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

          REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans — or other interest bearing assets — held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

          Interest Weighted Certificates and Non-VRDI Certificates

          The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

          The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

          Anti-Abuse Rule

          Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

          Market Discount

          A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount — or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price — will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount — in addition to any original issue discount remaining with respect to the certificate — as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (a) 0.25% of the remaining principal amount of the certificate — or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate — multiplied by (b) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (a) the amount of the principal payment received or (b) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount” in this prospectus.

          Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (a) on the basis of a constant interest rate; (b) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (c) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

          A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable — e.g., based on a constant yield to maturity.

          Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by FMIC that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

          Amortizable Premium

          A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

          Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (a) the original principal amount and maturity date or (b) the price and date of any succeeding optional redemption, under the principles described above.

          Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable — e.g., based on a constant yield to maturity.

          Consequences of Realized Losses

          Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless — i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

          Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

          The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

          Gain or Loss on Disposition

          If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

          If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

          A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

          Holders of REMIC regular certificates that recognize a loss on a sale or exchange of a regular security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

          Tax Treatment of Residual Certificates

          Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Considerations — REMIC Certificates REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes — i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests — i.e., REMIC regular certificates. As described in “Federal Income Tax Considerations — REMIC Certificates — Tax Treatment of REMIC Regular Certificates,”a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (a) stated principal and interest on such certificate, if any, and (b) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income — i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles — which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

          A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (a) it may not be offset by current or net operating loss deductions; (b) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (c) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

          Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

          A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Considerations — REMIC Certificates — REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Considerations — REMIC Certificates — Special Considerations for Certain Types of Investors — Individuals and Pass-Through Entities” in this prospectus.

          The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter — or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

          Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

          The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Considerations— REMIC Certificates — Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (a) the structure of the particular Series REMIC and (b) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

          The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

          A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC basis in its assets. Treasury regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income: (a) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

          A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Considerations — REMIC Certificates — Taxation of Residual Certificateholders — Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Considerations — REMIC Certificates — Special Considerations for Certain Types of Investors” in this prospectus.

          Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (a) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (b) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a “real estate investment trust” (a “REIT”), the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Considerations — REMIC Certificates — Taxation of Certain Foreign Holders of REMIC Certificates — Residual Certificates” in this prospectus.

          Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (a) the present value of the expected future distributions (determined using the “applicable federal rate” as of the date of transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue) with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (b) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, — i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (a) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (b) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

          Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (a) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (b) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (c) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (d) the transferee satisfies either the formula test or the asset test described below.

          Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (a), (b) and (c) as stated in the preceding paragraph, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (a) any consideration given to the transferee to acquire the interest, (b) the expected future payments of interest, and (c) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferer is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.

          Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (a), (b) and (c) above, (i) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (ii) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (iii) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (iv) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (v) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

          A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Considerations— REMIC Certificates — Taxation of Certain Foreign Holders of REMIC Certificates — Residual Certificates” in this prospectus.

          Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization — other than a farmers’ cooperative described in Section 521 of the Code — that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

          First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (a) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (i) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (ii) through a book entry system maintained by the trustee, (b) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (c) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

          Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (a) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (b) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (a) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (b) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

          Third, the Code imposes an annual tax on any pass-through entity — i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 — that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

          If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

          The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (a) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (b) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

          Special Considerations for Certain Types of Investors

          Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

          Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Considerations — REMIC Certificates — Taxation of Residual Certificateholders” in this prospectus.

          Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (a) continuously offered pursuant to a public offering, (b) regularly traded on an established securities market, or (c) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (a) that is not generally subject to federal income tax and (b) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over the Applicable Amount, or (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

          Employee Benefit Plans. See “Federal Income Tax Considerations— Residual Certificates — Special Considerations for Certain Types of Investors — Tax-exempt Entities” and “ERISA Considerations” in this prospectus.

          REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (a) using current deductions or net operating loss carryovers or carrybacks, (b) UBTI in the case of tax-exempt shareholders, and (c) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Considerations— Residual Certificates — Special Considerations for Certain Types of Investors — Foreign Residual Certificateholders” and “Federal Income Tax Considerations— REMIC Certificates — Taxation of Residual Certificateholders” in this prospectus.

          A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

          Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

          Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Considerations — REMIC Certificates — Tax Treatment of Residual Certificates — Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

          Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Considerations — REMIC Certificates — Taxation of Certain Foreign Holders of REMIC Certificates — Residual Certificates” in this prospectus.

          Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

          Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Considerations — REMIC Certificates — Disposition of Residual Certificates” in this prospectus.

          Disposition of Residual Certificates

          A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized — or the fair market value of any property — received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Considerations — REMIC Certificates — Special Considerations for Certain Types of Investors” in this prospectus.

          A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

          A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

          Liquidation of the REMIC

          A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered “qualified liquidation” under Section 860F of the Code if the REMIC (a) adopts a plan of complete liquidation, (b) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (c) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

          Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

          Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

          Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (a) on the date they were acquired by the REMIC and (b) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

          Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Considerations — REMIC Certificates–Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

          REMIC-Level Taxes

          Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (a) the disposition of qualified mortgages other than pursuant to (i) the repurchase of a defective mortgage, (ii) the substitution for a defective mortgage within two years of the closing date, (iii) a substitution for any qualified mortgage within three months of the closing date, (iv) the foreclosure, default, or imminent default of a qualified mortgage, (v) the bankruptcy or insolvency of the REMIC, (vi) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (vii) a qualified liquidation of the REMIC; (b) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (c) the receipt of compensation for services by the REMIC; and (d) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (a) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (b) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

          In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (a) takes place within the three-month period beginning on the closing date, (b) is made to facilitate a clean-up call or a qualified liquidation, (c) is a payment in the nature of a guarantee, (d) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (e) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

          To the extent that a REMIC derives certain types of income from foreclosure property — generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

          The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

          REMIC Qualification

          The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (a) the composition of the REMIC’s assets and (b) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

          Asset Composition

          In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that (i) is transferred to the REMIC on the closing date, (ii) purchased by the REMIC pursuant to a fixed price contract within a three-month period or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the closing date of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the closing date. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (a) be used as a single family residence, (b) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (c) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on the closing date. The trust assets of each Series REMIC will be treated as qualified mortgages.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the closing date. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The

Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

          Investors’ Interests

          In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (a) one or more classes of regular interests or (b) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

          If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

          A REMIC interest qualifies as a regular interest if (a) it is issued on the startup day with fixed terms, (b) it is designated as a regular interest, (c) it entitles its holder to a specified principal amount, and (d) if it pays interest, such interest either (i) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (ii) is payable at a fixed rate with respect to the principal amount of the regular interest, or (iii) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (A) a qualified floating rate set at a current value as described in “Federal Income Tax Considerations — REMIC Certificates — Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (B) a rate equal to the highest, lowest, or average of two or more qualified floating rates — e.g.,a rate based on the average cost of funds of one or more financial institutions, or (C) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

          The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Considerations — REMIC Certificates — Taxation of Residual Certificateholders — Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

          Consequences of Disqualification

          If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Considerations — REMIC Certificates — Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC — i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC — would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report related the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

          Taxable Mortgage Pools

          Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (a) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (b) such entity is the borrower under debt obligations with two or more maturities, and (c) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. FMIC generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules unless otherwise disclosed in the related prospectus supplement.

          Taxation of Certain Foreign Holders of REMIC Certificates

          REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest.” and, therefore, will not be subject to any United States withholding tax, provided that (a) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (b) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”), (c) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (d) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holder’s certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Federal Income Tax Considerations — REMIC Certificates — Backup Withholding” in this prospectus.

          Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (a) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (b) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (c) the certificateholder meets the requirements listed under “Federal Income Tax Considerations — REMIC Certificates — Taxation of Certain Foreign Holders of REMIC Certificates — REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax — i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

          Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

          Backup Withholding

          Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (a) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (b) furnishes the trustee an incorrect TIN, (c) fails to report properly interest and dividends, or (d) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

          Reporting and Tax Administration

          REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (a) interest paid or accrued on the certificates, (b) original issue discount, if any, accrued on the certificates, and (c) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

          Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

          Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

          A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. FMIC, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

          Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

          Treatment of the Trust for Federal Income Tax Purposes

          With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

          Tax Treatment of the Grantor Trust Security

          The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”)

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets (“PO Securities”)

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets (“Ratio Securities”)

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets (“Pass-Through Securities”).

          The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the trust assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond“ and “stripped coupon“ rules of the Code, as described below.

          Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

          Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.

          The assets constituting certain Grantor Trusts may include Buydown Loans. The characterization of an investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buydown Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buydown Loans.

          One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA or similar law should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

          Treatment of Pass-Through Securities

          The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

          Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

          The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” “— Variable Rate Certificates,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

          For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

          As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

          It is anticipated that most or all of the trust assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” “— Market Discount”and “— Amortizable Premium” in this prospectus.

          Treatment of Strip Securities

          Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

          Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the trust assets or that represent an ownership interest in the trust assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the trust assets also falls within this category. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

          Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity — or, in the case of a stripped coupon, the amount payable on the due date of such coupon — over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

          In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Federal Income Tax Considerations — Grantor Trusts — Determination of Income With Respect to Strip Securities” in this prospectus.

          The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

•

in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount — i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the trust assets — to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

          In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security’s purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

          Determination of Income with Respect to Strip Securities

          For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” “— Variable Rate Certificates,” “— Interest Weighted Certificates and Non-VRDI Securities,” “— Anti-Abuse Rule,” “— Market Discount” and “— Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Federal Income Tax Considerations — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

          If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (a) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (b) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Considerations — REMIC Certificates — Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Considerations — REMIC Securities — Amortizable Premium” in this prospectus.

          Purchase of Complementary Classes of Strip Securities

          Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

          Possible Alternative Characterizations

          The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (a) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (b) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

          Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, you are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

          Limitations on Deductions With Respect to Strip Securities

          The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Considerations — Grantor Trusts — Treatment of Pass-Through Securities” in this prospectus.

          Sale of a Grantor Trust Security

          A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Federal Income Tax Considerations — REMIC Certificates — Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Considerations — REMIC Certificates — Gain or Loss on Disposition” in this prospectus.

          Taxation of Certain Foreign Holders of Grantor Trust Securities

          Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

          If the foregoing conditions are not met, interest — including original issue discount — paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

          In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate — or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Considerations — Grantor Trusts — Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

          Backup Withholding

          The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Federal Income Tax Considerations — REMIC Certificates — Backup Withholding” in this prospectus.

          Reporting and Tax Administration

          For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Federal Income Tax Considerations — REMIC Certificates — Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

          Classification of Debt Securities and Partnership Trusts

          With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that any Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on various assumptions, as stated in the related prospectus supplement, including that the terms of the related documents will be complied with.

          Characterization of Investments in Partnership Securities and Debt Securities

          For federal income tax purposes, (a) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans...secured by an interest in real property which is...residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (b) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (c) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

          Treatment of the Debt Securities as Indebtedness

          The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

          If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

          Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (a) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (b) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Considerations — REMIC Certificates — Tax Treatment of REMIC Regular Certificates” and “— Gain or Loss on Disposition of Partnership Securities.”

Taxation of Owners of Partnership Securities

          Treatment of the Partnership Trust as a Partnership

          If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

          Partnership Taxation

          As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (a) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (b) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (c) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

          Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

          A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Considerations — REMIC Certificates — Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

          Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

          Discount and Premium

          Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Considerations — REMIC Certificates — Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

          If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

          Section 708 Termination

          Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

          Gain or Loss on Disposition of Partnership Securities

          Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

          Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

          If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

          Allocations Between Transferors and Transferees

          In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

          Section 731 Distributions

          In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

          Section 754 Election

          In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

          Administrative Matters

          The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

          Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of

Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

          The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

          Tax Consequences to Foreign Securityholders

          It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

          To the extent specified in the applicable prospectus supplement, (a) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (b) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (c) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

          Backup Withholding

          Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE AND OTHER TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in “Federal Income Tax Considerations,” you should consider the state and other income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax laws, for example, may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

          ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.

          Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

          ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

          These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

          A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors “ (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined below. This treatment could cause certain transactions concerning the trust assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

          Under the Plan Asset Regulations, a trust’s assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the Plan Asset Regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulations will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”). If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we either of the following exceptions to the Plan Assets Regulations will apply.

          However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.

          Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

          The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.

Underwriters’ Exemption

          The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities are underwritten by an “underwriter”) and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. This is called the Exemption. Amendments to the Underwriters’ Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

          For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

          The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

•

The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•

If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•

The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•

One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•	For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

          In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

          Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (b) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition and (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (d) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

          A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

          The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

          If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

          The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

          The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•

The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 25%;

•

All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency;

•

The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

•

The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

•

In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (a) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

•

The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

•	Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•

The prospectus or prospectus supplement must describe: (a) the pre-funding account and/or capitalized interest account used in connection with the prefunding account; (b) the duration of the pre-funding period; (c) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

•

The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

          The Exemption permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	The Cap Agreement is denominated in U.S. dollars.

•

The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (“COFI”)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•

Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•

The Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•

The notional amount that does not exceed either: (a) the principal balance of the class of certificates to which the Cap Agreement relates, or (b) the portion of the principal balance of such class represented by obligations.

          The Exemption may cover Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein.

          In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23.  However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

          Consultation with Counsel

          Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulations, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

          The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

          A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

          Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

          Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

          Certain Required Representations

          Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the Trustee with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee (and upon which FMIC and the trustee and their respective counsel are authorized to rely) that the ownership of a security of such class:

•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code; and

•	either

	•	will not cause any of the assets in the trust— or in the case of a REMIC, the REMIC’s assets— to be regarded as plan assets for purposes of the Plan Asset Regulation; or

	•	will not give rise to any fiduciary duty under ERISA on the part of FMIC, the trustee or the servicer in addition to any obligation undertaken in the agreement.

          A Benefit Plan Opinion will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

          This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS

          The related prospectus supplement describes whether the securities will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage-related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage-related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

          Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

          Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

          The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

          In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

          If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage-related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

          The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

REPORTS TO SECURITYHOLDERS

          The Trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the Issuing Entity. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer with respect to compliance with the provisions of an Agreement, as applicable, will be furnished to securityholders upon written request addressed to [____________________________________________].

          The monthly statement generally will set forth, among other things, the following information, if applicable:

•

the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the Servicer or the Master Servicer;

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the Servicer or the Master Servicer;

•	in the case of a series of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

•

the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that payment date;

•

the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the payment date after giving effect to payments of principal distributed to securityholders on the payment date;

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;

•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and

•	the remaining balance, if any, in the Pre-Funding Account.

LEGAL MATTERS

          Legal matters relating to the securities and material federal income tax consequences concerning the securities will be passed upon for the sponsor and the depositor by Hunton & Williams LLP.

PLAN OF DISTRIBUTION

          FMIC may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The related prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by FMIC, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

          Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the related prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between FMIC and purchasers of these securities.

          This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.

          The place and time of delivery for your securities is set forth in the related prospectus supplement.

          FMIC or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

          Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by FMIC and deposited by FMIC to be part of the estate of a new trust. In addition, other securities issued by affiliates of FMIC or persons unaffiliated with FMIC may be acquired by FMIC and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

          It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

          Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

          FMIC is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC. Reports and other information filed by FMIC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding FMIC may be viewed. The internet address of the SEC’s site is http://www.sec.gov.

          This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits FMIC has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to Fieldstone Mortgage Investment Corporation c/o General Counsel, 11000 Broken Land Parkway, Columbia, Maryland 21044 (telephone (866) 365-FMIC (3642)).

Financial Information

          A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

          All documents filed by us with respect to a trust referred to in the related prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the related prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

          We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein. You may request a copy by writing or telephoning us at our principal executive offices at the following address:

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway
Columbia, Maryland 21044
Attention: General Counsel
Telephone: (866) 365-FMIC (3642)

          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

Index of Significant Terms

1996 Lender Liability Act	70
30% Test	100
Accretion Class	20
Act	72
Additional Collateral Mortgage Loans	50
adjusted issue price	78
Advances	4
agent	91
Aggregation Rule	77
agreement	1
agreements	1
All OID Election	78
AMT	77
Applicable Amount	76
applicable federal rate	87
Asset Qualification Test	96
backup	112
banking organization	22
Bankruptcy Code	69
benefit plan investors	113
Benefit Plan Opinion	119
Book-Entry Securities	4
Cap	81
Cap Agreement	117
Cede	21
CERCLA	70
certificates	1
clearing agency	22
clearing corporation	22
CLTV	49
Code	20, 75
COFI	117
Collection Account	38
combined loan-to-value ratio	49
compensating interest payment	52
Complementary Securities	105
Contingent Payment Obligations	83
Contingent Payment Regulations	83
conversion transaction	87
covered trust	39
CPR	27
Credit Enhancement	2
Crime Control Act	74
Current Recognition Election	84
Custodial Account	38
daily portions	78
Debt Securities	75
Deemed Principal Payments	77
Depositor	1
Determination Date	3
Disqualified Organization	91
disqualified person	116
distribution date	19
distributions	19
DOL	113
DTC	21
Due Period	3
due-on-sale	71
electing large partnership	92
eligible counterparty	118
eligible investments	36
eligible yield supplement agreements	117
equity interest	113
ERISA	6
Euroclear Operator	22
excess inclusion income	89
Excess Premium	81
Excluded Plan	116
Exemption	114
Fannie Mae Certificates	30
FIC	44
Fieldstone	19
Fieldstone Underwriting Guidelines	45
Financial Asset Custodial Account	39
First Distribution Period	80
Fitch	115
Floor	81
FMC	44
FMIC	1
foreign person	99
foreign person certification	99
Freddie Mac Certificates	30
FSC	45
Ginnie Mae	32
Ginnie Mae Certificates	30
government security	93
Governor	81
Grantor Trust	101
Grantor Trust Securities	75
high-risk mortgage securities	120
HUD	32
improper knowledge	90
indenture default	63
Indenture Trustee	2
inducement fees	89
insignificant participation exception	113
Interest Accrual Period	3
Interest Only Class	20
interest rate	19
Interest Weighted Certificate	80
Inverse Floater Certificates	83
IO Class	20
IO Securities	101
IRS	75
ISDA	117
issue price	77
Issuing Entity	1
L/C Bank	40
loan-to-value ratio	49
LTV	49

1

Index of Significant Terms

mandatory redemptions	79
market discount	84
Mark-to-Market Regulations	92
Master Servicer	1
master servicer event of default	61
MERS	29
MERS System	29
Model Law	120
Moody’s	15
mortgage insurance policies	41
Mortgage-Related Assets	2
mortgage-related securities	7
Multiple Rate VRDI Certificate	82
NCUA	73
Net Series Rate	105
new partnership	110
noneconomic residual interest	90
Non-VRDI Certificate	83
notes	1
objective rate	81
OID Regulations	77
old partnership	110
Ordinary Ratio Security	105
original issue discount	77
OTS	74
owner trust agreement	19
Owner Trustee	2
PAC Classes	20
Parity Price	28
Partnership Securities	75
Partnership Trust	107
party in interest	116
pass-through rate	19
Pass-Through Securities	101
Pass-Through Securityholder	102
payment date	19
Payment Date	2
payments	19
permitted investments	96
Plan Asset Regulations	113
Plans	113
PMBS pooling and servicing agreement	33
PMBS servicer	33
PMBS trustee	33
PMI	41
PO Class	20
PO Securities	101
pooling and servicing agreement	19
portfolio interest	99
Pre-Funded Amount	36
Pre-Funding Account	2
Pre-Funding Limit	116
Pre-Funding Period	36
Pre-Issuance Accrued Interest	80
Pre-Issuance Accrued Interest Rule	80
prepayment	27
Prepayment Interest Shortfall	25
Prepayment Period	3
Pricing Prepayment Assumptions	77
Principal Only Class	20
PTCE	114
publicly offered exception	113
qualified floating rates	81
qualified inverse floating rate	81
qualified liquidation	26
qualified mortgages	76
Qualified Reserve Fund	97
qualified stated interest	77
Qualifying REIT Interest	93
Rate Bubble Certificate	80
Rating Agency	115
Ratio Securities	101
real estate assets	76
Realized Loss	25
Record Date	3
regular interests	20, 96
REIT	89
REITs	75
REMIC	20
REMIC regular certificates	20
REMIC Regulations	75
Residual Certificates	20
residual interests	96
retained interest	58
RICO	74
RICs	76
S&P	115
securities	1
securitization servicing agreement	19
Seller	1
Series REMIC	75
Servicemembers Shortfall	25
Servicer	1
servicer event of default	60
Servicer Remittance Date	2
Single Rate VRDI Certificate	82
single-class REMICs	76
SMMEA	7
SPA	27
Sponsor	1
stated redemption price at maturity	77
Strip Class	20
Strip Securities	101
stripped bond	102
stripped bonds	103
stripped coupon	102
stripped coupons	103
Stripping Regulations	104
Subsequent Assets	116
Subservicer	2
superlien	71
Superpremium Certificates	81

2

Index of Significant Terms

Tax Administrator	76
Taxable Mortgage Pools	99
Teaser Certificates	78
TIN	100
Title VIII	73
TMP	101
Treasury	75
True Discount	78
Trust Administrator	2
trust assets	29
Trustee	2
UBTI	87
underwriter	114
Variable Rate Certificate	81
VRDI	81
WAM	78
Weighted Average Certificates	83

3

FORM OF PROSPECTUS SUPPLEMENT
(MORTGAGE-BACKED NOTES)
Prospectus supplement to prospectus dated [________], 2006

[$______________]
[FIELDSTONE LOGO]

Fieldstone Investment Corporation

Seller and Sponsor

Fieldstone Mortgage Investment Corporation

Depositor

[_______________________]

Master Servicer

Fieldstone Mortgage Investment Trust, Series 200[ ]-[ ]

Issuing Entity

Fieldstone Mortgage Investment Trust Mortgage-Backed Notes, Series 200[ ]-[ ]

The assets of the Issuing Entity will include:

[Two groups of] conventional, fully amortizing, adjustable rate and fixed-rate mortgage loans secured by first and second liens on residential properties that were originated by a subsidiary of Fieldstone Investment Corporation.

The Issuing Entity will issue the following classes of notes pursuant to this prospectus supplement:

•	3 classes of Class A Notes and

•	7 classes of Class M Notes.

The classes of notes are listed and their respective initial note principal amounts, interest rates and repayment characteristics are described in the table entitled “Summary of Terms - The Series 2006-[  ] Notes” beginning on page S-[  ].

Principal and interest on the notes will be payable monthly, commencing on [____________], 2006.

Credit Enhancement

Credit enhancement for the notes will include excess interest, overcollateralization and subordination.

Investment in these notes involve risks. You should consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and page [  ] of the attached prospectus. This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

These notes will be issued by the Issuing Entity, and will be backed only by the assets of the Issuing Entity. Neither these notes nor the assets of the Issuing Entity will be obligations of [the Underwriters], Fieldstone Investment Corporation, Fieldstone Servicing Corp., [the Master Servicer] or [the Subservicer] or any of their affiliates. These notes will not be insured or guaranteed by any governmental agency or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[____] and [____] as underwriters, will each offer the Class A and Class M Notes purchased by it from Fieldstone Mortgage Investment Corporation, as depositor, at a price equal to approximately [ ]% of the aggregate note principal balance of the offered notes plus accrued interest, if applicable, before deducting expenses estimated to be approximately $[ ]. The underwriters will each sell the notes purchases by it from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about [_________], 2006.

[Underwriters]

[____________], 2006

Important Notice about Information in this Prospectus Supplement and the Attached Prospectus

          You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

          Information about the notes is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the notes; and (b) this prospectus supplement, which describes the specific terms of the notes.

          This prospectus supplement and the attached prospectus include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

          In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Fieldstone Mortgage Investment Corporation.

          We have filed preliminary information regarding the issuing entity’s assets and the notes with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared for prospective investors.

To understand the structure of these notes, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.

2

Summary of Terms - The Series 2006-[   ] Notes

	Class 1-A1	Class 1-A2	Class 2-A	Class M1	Class M2	Class M3	Class M4	Class M5	Class M6	Class M7

Initial Note Principal Amount(1):
Interest Rate:	LIBOR plus[ ]% (2)(3)	LIBOR plus[ ]% (2)(3)	LIBOR plus[ ]% (3)(4)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)
[InterestType:]
[Principal Type:]
Minimum Denomination:
Incremental Denomination:
Certificate Form:
ERISA Eligible:
First Principal Payment Date(7):
Weighted Avg. Life At Issuance:
to 20% call (yrs.)(7)(8):
to 10% call (yrs.)(7)(9):
to maturity (yrs.)(7):
Principal Window:
to 20% call (months)(7)(8):
to 10% call (months)(7)(9):
to maturity (months)(7):
Expected Maturity:
to 20% call(7)(8):
to 10% call(7)(9):
to maturity(7):
Maturity Date(10):
Interest Accrual Method(11):
Payment Delay:
Anticipated Ratings ([Moody’s]/[S&P]/[Fitch]):
CUSIP Number:

Other information:

(1)	The initial note principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.

(2)

The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of [  ]%. This interest rate is subject to adjustment and your interest rate may be lower. See “Description of the Notes—Payments—Payments of Interest.”

(3)

If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any payment date is less than or equal to [10]% of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class 1-A1, class 1-A2 and class 2-A notes will increase to 2 times its respective margin shown above.

(4)

The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of [  ]%. This interest rate is subject to adjustment and your interest rate may be lower. See “Description of the Notes—Payments—Payments of Interest.”

(5)

The interest rates for these notes are the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of [  ]%. These interest rates are subject to adjustment and your interest rate may be lower. See “Description of the Notes—Payments—Payments of Interest.”

(6)

If the aggregate unpaid principal of the mortgage loans at the beginning of the due period related to any payment date is less than or equal to [10]% of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will increase to [1.5] times its respective margin shown above.

(7)

The information set forth above regarding first principal payment date, weighted average life at issuance, principal payment window and expected maturity is based on the modeling assumptions defined beginning on page S-[___] and 100% of the prepayment assumption (a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) [to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter].

(8)

Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account is reduced to less than or equal to [20]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Redemption.”

(9)

Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to [10]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Redemption.”

(10)	Latest maturity date for any mortgage loan plus one year.

3

(11)	The interest rate index reset date for the notes is two business days prior to the start of each interest accrual period.

Credit Enhancement:	Excess Interest Overcollateralization Subordination

Overcollateralization Requirements:

Initial Overcollateralization Amount: approximately [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.

Targeted Overcollateralization Amount: [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date

Stepdown Overcollateralization Amount: [ ]% of current principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account on the closing date

Minimum Required Overcollateralization Amount: [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date Earliest Possible Stepdown Date: the payment date in [                ]

4

(i)

Summary Information

          This section briefly summarizes significant characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the notes, you should read both this prospectus supplement and the attached prospectus in their entirety.

Transaction Parties

Seller and Sponsor: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200.

Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation, 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (866) 365-FMIC (3642). See “The Depositor” in the prospectus.

Issuing Entity: Fieldstone Mortgage Investment Trust, Series 2006-[   ], a Delaware statutory trust.

Master Servicer: [               ], a [          ], whose address is [               ] and whose telephone number is [               ]. See “The Master Servicer.”

Servicer: Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See “Parties to the Transaction—The Servicer.”

Subservicer: [               ], a [          ], whose address is [               ], and whose telephone number is [               ],. See “Parties to the Transaction—The Subservicer.”

Indenture Trustee: [               ], a [          ], whose address is [               ], Attention: [               ], and whose telephone number is [               ]. See “Parties to the Transaction—The Indenture Trustee.”

Owner Trustee: [               ], a [          ], whose address is [               ], Attention: [               ]. See “Parties to the Transaction—The Owner Trustee.”

Trust Administrator: [               ], a [          ], whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is [               ], and whose address for all other purposes is [               ], and whose telephone number is [               ]. See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement.”

[Cap Counterparty: [               ], whose address is [               ], and whose telephone number is [               ]. See “Description of the Notes—The Interest Rate Cap Agreements—The Cap Counterparty.”]

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be [          ], 2006, which is also referred to in this prospectus supplement as the initial cut-off date. For any subsequent mortgage loan, the cut-off date will be the date that such mortgage loan is transferred to the trust, which is also referred to in this prospectus supplement as the subsequent cut-off date.

Closing Date

The closing date will be on or about [                    ], 2006.

Payment Date

The 25th day of each month, beginning in [               ], 2006. If the 25th day is not a business day, then the payment date will be the next business day.

Determination Date

The fifteenth day of each month in which a Payment Date occurs (or, if not a Business Day, the immediately preceding Business Day).

Description of the Transaction

On the closing date the seller and the sponsor will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the issuing entity, a Delaware statutory trust. The servicer will service the mortgage loans in accordance with the transfer and servicing agreement and provide the information to the trust administrator necessary for the trust administrator to calculate payment and other information regarding the Notes and ownership certificate.

The transfers of the mortgage loans from the seller and the sponsor to the depositor to the issuing entity in exchange for the Notes is illustrated below.

Seller and Sponsor

Issuing Entity

Underwriters

Investors

Offered

Notes

Net Proceeds of
Offered Notes

Mortgage
Loans

Mortgage Loans

Security Interest in
Mortgage Loans and
other Collateral

Purchase
Price

Offered Notes

Notes

Net Proceeds of
Offered Notes

Notes and Ownership
Certificate

and Retained
Notes

Master Servicer

Servicer

Cap
Counterparty

Subservicer

Depositor

Indenture
Trustee

Ownership

Certificate

Holder

Net
Cap
Payments

Fees

Servicing

Fees

Ownership

Certificate Notes

he Issuing Entity

The name of the Issuing Entity is Fieldstone Mortgage Investment Trust, Series 2006-[   ].

The Mortgage Loans

The notes represent obligations of the Issuing Entity and will be secured by, among other things, (a) collateral consisting on the closing date of a mortgage pool with an aggregate principal balance as of [               ], 2006, of approximately $[               ] referred to in this prospectus supplement as the initial mortgage loans and (b) the aggregate amount of funds on deposit in the pre-funding account. The mortgage loans will consist of two groups designated as group 1 and group 2.

Group 1 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska). Group 2 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group 1.

Pursuant to the transfer and servicing agreement, the seller has made to the trust certain representations and warranties concerning the Mortgage Loans. See “Origination and Sale of Mortgage Loans—Representations and Warranties” in the prospectus. In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the indenture trustee may require the seller to purchase the mortgage loan from the trust upon deposit with the indenture trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the mortgage rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the prospectus supplement net of certain amounts (including servicing fees) that may be reimbursable to any of the servicer, master servicer or subservicer. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the indenture trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” in this prospectus supplement and “The Trusts—Substitution of Trust Assets” in the prospectus.

In addition, on the closing date, the seller will deposit approximately $[   ], which represents approximately [   ]% of the aggregate Class Principal Amount of the Notes and approximately [   ]% of the mortgage pool, into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account. This amount will be allocated between the mortgage groups so that the sum of the amount deposited in the pre-funding account for a group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $ [   ] and $[   ] for group 1 and group 2, respectively. The Issuing Entity will use the amount deposited in the pre-funding account to buy subsequent mortgage loans for each group from the seller after the closing date and prior to [   ], 2006. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the Issuing Entity for group 1 and group 2 is approximately $[   ] and $[   ], respectively. The seller must satisfy certain conditions specified in the transfer and servicing agreement before it can sell subsequent mortgage loans to the Issuing Entity. In addition, the mortgage loans, each of the mortgage groups and the mortgage pool must satisfy the requirements as described under “The Mortgage Pool—Prefunding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement. The obligation of the Issuing Entity to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:

•	such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent cut-off date;
•	such subsequent mortgage loan may not have a final maturity date later than [ ];
•	the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years;
•	such subsequent mortgage loan will have a mortgage rate not less than [ ]% per annum;

•	such subsequent mortgage loan will not have an original loan-to-value ratio or greater than 100%;
•	such subsequent mortgage loan will have a principal balance not greater than $[ ];
•	such subsequent mortgage loan will be secured by a first lien on a mortgaged property;
•	such subsequent mortgage loan will be otherwise acceptable to the rating agencies; and
•	in the case of Group 1, no subsequent mortgage loan may be a second lien mortgage loan.

If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a group on [   ], 2006, the holders of the class A notes related to that group will receive those amounts as a principal payment on the [   ] 2006 payment date.

The statistical mortgage loan information presented in this prospectus supplement contains only the initial mortgage loans. For additional information on the statistical mortgage loans, see “The Statistical Mortgage Loans.” Prior to the issuance of the notes, some of the initial mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any initial mortgage loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the notes. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

The Series 2006-[   ] Notes

The notes will have the original note principal amount, interest rate and other features set forth in the Summary of Terms — The Series 2006-[   ] table on page S-3. The trust will issue the notes under an indenture dated as of [          ] 1, 2006, between the issuer, trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the subservicer, the trust administrator, the indenture trustee and the owner trustee and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under “Description of the Notes—Payments.” Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the subservicer, the trust administrator, the owner trustee and the indenture trustee will be paid to the holder of the ownership certificate, which we are not offering by this prospectus supplement. See “Description of the Notes—Payments.”

Relationship Between Loan Groups and the Notes

The class 1-A1 and class 1-A2 notes generally relate to the mortgage loans in group 1 and the class 2-A notes generally relate to the mortgage loans in group 2. The class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes, also referred to as the subordinate notes, generally relate to the mortgage loans in group 1 and group 2. The notes generally receive payments based on interest, principal and other amounts collected from the mortgage loans in the related group or groups. The class 1-A1, class 1-A2 and class 2-A notes are referred to as the class A notes or the series notes.

Interest Payments

Interest will accrue on each class of notes at the interest rate for that class. Interest will accrue on each class of notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date.

The interest rate on the class 1-A1 and class 1-A2 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of [   ]%.

The interest rate on the class 2-A notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of [   ]%.

The interest rates on the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of [   ]%.

To the extent that interest payable on a note is limited on any payment date by application of the available funds rate, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

Any interest shortfall due to the group 1 fixed rate cap, group 2 fixed rate cap or subordinate fixed rate cap will not be reimbursed.

See “Risk Factors—The interest rate on the notes may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and the treasury mortgage index.”

On each payment date, the trust administrator will make payments from interest funds for each mortgage group after the payment of certain expenses of the trust, in the following order of priority:

•	to the related senior notes, current interest for such payment date;
•	to the senior notes of the unrelated mortgage group, current interest for such payment date (after giving effect to the payment of the interest funds for the unrelated mortgage group);
•	to the subordinate notes, in the order of priority described in this prospectus supplement, current interest for such payment date;
•

to the indenture trustee, the owner trustee, the master servicer, the trust administrator, the servicer and the subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the transfer and servicing agreement; and

•	to be applied as part of excess interest for such payment date [as described below].

For a complete description of the interest payments to the noteholders, see “Description of the Notes—Payments—Payments of Interest.”

Principal Payments

Principal payments on the notes will generally reflect principal collections on the mortgage loans in the trust. Principal payments on the notes will also include a portion of interest collections on the mortgage loans to the extent necessary to restore overcollateralization to the required level, as described below.

On each distribution date, holders of the Notes will receive a payment of principal if there is cash available on such date for the payment of principal. Monthly principal payments will generally include principal payments received on the mortgage loans.

•	to the related senior notes, required principal payments for such payment date;
•	to the senior notes of the unrelated mortgage group, required principal payments for such payment date (after giving effect to the payment of the principal funds for the unrelated mortgage group);
•	to the subordinate notes, in the order of priority described in this prospectus supplement, required principal payments for such payment date; and
•	to be applied as monthly excess cash flow for such payment date.

See “Description of the Notes—Payments—Payments of Principal” for a complete discussion of the allocation and priority of principal payments on the Notes.

On each payment date, the trust administrator will pay principal of the notes as described under “Description of the Notes--Payments--Payments of Principal.”

The allocation and priority of payments will differ depending on whether the payment date is prior to or after the stepdown date or if the payment occurs when a trigger event or a class 1-A2 trigger event is in effect.

The stepdown date means the later to occur of (a) the payment date in [   ] or (b) the first payment date on which the aggregate class principal amount of the class A notes (after giving effect to payments of the principal funds amount for such payment date) is less than or equal to [   ] of the aggregate principal balances of the mortgage loans as of the end of the immediately preceding due period.

A class 1-A2 trigger event describes the situation that exists with respect to any payment date prior to the stepdown date if the quotient (expressed as a percentage) of (a) the aggregate realized losses incurred from the initial cut-off date through the last day of the calendar month preceding such payment date divided by (b) the aggregate collateral balance as of the closing date exceeds [   ]%.

A trigger event exists for any payment date after the stepdown date, in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans 60 or more days delinquent,

measured on a rolling three-month basis (including mortgage loans in foreclosure, REO properties and mortgage loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the aggregate collateral balance as of the preceding servicer remittance date, equals or exceeds the product of (i) [   ]% and (ii) the required percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the cut-off date through the last day of the calendar month preceding such payment date divided by (2) the aggregate principal balance of the aggregate collateral balance as of the closing date exceeds the required loss percentage or (c) a principal deficiency amount exists for such payment date.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, custodial duties and administration of the trust, the master servicer will be entitled to receive on a monthly basis, an amount equal to the product of [   ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period.

The servicer and the subservicer will be paid in the aggregate on a monthly basis, an amount equal to the product of [   ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the Servicing Fee. As additional servicing compensation, the servicer and subservicer are generally entitled to retain (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts (other than prepayment penalties) to the extent collected from the borrower, (ii) any prepayment interest excess and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts. See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

[[If a servicer other than FSC is included, disclose % of mortgage loans serviced by each servicer.]]

The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments in between due dates. When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to noteholders. In order to mitigate the effect of prepayment interest shortfalls, each of the servicer and the subservicer (or the master servicer, to the extent that this servicer or the subservicer fails to do so) will be required to pay compensating interest (but only up to the amount of the servicing fee for the related payment date, in the case of the servicer or the subservicer, or the master servicing fee, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.

Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the mortgage loans prior to the payment of any amounts to the noteholders.

Denominations

The trust will issue the notes in minimum denominations of $[100,000] in original principal amount and integral multiples of $1 in excess of $[100,000].

Book-Entry Registration

The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Luxembourg or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See “Description of the Notes—Book-Entry Notes” in this prospectus supplement and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the notes will consist of excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans and the current amount on deposit in the pre-funding account over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $[               ], or approximately [   ]% of the sum of the aggregate balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. Generally, because more interest is required to be paid by the borrowers than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, again resulting in an acceleration of amortization of the notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. See “Description of the Notes—Credit Enhancement—Overcollateralization.”

Subordination. The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments by way of example, the Class M Notes are subordinated to the Class A Notes in their right to receive payments of principal and interest. Class M Notes with a higher numerical designation are subordinated the Class M Notes with a smaller numerical designation in their right to receive principal and interest. See “Description of the Notes—Payments.”

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes. Credit support primarily consists of overcollateralization and subordination offered to the various classes. The following chart also illustrates generally the distribution priorities and the subordination features applicable to the notes.

Allocation of Losses	Class(es)	Initial Credit Support	Priority of Payment

	1-A1, 1-A2, and 2-A*	[ ]%
	M1	[ ]%
	M2	[ ]%
	M3	[ ]%
	M4	[ ]%
	M5	[ ]%
	M6	[ ]%
	M7	[ ]%

* Principal payments on the Class 1-A1, Class 1-A2 and Class 2-A notes will be paid in accordance with the priority of payments specified under “Description of the Notes—Payments—Payments of Principal.”

Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A notes corresponding to the other group. If the class A notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A notes will be paid to the remaining class A notes of the other group, if any, before being paid to the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes. See “Description of the Notes—Payments.”

Realized Losses

Realized losses on the mortgage loans will have the effect of reducing amounts available to make payments in respect of, first, the ownership certificate (through the application of excess cashflow generated by the mortgage loans to fund such deficiency and through a reduction in the overcollateralization amount for the related payment date); second, the Class M7 Notes; third, the Class M6 Notes; fourth, the Class M5 Notes; fifth, the Class M4 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes and eighth, the Class M1 Notes, before reducing amounts available to make payments in respect of the Class A

Notes. Realized losses will not reduce the outstanding class principal amount of any note, however, under certain loss scenarios, there may not be enough principal and interest from the mortgage loans to pay the notes all principal and interest to which they are entitled.

To the extent that realized losses are incurred, those realized losses will reduce the aggregate principal balances of the mortgage loans, and thus may reduce the overcollateralization amount. As described herein, the overcollateralization amount is increased and maintained by application of excess interest generated by the mortgage loans to make payments of principal on the notes.

Interest Rate Cap Agreements

The trust will enter into three interest rate cap agreements with the cap counterparty. Under the group 1 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 1-A1 and class 1-A2 notes only, commencing in [               ] and ending in [               ]. Any amounts received under the group 1 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the class 1-A1 and class 1-A2 notes. Under the group 2 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 2-A notes only, commencing in [               ] and ending in [               ]. Any amounts received under the group 2 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the class 2-A notes. Under the subordinate interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the subordinate notes only, commencing in [               ] and ending in [               ]. Any amounts received under the subordinate interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the subordinate notes. See “Description of the Notes—Interest Rate Cap Agreements.”

Optional Redemption

Subject to restrictions described in this prospectus supplement, on any payment date after the payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related payment date is reduced to less than or equal to [20]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust. If the servicer has not purchased the mortgage loans after the first payment date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related payment date is reduced to less than or equal to [10]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date, the margins on the notes will be increased as set forth on page S-3 beginning on the next payment date. See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Redemption.”

Legal Investment

At the end of the pre-funding period, the class 1-A1 and class 1-A2, will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class 2-A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these notes. See “Risk Factors—Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell” and “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a “real estate investment trust” or a “qualified REIT subsidiary.” The seller represents that it qualifies as a “real estate investment trust” and that it will own the ownership certificate directly or indirectly through a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a “real estate investment trust” or a “qualified REIT subsidiary.” Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be (i) held by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a “real estate investment trust” or a “qualified REIT subsidiary” or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the trust as secured indebtedness for federal income tax purposes. See “Risk Factors—Trust Could Become a Taxable Entity” and “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of the notes. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings

The notes are required to receive the respective ratings set forth below from [Fitch], [Moody’s], and [S&P]:

Class	[Fitch Rating]	[Moody’s Rating]	[S&P Rating]

1-A1

1-A2

2-A

M1

M2

M3

M4

M5

M6

M7

A note rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any available funds shortfall (as described in this prospectus supplement) will be paid. See “Ratings.”

The Statistical Mortgage Pool
Approximate Statistical Mortgage Loan Characteristics

The following tables summarize approximate characteristics of the pool of statistical mortgage loans. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the statistical mortgage loans in the trust as of [          ] 1, 2006, which we refer to as the statistical cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the statistical mortgage loans, see “The Mortgage Pool-Statistical Mortgage Loans.”

Number of statistical loans	[ ]
Aggregate outstanding principal balance of statistical mortgage loans	$[ ]

	Average or Weighted Average	Range

Outstanding principal balance(1)

Original principal balance(1)

Current mortgage rates(2)

Gross Margin(2)

Maximum mortgage rates(2)

Minimum mortgage rates(2)

Initial Rate Cap(2)

Periodic Rate Cap(2)

Original loan-to-value ratio(2)

Credit Score(2)

Original term to maturity (in months)(2)
Stated remaining term to maturity (in months)(2)

Seasoning (in months)(2)

Months to Roll(2)

Number of statistical mortgage loans with prepayment penalties at origination

Aggregate outstanding principal balance of statistical mortgage loans with prepayment penalties at origination

Percentage of statistical mortgage loans with prepayment penalties at origination		[ ]%

Weighted average prepayment term at origination for statistical loans with prepayment penalties (in months)

First lien mortgage loans

Second lien mortgage loans

(1) Indicates average.

(2) Indicates weighted average.

3/27 LIBOR ARM

2.43%

3/27 LIBOR IO ARM

2.05%

2/28 LIBOR ARM

40.71%

5/25 Treasury IO ARM

0.03%

2/28 LIBOR IO ARM

54.78%

[Note:  The following diagrams are sample illustrations of graphical presentations that will be used to summarize the mortgage loan characteristics.  Please disregard the percentages presented.]

Product Types for the Statistical Mortgage Loans

Mortgage Rates for the Statistical Mortgage Loans

S-11

9.88%

19.25%

29.38%

16.23%

14.39%

6.13%

3.43%

0.89%

0.42%

0.0%

5.0%

10.0%

15.0%

20.0%

25.0%

30.0%

35.0%

6.000% or less

6.001% to 6.500%

6.501% to 7.000%

7.001% to 7.500%

7.501% to 8.000%

8.001% to 8.500%

8.501% to 9.000%

9.001% to 9.500%

9.501% to 10.000%

Original Principal Balances for the Statistical Mortgage Loans

0.66%

7.53%

14.33%

16.11%

15.99%

14.90%

10.53%

9.35%

3.06%

4.86%

2.67%

0.0%

2.0%

4.0%

6.0%

8.0%

10.0%

12.0%

14.0%

16.0%

18.0%

$50,000 or

less

$50,001 to

$100,000

$100,001 to

$150,000

$150,001 to

$200,000

$200,001 to

$250,000

$250,001 to

$300,000

$300,001 to

$350,000

$350,001 to

$400,000

$400,001 to

$450,000

$450,001 to

$500,000

$500,001 or

more

D

0.46%

A

85.04%

B

2.76%

A+

4.14%

C

1.31%

C+

0.04%

B+

2.05%

A-

4.20%

Credit Grade Summary for the Statistical Mortgage Loans

Original Loan-to-Value Ratios for the Statistical Mortgage Loans

0.52%

0.44%

0.49%

1.01%

3.15%

3.29%

49.25%

18.21%

20.99%

2.64%

0.0%

10.0%

20.0%

30.0%

40.0%

50.0%

60.0%

50.00% or

less

50.01% to

55.00%

55.01% to

60.00%

60.01% to

65.00%

65.01% to

70.00%

70.01% to

75.00%

75.01% to

80.00%

80.01% to

85.00%

85.01% to

90.00%

90.01% to

95.00%

Credit Score Summary for the Statistical Mortgage Loans

0.02%

0.07%

7.02%

13.93%

24.41%

33.84%

15.46%

4.84%

0.41%

0.0%

5.0%

10.0%

15.0%

20.0%

25.0%

30.0%

35.0%

40.0%

Not Available

500 to 500

501 to 550

551 to 600

601 to 650

651 to 700

701 to 750

751 to 800

801 to 817

Original Prepayment Penalty Term for the Statistical Mortgage Loans

17.62%

0.90%

1.57%

0.01%

70.42%

5.61%

3.88%

0.0%

10.0%

20.0%

30.0%

40.0%

50.0%

60.0%

70.0%

80.0%

None

6 Months

12 Months

18 Months

24 Months

30 Months

36 Months

Risk Factors

          References herein to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate principal balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the statistical cut-off date, based on the stated principal balances of such mortgage loans as of the statistical cut-off date, after giving effect to scheduled payments due on or prior to the statistical cut-off date, whether or not received.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

          The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer or subservicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer or subservicer, as applicable, permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale’ Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

          The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of the notes

          The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately [     ]% of the statistical mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this prospectus supplement. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

The overcollateralization provisions of the trust will affect the yield to maturity of the notes

          The overcollateralization provisions of the trust will affect the weighted average life of the notes and consequently the yield to maturity of the notes. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

          Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the notes and the trust expenses. Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

          The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

          As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the Trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

          Approximately [     ]% of the statistical mortgage loans in the mortgage pool, and approximately [     ]% and [     ]% of the group 1 and group 2 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

          The majority of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to the effects of adjustable mortgage interest rates, periodic rate caps and a maximum mortgage rates. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates.

As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals

          The interest rates on the notes are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the mortgage loans (six-month LIBOR) in the mortgage pool as described under “The Mortgage Pool—General.” As a result, the interest rates on the notes are subject to the available funds rate and a fixed rate cap.

          The available funds rate limits the interest rate payable on the related notes with respect to a related payment date. Any shortfalls arising from the application of the available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cash flow in a later distribution, and, for certain payment dates described herein, from payments made under the applicable interest rate cap agreement. Various factors may cause the available funds rate described above to limit the interest rate on the related notes. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable. In addition, the interest rates on the notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment. Certain of the mortgage loans are subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds rate described above limiting increases in the interest rates for these notes. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee, the owner trustee fee and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

          The interest rates on the class 1-A1, class 1-A2, class 2-A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes are also subject to a fixed rate cap. Fixed rate caps limit the interest rate on those notes to a maximum interest rate. The class 1-A1 and class 1-A2 notes are subject to the group 1 fixed rate cap, which limits the interest rate on the class 1-A notes to a per annum rate of [     ]%. The class 2-A notes are subject to the group 2 fixed rate cap, which limits the interest rate on such notes to a per annum rate of [     ]%. The class M notes are subject to the subordinate fixed rate cap, which limits the interest rate on the class M notes to a per annum rate of [     ]%. If the interest rate for a class of notes for a payment date is limited to the applicable maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

          If the amount of subsequent mortgage loans purchased for a mortgage group by the trust is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class A notes related to that group will receive a payment of principal of the amount remaining in the pre-funding account allocated to that group on the payment date occurring in [     ] 2006. The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of any subsequent mortgage loans.

Prepayment interest shortfalls may reduce your yield

          When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

          On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in lower available funds rates, which could adversely affect the yield on the related notes.

Recent developments may increase risk of loss on the mortgage loans

          The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the Notes all principal and interest to which they are entitled.

The protection accorded to your notes by subordination is limited

          The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments; and the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority (first to the class M7 notes, second to the class M6 notes, third to the class M5 notes, fourth to the class M4 notes, fifth to the class M3 notes, sixth to the class M2 notes and seventh to the class M1 notes) may never receive that principal and interest. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization and to pay available funds shortfalls to the notes. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

          The notes are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

          The seller has made various representations and warranties related to the mortgage loans sold by it to the trust. Those representations are summarized in “The Mortgage Loan Purchase Agreement and theTransfer and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

          If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

Mortgage loans with interest-only payments

          Approximately [     ]% of all of the statistical mortgage loans and approximately [     ]% and [     ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in group 1 and group 2 will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with balloon payments

          Approximately [     ]% of all of the statistical mortgage loans and approximately [     ]% and [     ]% of the aggregate principal balance of the statistical mortgage loans to be included in group 1 and group 2, respectively, are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Second lien mortgage loans may have a greater risk of default

          Approximately [     ]% of the group 2 statistical mortgage loans based on the aggregate scheduled principal balance as of the statistical cut-off date are secured by second liens on the related mortgage properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the master servicer may not be able to recover the entire outstanding balance of the mortgage loan, and may write off the outstanding balance as bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would deem foreclosure to be uneconomical in the case of such mortgage loans. In addition, the rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Approximately [     ]% of the statistical mortgage loans in the mortgage pool had original loan-to-value ratios (or with respect to the second lien mortgage loans combined loan-to-value ratios) of greater than 80% but less than or equal to 90%, and approximately [     ]% of the statistical mortgage loans had original loan-to-value ratios (or with respect to the second lien mortgage loans combined loan-to-value ratios) of greater than 95%, but less than or equal to 95%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios or combined loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios or combined loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios or combined loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of subordinate classes of notes may suffer losses.

Mortgage loans with simultaneous second liens and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust. Approximately [     ]% of the statistical mortgage loans in the statistical mortgage pool, and approximately [     ]% and [     ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, have combined loan-to-value ratios that exceed 95%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

          As of the statistical cut-off date, approximately [     ]% of the statistical mortgage loans, and approximately [     ]% and [     ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, of the mortgaged properties were located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

          The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any shortfalls will be paid. See “Ratings” in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

          The transfer of the mortgage loans from Fieldstone Investment Corporation to Fieldstone Mortgage Investment Corporation, will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Investment Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Fieldstone Servicing Corp., as servicer, the bankruptcy trustee or receiver may have the power to prevent [          ], as master servicer, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Fieldstone Servicing Corp., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

          The notes will not be issued in physical form. Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note. In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations. Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.

The notes may be inappropriate for individual investors

The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

•	The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans

•

The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments

•

You may not be able to reinvest amounts paid in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes

•

It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, and in the prospectus under the heading “Risk Factors.”

Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

          The underwriters intend to make a secondary market in the notes, but will have no obligation to do so. We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes. The class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these notes, thereby limiting the market for those notes. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as those classes. See “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicers to collect principal or interest on the mortgage loans

•	provide the borrowers with a right to rescind the mortgage loans

•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations

•	result in a litigation proceeding (including class action litigation) being brought against the trust

•	subject the trust to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

          None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. [Approximately [     ]% of the statistical mortgage loans, and approximately [     ]% and [     ]% of the statistical mortgage loans included in group 1 and group 2, respectively, are subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings. Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest. The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest. The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.]

          Any failure to comply with any anti-predatory lending laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a recission of the related mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller has represented to the trust that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws[, including the Massachusetts anti-predatory lending statute]. The Seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law. If, however, the Seller is unable or unwilling to repurchase any such mortgage loan, the trust may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Trust could become a taxable entity, resulting in reduced cash flow available to make payment on your notes

          For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is owned exclusively by an entity that qualifies as a “real estate investment trust” or a “qualified REIT subsidiary” under the rules set out in the Internal Revenue Code of 1986, as amended, or as an entity that is disregarded for federal income purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary, such entity referred to herein as a “qualifying REIT entity,” the taxable mortgage pool will not be subject to federal income tax. The seller will hold through Fieldstone Mortgage Ownership Corp., its direct, wholly-owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate (or any retained notes that are not characterized as indebtedness for federal income tax purposes) only may be (i) transferred to an entity that qualifies as a qualifying REIT entity or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the trust as secured indebtedness for federal income tax purposes. The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate (or any retained notes that were not characterized as indebtedness for federal income tax purposes) to an entity that did not qualify as a qualifying REIT entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a qualifying REIT entity would constitute an event of default under the indenture. See “Federal Income Tax Consequences” and “The Trust Agreement and the Indenture—Certain Matters under the Agreements—Redemption” in this prospectus supplement.

Forward-Looking Statements

          In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.” Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition

•	political, social and economic conditions

•	the law and government regulatory initiatives

•	interest rate fluctuations.

          We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Glossary

          A glossary of defined terms used in this prospectus supplement begins on page S-86.

The Mortgage Pool

General

          The statistical mortgage pool with respect to the notes consisted as of the Statistical Cut-off Date of approximately [     ] conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $[          ]. [The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.] The statistical mortgage pool consists of the Initial Mortgage Loans and certain of the Mortgage Loans that are expected to be included among the Subsequent Mortgage Loans to be delivered by the Seller during the Pre-Funding Period. The statistical mortgage pool will be divided into two groups, referred to as Group 1 and Group 2. Group 1, representing approximately [     ]% of the statistical mortgage pool as of the Statistical Cut-off Date, will consist of first lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,000 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska), with respect to second lien fixed rate mortgage loans, mortgage loans that had a principal balance at origination of no more than $179,825 (or $269,773.50 if the property is located in Hawaii or Alaska). Group 2, representing approximately [     ]% of the statistical mortgage pool as of the Statistical Cut-off Date, will consist of first lien and second lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

          The Class 1-A1 and Class 1-A2 Notes will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans. The Class 2-A Notes will generally be payable out of cash flows attributable to Group 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will generally be payable out of cash flows attributable to the Group 1 and Group 2 Mortgage Loans.

          References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Statistical Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Statistical Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Statistical Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Statistical Cut-off Date. Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Trust. In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other initial Mortgage Loans may be substituted for the removed loans. Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trust during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans and an identified portion of the Subsequent Mortgage Loans at the Closing Date, although some characteristics of these Initial Mortgage Loans on the Closing Date may vary from those represented here and not all of the Statistical Mortgage Loans will be delivered to the Trust on the Closing Date and may not be delivered during the Pre-Funding Period. The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding. Certain characteristics of the Statistical Mortgage Loans are set forth in Annex II to this prospectus supplement.

          The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure;

•	all insurance policies described below, along with the proceeds of those policies;

•	rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

•	the rights of the Trust under the Interest Rate Cap Agreements.

          [[As applicable, insert disclosure of any (i) material direct or contingent claims on pool assets, (ii) cross collateralization or (iii) cross default provisions. § 229.1111(f)]]

          All of the Statistical Mortgage Loans were originated by FIC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under “Underwriting Guidelines.” Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

          All of the Mortgage Loans were originated in [     ]. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

          Approximately [     ]% of the Statistical Mortgage Loans provide for payment by the borrower of a Prepayment Penalty. Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from [     ] months to [     ] years from the date of origination of such Mortgage Loan (with a weighted average at origination of [     ] months for the Statistical Mortgage Loans in the mortgage pool), as described herein. The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. Prepayment Penalties will not be available to make payments to holders of the Notes. The Servicer or the Subservicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or Subservicer or their respective affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer or Subservicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) the collection of a Prepayment Penalty would, in the reasonable judgment of the Servicer or Subservicer, be in violation of law. The Servicer or Subservicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

          Approximately [     ]% of the Group 2 Statistical Mortgage Loans based on aggregate scheduled principal balance as of the Statistical Cut-off Date are secured by second liens.

          Approximately [     ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [     ]% and [     ]% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 95.00%. As of the Statistical Cut-off Date, [     ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%. Approximately [     ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [     ]% and [     ]% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Statistical Cut-off Date, [     ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

          As of the Statistical Cut-off Date, the remaining term to stated maturity of the Statistical Mortgage Loans ranged from [     ] months to [     ] months and the weighted average remaining term to stated maturity of the Statistical Mortgage Loans was approximately [     ] months.

          Each adjustable rate Mortgage Loan will accrue interest at the adjustable rate calculated as specified under the terms of the related mortgage note and each fixed rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage.

          Substantially all of the adjustable rate Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at “—The Indices” below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately [     ]% of the adjustable rate Statistical Mortgage Loans, approximately [two] years following origination, (ii) in the case of approximately [     ]% of the adjustable rate Statistical Mortgage Loans, approximately [three] years following origination, and (iii) in the case of approximately [     ] of the adjustable rate Statistical Mortgage Loans, approximately [five] years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such adjustable rate Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate for the adjustable rate Mortgage Loan generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap; the Initial Rate Caps for the 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately [     ]% of the Statistical Mortgage Loans) are [     ]%, and the Initial Rate Caps for the 5/25 Treasury IO ARM Loans (representing in the aggregate approximately [     ]% of the adjustable rate Statistical Mortgage Loans) are [     ]%. The Minimum Mortgage Rate for each adjustable rate Mortgage Loan is equal to such Mortgage Loan’s initial Mortgage Rate.

          Effective with the first monthly payment due on each adjustable rate Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO ARM Loans, where the first scheduled principal payment will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. The 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately [     ]% of the adjustable rate Statistical Mortgage Loans) are subject to a Periodic Rate Cap of approximately [     ]% with respect to each Adjustment Date after the first Adjustment Date. The 5/25 Treasury IO ARM Loans (representing in the aggregate approximately [     ]% of the adjustable rate Statistical Mortgage Loans) are subject to a Periodic Rate Cap of approximately [     ]% with respect to each Adjustment Date after the first Adjustment Date.

          Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each adjustable rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See “—The Indices” below.

          The adjustable rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

          Each of FIC and FMC utilizes the Office of Thrift Supervision’s convention (the “OTS Convention”) for determining delinquency statistics. The OTS Convention assumes that each month has exactly 30 days, so a borrower who has not paid on the last day of the month is only 29 days late. A Mortgage Loan will only be considered between 30 and 59 days delinquent if a scheduled payment has not been received by the end of the month following the month in which such scheduled payment was to be made. For example, assume a Mortgage Loan has a scheduled payment due on August 1, 2006 and the borrower failed to make such payment. This Mortgage Loan will not be considered 30 to 59 days delinquent until September 30, 2006.

          As of the Cut-off Date, the aggregate original principal balance of the Statistical Mortgage Loans was approximately $[     ]. As of the Statistical Cut-off Date, the aggregate Stated Principal Balance of the Statistical Mortgage Loans was approximately $[     ], the minimum Stated Principal Balance was approximately $[     ], the maximum Stated Principal Balance was approximately $[     ], the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately [     ]% and approximately [     ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum. The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Statistical Cut-off Date was approximately [     ]%, and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Statistical Cut-off Date was approximately [     ]%.

          The weighted average Credit Score of the Statistical Mortgage Loans as of the date of origination of the respective Statistical Mortgage Loan was approximately [     ]. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

          As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

          As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately [     ]% and [     ]% of the adjustable rate Statistical Mortgage Loans will be the Six-Month LIBOR Index and the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

          The Mortgage Loans are expected to have the stated characteristics as of the Statistical Cut-off Date as set forth in Annex II to this prospectus supplement. The sum of the columns in Annex II may not equal the total indicated due to rounding.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

          On the Closing Date, the excess of the sum of the aggregate Class Principal Amount of the Notes and the initial Overcollateralization Amount over the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date, which amount is expected to be approximately $[     ], will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Noteholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes. During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and sell such Subsequent Mortgage Loans to the Trust. The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Trust for Group 1 and Group 2 is approximately $[     ] and $[     ], respectively. The Subsequent Mortgage Loans purchased by the Trust from each such amount will be allocated to the related Mortgage Group. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group. Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Group. The characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans. The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

•	such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

•	such Subsequent Mortgage Loan may not have a final maturity date later than [ ];

•	the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

•	such Subsequent Mortgage Loan will have a Mortgage Rate not less than [ ]% per annum;

•	such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio or Combined Loan-to-Value Ratio greater than 100%;

•	such Subsequent Mortgage Loan will have a principal balance not greater than $[ ];

•	such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property;

•	such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies; and

•	in the case of Group 1 only, no such Subsequent Mortgage Loan may be a second lien mortgage loan.

          Following the purchase of such Subsequent Mortgage Loans by the Trust, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

          Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio or Combined Loan-to-Value Ratio of not more than [ ]%;

•	a weighted average Credit Score of at least [ ]; and

•	no more than [ ]% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

          Group 1

•	a weighted average current Mortgage Rate of at least [ ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%; and

•	no more than [ ]% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

          Group 2

•	a weighted average current Mortgage Rate of at least [ ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio or Combined Loan-to-Value Ratio of not more than [ ]%; and

•	no more than [ ]% of the Group 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Static Pool Information

          Information concerning the Sponsor’s prior residential mortgage loan securitizations involving mortgage loans issued by the Depositor is available on the internet at www.[website address to be inserted]. Those securitizations involve [mortgage loans comparable] to the type of Mortgage Loans contained in the Issuing Entity.

          Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information

•	delinquency, cumulative loss, and prepayment information as of each distribution date for the [three] years preceding the date of first use of this prospectus supplement.

          In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at [__________], Attention: [____________].

          The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the Depositor’s registration statement.

          This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

Underwriting Guidelines

          All of the Mortgage Loans were originated by Fieldstone Mortgage Company (“FMC”), a nationwide mortgage banking company and wholly-owned subsidiary of the Sponsor, Fieldstone Investment Corporation, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by FMC (the “Fieldstone Underwriting Guidelines”). See “Origination and Sale of Mortgage Loans—Fieldstone Underwriting Guidelines” in the prospectus.

General

          FMC originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. FMC originates loans primarily in the wholesale market, through mortgage brokers, but also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. The mortgage loans have been underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers. The following table summarizes certain information regarding FMC’s total loan originations:

	As of [ ] 2005	Year Ended December 31,

		2004	2003	2002	2001

	(in thousands)

Aggregate Loan Originations
Non-Conforming Loans
As a percentage of total originations
Conforming Loans
As a percentage of total originations
Total Originations

          The Mortgage Loans included in the Trust are non-conforming loans. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

The Fieldstone Underwriting Guidelines

          FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of FMC’s loan programs. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines are established and maintained by FMC’s credit committee, which is composed of FMC’s President, Executive Vice President–Secondary, Chief Credit Officer, Chief Financial Officer and Senior Vice President – Investment Portfolio and other appropriate officers. The Fieldstone Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. In addition, the Fieldstone Underwriting Guidelines allow for certain flexibility, and exceptions to the underwriting guidelines are permitted in certain circumstances. Exceptions to the underwriting guidelines must be approved by an employee with the appropriate level of exception signing authority.

          FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines are generally consistent across all programs.

          All of FMC’s non-conforming loans are underwritten by FMC’s on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC’s underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower’s income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. The mortgage loan underwriting process relies upon an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amounts relative to the risk. FMC’s policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC’s underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan. Also, FMC generally classifies its non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk. FMC’s credit grade classification considers several factors, including the applicant’s mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. Certain loan characteristics, including LTV and documentation type, also factor into FMC’s credit grading.

          FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. FMC’s appraisal review process requires that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate appraisals. FMC generally requires that an appraisal be no more than 180 days old on the day the loan is funded.

          The Mortgage Loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation – income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements – allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements – allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•

Limited Documentation – generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

•

Stated Documentation – this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

          Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

          FMC emphasizes quality control prior to origination. FMC’s quality control department also reviews and re-underwrites, on a post-funding basis, approximately 10% of all mortgage loans that FMC originates. FMC generally selects loans for post-funding re-underwriting on a random basis, (though FMC may make select targeted samples of loans from time to time) and reports its findings to management and underwriting department managers on a regular basis. Underwriting changes and corrective actions may be implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

          The Mortgage Loans generally have been originated in accordance with one of the following FMC loan programs, which generally apply the following underwriting criteria:

•	Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans to borrowers with Alt-A credit. This program offers both first and second liens.

•	High Street: The High Street program utilizes both credit score and mortgage history and offers loans to borrowers with subprime credit. This program offers both first and second liens.

•

Main Street: The Main Street program utilizes traditional credit underwriting, rating borrowers’ credit from “A” through “D” and offers loans for borrowers with subprime credit. This program offers first liens only.

•

Key:          BK = bankruptcy; FC = foreclosure; FICO = Fair Isaac & Company; NOD = notice of default; Mortgage History = number of 30-day, 60-day and 90-day delinquencies in last 12 months; Consumer Credit = history of delinquencies on consumer debt

•	Wall Street (First Lien)

						Maximum LTV(%)

				Months Since		Full Doc	Stated	Full Doc Non-	Stated Non-	Maximum
Credit	FICO	Mortgage	Consumer			Owner	Owner	Owner	Owner	Debt
Grade	Score	History	Credit	BK	FC	Occupied	Occupied	Occupied	Occupied	Ratio(%)*

A	620	0x30	Not Considered	24	36	95	90	90	80	50
A	620	1x30	Not Considered	24	36	90	90	80	N/A	50
A-	600 580	0x30	Not Considered Not Considered	24 24	36 36	95 95	90 85	85 80	70 70	50 50
A-	600	1x30	Not Considered	24	36	90	90	N/A	N/A	50
A-	620	2x30	Not Considered	24	36	85	N/A	80	N/A	50
B	540	0x30	Not Considered	24	36	90	60	60	60	50
B	620	0x120	Not Considered	12	24	95	90	90	70	50
B	600	0x120	Not Considered	12	24	95	90	85	70	50
B	580	0x120	Not Considered	12	24	90	85	80	70	50
C	540	0x120	Not Considered	12	24	60	60	60	60	50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full doc and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

Wall Street (Second Lien)

						Maximum CLTV(%)

								Full Doc Non-	Stated Non-
				Months Since		Full Doc	Stated			Maximum
Credit	FICO	Mortgage	Consumer			Owner	Owner	Owner	Owner	Debt
Grade	Score	History	Credit	BK	FC	Occupied	Occupied	Occupied	Occupied	Ratio(%)*

A	660	0x30	Not Considered	24	36	100	100	95	90	50
A	620	0x30	Not Considered	24	36	100	100	90	N/A	50
A	620	1x30	Not Considered	24	36	100	N/A	85	N/A	50
A-	620	2x30	Not Considered	24	36	90	N/A	85	N/A	50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full documentation and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each family member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

High Street (First Lien)

						Maximum LTV(%)

								Full Doc Non-	Stated Non-
				Months Since		Full Doc	Stated			Maximum
Credit	FICO	Mortgage	Consumer			Owner	Owner	Owner	Owner	Debt
Grade	Score	History	Credit	BK	FC	Occupied	Occupied	Occupied	Occupied	Ratio(%)*

A	640 620	0x30	Not Considered Not Considered	24 24	36 36	100 100	100 90	85 85	N/A N/A	50 50
A	660 620	1x30	Not Considered Not Considered	24 24	36 36	100 100	100 90	85 85	N/A N/A	50 50
A-	600 580 540	1x30	Not Considered Not Considered Not Considered	24 24 24	36 36 36	100 95 90	85 85 80	85 85 80	N/A N/A N/A	50 50 50
A-	580 520	2x30	Not Considered Not Considered	24 24	24 24	90 85	85 65	80 75	N/A N/A	50 50
B	600	3x30	Not Considered	24	24	90	85	80	N/A	50
B	580	3x30	Not Considered	24	24	85	70	75	N/A	50
B	540	3x30	Not Considered	24	24	85	65	75	N/A	50
B	520	3x30	Not Considered	24	24	80	60	70	N/A	50
B	640	1x60	Not Considered	18	18	85	75	75	N/A	50
B	600	1x60	Not Considered	18	18	85	70	75	N/A	50
B	520	1x60	Not Considered	18	18	80	60	70	N/A	50
C	640	2x60	Not Considered	12	12	80	65	70	N/A	50
C	520	2x60	Not Considered	12	12	80	60	70	N/A	50

* Debt Ratio allowed up to 55% with gross monthly disposable income of $3,000.

High Street (Second Lien)

Maximum CLTV (%)

				Months Since		Full Doc	Stated	Maximum
Credit	FICO	Mortgage	Consumer			Owner	Owner	Debt
Grade	Score	History	Credit	BK	FC	Occupied	Occupied	Ratio(%)*

A	640 620	0x30 0x30	Not Considered Not Considered	24 24	36 36	100 100	100 N/A	50 50
A	660 620	1x30 1x30	Not Considered Not Considered	24 24	36 36	100 100	100 N/A	50 50
A-	600 580	1x30 1x30	Not Considered Not Considered	24 24	36 36	100 90	N/A N/A	50 50
A-	580	2x30	Not Considered	24	24	90	N/A	50
B	600	3x30	Not Considered	24	24	90	N/A	50

* Debt Ratio allowed up to 55% with gross monthly disposable income of $3,000.

Main Street

					Maximum LTV (%)

			Months Since		Full Doc	Stated	Full Doc Non-	Stated Non-	Maximum
Credit	Mortgage				Owner	Owner	Owner	Owner	Debt
Grade	History	Consumer Credit	BK	FC	Ocacupied	Ocacupied	Ocacupied	Ocacupied	Ratio(%)*

A	1x30	30’s, No 60’s	24	24	90	80	85	**	50
A-	3x30	30’s, Isolated 60’s	24	24	90	80	80	**	50
B	1x60	60’s, Isolated 90’s	18	18	85	75	75	**	50
C	1x90	90’s, Isolated 120’s	12	12	80	70	70	**	50
D	No NOD	500 Score	>12	>12	70	**	**	**	50

*          Debt Ratio exceptions of up to 55% for full documentation loans with CLTVs less than or equal to 85%. Program allows for up to 55% maximum Debt Ratio for full documentation loans with CLTVs greater than 85% but less than or equal to 90% under the following circumstances: owner occupied, full documentation only (bank statements not allowed), minimum 640 score for primary wage earner, no 2-4 unit purchases, bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing, and disposable income must meet the following limits: $600 for first family member and $250 for each family member thereafter.

**	No programs available

Servicing of the Mortgage Loans

General

          Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Subservicer, except as described under “—Servicing Compensation and Payment of Expenses”, “—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans”and “— Advances” below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and Servicing Agreement. See “Description of the Agreements—Servicer Events of Default and Master Servicer Events of Defaults” and “—Rights Upon Servicer and Master Servicer Events of Default” in the prospectus.

          In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the Noteholders, including, without limitation, selling defaulted Mortgage Loans and REO properties. See “Servicing of the Trust Assets—Realization Upon Defaulted Trust Assets.”

          All of the Mortgage Loans will be subserviced by the Subservicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Subservicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

          As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

          The Servicer and the Subservicer will be paid, in the aggregate, the Servicing Fee. If the Servicer or Subservicer is terminated and replaced by a successor servicer or subservicer, as applicable, the aggregate compensation payable to such successor servicer and subservicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Subservicer are entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Penalties) to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

          The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

          The Master Servicer, the Servicer and the Subservicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

          Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Subservicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Subservicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Subservicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

          Subject to the limitations described below, on each Servicer Remittance Date, the Subservicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Subservicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Subservicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. In the event the Subservicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Subservicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Subservicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Subservicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Subservicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Advances” in the prospectus.

Collection of Taxes, Assessments and Similar Items

          The Servicer and the Subservicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

          The Master Servicer, the Servicer and the Subservicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (i) exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Master Servicer Default; Servicer Default; Subservicer Default

          If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

          If the Subservicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Subservicer and either appoint a successor Subservicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Subservicer. If the Servicer succeeds to the responsibilities of the Subservicer, it will be entitled to receive the applicable portion of the Servicing Fee.

          If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Subservicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

          The Transfer and Servicing Agreement permits either the Servicer or the Subservicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Subservicer, the lender may appoint a successor servicer or successor subservicer, as applicable, provided that such successor servicer or successor subservicer, as applicable, meets the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the Transfer and Servicing Agreement. See “—General” above.

Parties to the Transaction

          The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets. A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the mortgage loan purchase agreement, the transfer and servicing agreement, the indenture and the owner trust agreement.

The Seller and Sponsor

          Fieldstone Investment Corporation (“FIC”), a Maryland corporation, is the sole seller of the mortgage loans, acts as the sponsor of the offering of the notes, and is the entity responsible for structuring the securitization transaction described in this prospectus supplement. FIC owns all of the outstanding capital stock of each of the depositor, FMIC and the servicer, Fieldstone Servicing Corp.

          FIC is a self-managed, fully integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC’s goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC retains a significant portion of its non-conforming loans in an investment portfolio, and FIC’s current strategy is to own a portfolio of loans with a principal balance approximately equal to 12 times FIC’s shareholders’ equity. FIC will finance this portfolio with a combination of long-term securitization debt, short-term warehouse debt and its equity. FIC retains the servicing rights with respect to non-conforming loans in its portfolio in order to monitor and improve their performance. FIC continues to sell a portion of the non-conforming loans and all of the conforming loans that it originates on a whole loan, servicing-released basis.

          FIC and its affiliates have been participants in the securitization market since 2003, and FIC has sponsored publicly-offered securitization transactions since October 2003. FIC and its affiliates securitize, sell and service primarily consumer mortgage loans. FIC’s securitization program was initiated by FIC to finance fully amortizing, one- to four-family, residential first lien and second lien mortgage loans that have been originated by Fieldstone Mortgage Company, a wholly-owned subsidiary of FIC. The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

	2003	2004	2005
Number of Securitizations	1	5	3
Number of Mortgage Loans	2,754	22,037	14,577
Aggregate Principal Balance	$500,177,479	$4,339,739,796	$2,881,795,712

          FIC’s material obligations in the transaction are to purchase the Mortgage Loans from Fieldstone Mortgage Company and sell them to the Depositor, and to repurchase defective Mortgage Loans in certain instances, as described in “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Assignment of Mortgage Loans” in this prospectus supplement.

          FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, effective November 12, 2003. FIC intends to distribute to its stockholders all or substantially all of its REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax. FIC intends to retain its net gains on sales of loans to build its capital base. In order to meet some of the requirements to qualify as a REIT, FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company (“FMC”), which FIC has elected to treat as a taxable REIT subsidiary. FIC funds the conforming and non-conforming loans FIC sells.

          FIC’s principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

The Depositor

          Fieldstone Mortgage Investment Corporation (“FMIC”) was incorporated in Maryland on May 27, 2005, as a wholly owned, limited-purpose financing subsidiary of FIC. FMIC’s principal office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone (866) 365-FMIC (3642).

          FMIC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. FMIC’s certificate of incorporation prohibits FMIC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness (i) that may be incurred by FMIC in connection with the issuance of any securities that are collateralized or otherwise secured or backed by interest in mortgage loans or mortgage related assets (“Eligible Securities”), (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than FMIC and provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of FMIC evidenced by Eligible Securities issued by FMIC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the Eligible Securities is indefeasibly paid in full. FMIC’s certificate of incorporation limits FMIC’s business to the foregoing and place certain other restrictions on FMIC’s activities. In particular, FMIC cannot not amend the purposes for which FMIC has been formed without the consent of an independent director.

          FMIC does not have, nor is it expected in the future to have, any significant assets. FMIC will not have any business operations other than securitizing assets and related activities. FMIC will have limited obligations and rights under the Transfer and Servicing Agreement.

The Issuing Entity

          Fieldstone Mortgage Investment Trust, Series 2006-[  ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Issuing Entity will not own any assets other than the mortgage loans or the other assets described below. The Issuing Entity will not have any liabilities other than those incurred in connection with the Trust Agreement and any related agreement. The fiscal year end of the Issuing Entity will be December 31 of each year. No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, except for a de minimis contribution made by the Depositor pursuant to the Trust Agreement, and the Issuing Entity will not have any other capital. The Issuing Entity will not have any employees, officers or directors. The Owner Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Transfer and Servicing Agreement.

          The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, entering into the Interest Rate Cap Agreements, issuing the Notes, making payments on the Notes, and related activities. [The permissible activities of the Issuing Entity may not be modified.]

          On the Closing Date, the Issuing Entity will pledge the Initial Mortgage Loans, the Interest Rate Cap Agreements and other trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the [Underwriters] and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

          The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

          The Issuing Entity’s principal offices are located in [          ], in care of [          ], as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

          The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the [sponsor, depositor or issuing entity] on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Master Servicer

          The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Indenture Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          [          ], with its master servicing offices located at [                    ]. [          ] is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. [                         ]. [Insert general description of Master Servicer’s business.]

          Under the terms of the Transfer and Servicing Agreement, the Master Servicer also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Master Servicer neither independently verifies the information received from the Servicer that it uses for these calculations nor monitors access to and activity in the Collection Account, compliance with covenants in the Transfer and Servicing Agreement or the basis for the addition, substitution or removal of Mortgage Loans from the Mortgage Group. As trust administrator, the Master Servicer is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of the Issuing Entity and the Depositor will be required to sign any such monthly or annual reports. [                         ] has been engaged in the business of securities and trust administration since [          ]. It has acted as securities administrator or trust administrator with respect to more than [     ] series of securities, and, as of [                          ], was acting as securities administrator or trust administrator with respect to more than $[     ] of outstanding residential mortgage-backed securities.

The Servicer

          Fieldstone Servicing Corp., a Maryland corporation, will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. However, Fieldstone Servicing Corp. does not currently have the capability to directly service the Mortgage Loans. Therefore, all of the Mortgage Loans will be subserviced by [          ], as Subservicer, which will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the Mortgage Loans. It is not expected that the Servicer will directly service any of the Mortgage Loans. In the event of the termination of the Subservicer, the Servicer will be responsible to engage another suitable subservicer to subservice the Mortgage Loans pursuant to the Transfer and Servicing Agreement. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See “Servicing of the Mortgage Loans” below.

The Subservicer

          The information set forth in the following paragraphs has been provided by the Subservicer. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          [Insert following disclosure with respect to the Subservicer as required by Item 1108 of Reg AB (§ 229.1108):

•

a general discussion of the Subservicer’s experience in servicing assets of any type as well as a more detailed discussion of the Subservicer’s experience in, and procedures for the servicing function it will perform in the current transaction for the Mortgage Loans.

•

to the extent material, information regarding the size, composition and growth of the Subservicer’s portfolio of mortgage loans of the same type as the Mortgage Loans and information on factors related to the Subservicer that may be material to an analysis of the servicing of the Mortgage Loans.

•

a description of any material changes to the Subservicer’s policies or procedures in the servicing function it will perform in the current transaction for mortgage loans of the same type as the Mortgage Loans during the past three years.

•

to the extent material, whether any prior securitizations of mortgage loans of the same type as the Mortgage Loans involving the Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, the extent of outsourcing the Subservicer utilizes or if there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Subservicer.

•

information regarding the Subservicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance.

•	a description, to the extent material, of any special or unique factors involved in servicing the Mortgage Loans and the Subservicer’s processes and procedures designed to address such factors.

•	to the extent material, statistical information regarding Subservicer advances on the Subservicer’s overall servicing portfolio for the past three years.

•

a description, to the extent material, the Subservicer’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of the underlying collateral, note sale by a special servicer or borrower negotiation or workouts.

•

a description, to the extent material, of any ability of the Subservicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the effect of any such ability, if material, on the potential cash flows from the Mortgage Loans

•	a description of the Subservicer’s custodial responsibilities (safekeeping and preservation of assets)

•	a description of any limitation on Subservicer’s liabilities]

          [Subservicer] Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the [Subservicer] Subprime Securitized Servicing Portfolio.

Delinquency and Foreclosure Experience of the
[Subservicer] Subprime Securitized Servicing Portfolio

	As of [ ],		As of December 31,

	2005		2004		2003		2002

	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount

Portfolio
Delinquency
39-59 days
60-89 days
90 days or more
Total
Foreclosure rate
REO properties

          The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

          The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by [          ] pending disposition.

Loan Loss Experience
of the [Subservicer] Subprime Securitized Servicing Portfolio

	Six-Month Period Ending [ ],	Year Ending December 31,

	2005	2004	2003	2002

Average amount outstanding
Net losses
Net losses as a percentage of average amount outstanding

          The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by [     ] to be uncollectible, less amounts received by [     ] as recoveries from liquidation proceeds and deficiency judgments.

          There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, [          ] cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

          In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

          Collection Procedures. [          ] employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by [          ] is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a borrower. [          ] utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, [          ] makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the borrower’s attitude toward the obligation. [          ] will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

The Owner Trustee

          [             ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. [             ] is a [                                  ] and its principal offices are located at [             ], Attention: [             ]. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Trust.

          The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

The Indenture Trustee

          [                                  ] will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee’s Corporate Trust Office is located at [                                  ], Attention: [                                  ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

          [                                ] has provided corporate trust services since [       ]. As of [                    ], [                                ] was acting as trustee with respect to over [         ] series of securities with an aggregate outstanding principal balance of approximately $[   ]. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of [                   ], [                                ] was acting as trustee on more than [    ] series of residential mortgage-backed securities with an aggregate principal balance of approximately $[      ].

Description of the Notes

General

          The Mortgage Loans and the other trust assets pledged as collateral for the Notes will represent all the assets of the Trust for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of Depositor (Fieldstone Mortgage Investment Corporation, Commission File Number ________) that will be available to purchasers of the Notes at, and will be filed with, the Commission within 15 days of the initial delivery of the Notes. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

          The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Notes will consist of the Class 1-A1 Notes, Class 1-A2 Notes, Class 2-A Notes, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes and Class M7 Notes.

          The equity ownership in the Trust will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties on the Mortgage Loans and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

          The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes and the Class M Notes will be issued in minimum dollar denominations of $[100,000] and integral multiples of $1 in excess of $[100,000].

Book-Entry Notes

          The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes and the Class M Notes in minimum Class Principal Amounts of $[100,000] and integral multiples of $1 in excess of $[100,000]. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner’s ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

          Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Federal Income Tax Consequences—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Considerations—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

          Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

          DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

          Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

1.

DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

2.

after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

          The Transfer and Servicing Agreement provides that the Servicer and the Subservicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Subservicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. Any Custodial Account must be an Eligible Account. The servicer or the subservicer may make withdrawals from the Custodial Account for the limited purposes specified in the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Custodial Account” in the prospectus. The Transfer and Servicing Agreement permits the Servicer and the Subservicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Fitch, Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Subservicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Subservicer, as applicable, from time to time. The Servicer or the Subservicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

          The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a “Collection Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited from the

Custodial Accounts on the Servicer Remittance Date. Any Collection Account must be an Eligible Account. The Trust Administrator may make withdrawals from the related Collection Account for the limited purposes specified in the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Collection Account” in the prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

          Each Custodial Account and Collection Account will be reconciled on a monthly basis. There will not be any external verification of activity in the accounts, except as may occur in connection with the annual examination by the Servicer or Trust Administrator’s independent accountants in connection with their respective audits, or in connection with periodic examination by the Servicer’s or the Trust Administrator’s regulatory authorities.

Payments

          General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing in [              ], 2006, to the persons in whose names the Notes are registered at the close of business on the Record Date.

          Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

          Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. All calculations of interest on the Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

(A) On each Payment Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

(i)	pro rata, to the Class 1-A1 Notes and Class 1-A2 Notes, Current Interest thereon for such Payment Date;

(ii)	to the Class 2-A Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date;

(iii)	to the Class M1 Notes, Current Interest for such class for such Payment Date;

(iv)	to the Class M2 Notes, Current Interest for such class for such Payment Date;

(v)	to the Class M3 Notes, Current Interest for such class for such Payment Date;

(vi)	to the Class M4 Notes, Current Interest for such class for such Payment Date;

(vii)	to the Class M5 Notes, Current Interest for such class for such Payment Date;

(viii)	to the Class M6 Notes, Current Interest for such class for such Payment Date;

(ix)	to the Class M7 Notes, Current Interest for such class for such Payment Date;

(x)

to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(xi)

for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Group 1 Monthly Excess Interest for such Payment Date.

(B) On each Payment Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

(i)	to the Class 2-A Notes, Current Interest thereon for such Payment Date;

(ii)	pro rata, to the Class 1-A1 Notes and the Class 1-A2 Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date;

(iii)	to the Class M1 Notes, Current Interest for such class for such Payment Date;

(iv)	to the Class M2 Notes, Current Interest for such class for such Payment Date;

(v)	to the Class M3 Notes, Current Interest for such class for such Payment Date;

(vi)	to the Class M4 Notes, Current Interest for such class for such Payment Date;

(vii)	to the Class M5 Notes, Current Interest for such class for such Payment Date;

(viii)	to the Class M6 Notes, Current Interest for such class for such Payment Date;

(ix)	to the Class M7 Notes, Current Interest for such class for such Payment Date;

(x)

to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(xi)

for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Group 2 Monthly Excess Interest for such Payment Date.

          Notwithstanding the foregoing, on each Payment Date, payments in respect of interest will be made to each class of Class A Notes from the Interest Funds for the related Mortgage Group before any such payments are made to such Class A Notes from the Interest Funds for any other Mortgage Group. Payments in respect of Current Interest will be made to each class of Class M Notes from the Group 1 Interest Funds and the Group 2 Interest Funds in accordance with the allocation rules set forth in the Transfer and Servicing Agreement.

          Payments of Principal. On each Payment Date, the Principal Payment Amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the Principal Payment Amount has been fully paid:

          I.           On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

(A) For Group 1: the Principal Payment Amount for Group 1 will be paid in the following order of priority:

(i)

pro rata, to the Class 1-A1 and Class 1-A2 Notes, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Notes, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

(ii)	to the Class 2-A Notes, after giving effect to payments pursuant to clause (I)(B)(i) below, until the Class Principal Amount of such class has been reduced to zero;

(iii)	to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

(viii)	to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

(ix)	to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero; and

(x)

for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (i) through (ix) above.

(B) For Group 2: the Principal Payment Amount for Group 2 will be paid in the following order of priority:

(i)	to the Class 2-A Notes, until the Class Principal Amount of such class has been reduced to zero;

(ii)

pro rata, to the Class 1-A1 and Class 1-A2 Notes, after giving effect to payments pursuant to clauses (I)(A)(i) above, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Notes, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

	(iii)	to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

	(iv)	to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

	(v)	to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

	(vi)	to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

	(vii)	to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

	(viii)	to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

	(ix)	to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero; and

(x)

for application as part of Monthly Excess Cashflow for such Payment Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (i) through (ix) above.

          II.          On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Group for such date will be paid in the following order of priority:

(i)

(a) so long as the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 or Class M7 Notes are outstanding, to the Class 1-A1 and Class 1-A2 Notes (from amounts in Group 1 except as provided below) in accordance with the Group 1 Senior Priority and to the Class 2-A Notes (from amounts in Group 2 except as provided below), in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (in the case of the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (a) on such Payment Date); or (b) otherwise to the Class 1-A1 and Class 1-A2 Notes (in accordance with the Group 1 Senior Priority) and to the Class 2-A Notes, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

(ii)

to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2 and Class 2-A Notes on such Payment Date pursuant to clause (i) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(iii)	to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes on such Payment Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(iv)

to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (i), (ii) and (iii) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(v)

to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (i), (ii), (iii) and (iv) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(vi)

to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv) and (v) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(vii)

to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(viii)

to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(ix)

for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (viii) above.

Credit Enhancement

          Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Class M Notes, excess interest and overcollateralization, in each case as described herein.

          Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments—Payments of Interest” and “—Payments—Payments of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

          Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of or amounts available to make payments in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow (as defined under —Application of Monthly Excess Cashflow” below) to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, the Class M7 Notes; third, the Class M6 Notes; fourth, the Class M5 Notes; fifth, the Class M4 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes and eighth, the Class M1 Notes, before reducing amounts available to make payments in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

          Excess Interest. The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Servicer, the Subservicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

          Overcollateralization. The Aggregate Collateral Balance as of the Closing Date will exceed the initial aggregate Class Principal Amount of the Notes by approximately $[     ], which represents approximately [     ]% of the Aggregate Collateral Balance as of the Closing Date. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Collateral Balance as of the related Due Period over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

          As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

          Application of Monthly Excess Cashflow. The sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date (see “—Payments—Payments of Interest”) and the Aggregate Overcollateralization Release Amount for such date will constitute the “Monthly Excess Cashflow” for such Payment Date, which will, on each Payment Date be paid in the following orders of priority, as applicable:

(1)	For each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect,

	(a)	up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

(i)

concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in
“—Payments—Payments of Principal” above), to

the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority, and to the Class 2-A Notes, until the Class Principal Amount of each such class has been reduced to zero;

(ii)	to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(iii)	to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M6 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(viii)	to the Class M7 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(b)

to the extent of any Available Funds Shortfall (after payment of any Available Funds Shortfalls as described below under “—The Interest Rate Cap Agreements”), to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

(c)

sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

(d)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement; or

(2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(a)

concurrently, in proportion to the aggregate Class Principal Amounts of the Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in “—Payments—Payments of Principal” above), to the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority, and to the Class 2-A Notes, until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

(b)

to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

(c)

to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

(d)

to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

(e)

to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

(f)

to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

(g)

to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

(h)

to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

(i)

to the extent of any Available Funds Shortfall (after payment of any Available Funds Shortfalls to the Notes as described below under “—The Interest Rate Cap Agreements”), to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

(j)

sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

(k)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Calculation of One-Month LIBOR

          On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

          If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

(1)

If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)

If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

Interest Rate Cap Agreements

          General. On the Closing Date, the Trust will enter into three Interest Rate Cap Agreements with the Cap Counterparty, whereby the Cap Counterparty will agree to make payments to the Trust in respect of the related class or classes of Notes on each Interest Rate Cap Agreement Payment Date on which One-Month LIBOR exceeds the related strike rate described below for that Payment Date subject to a rate ceiling. Any amounts received by the Trust under the any Interest Rate Cap Agreement will be deposited into the Interest Rate Cap Account.

          Unless terminated earlier, each Interest Rate Cap Agreement will terminate after the Interest Rate Cap Agreement Payment Date in August 2007. Both the Trust and the Cap Counterparty will have the right to terminate any Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with such Interest Rate Cap Agreement.

          The Group 1 Senior Cap Agreement. Under the Group 1 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Group 1 Senior Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 1 Senior Cap Agreement Payment Date (or in the case of the initial Group 1 Senior Cap Agreement Payment Date, the Closing Date) to but excluding the current Group 1 Senior Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 1 Senior Cap Agreement Payment Date and (ii) the Aggregate Loan Balance for Group 1 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 1 Senior Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Group 1 Senior Cap Agreement Payment Date. If for any Group 1 Senior Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class 1-A1 and Class 1-A2 Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

          On any Payment Date related to a Group 1 Senior Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class 1-A1 or Class 1-A2 Notes, after all payments described above under “—Payments—Payments of Interest”have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class 1-A1 and Class 1-A2 Notes. Any amounts received in respect of the Group 1 Senior Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class 1-A1 or Class 1-A2 Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

Payment Date	Group 1 Senior Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)

[ ], 2006
[ ], 2006
[ ], 2006
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[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
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Thereafter

          The Group 2 Senior Cap Agreement. Under the Group 2 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Group 2 Senior Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 2 Senior Cap Agreement Payment Date (or in the case of the initial Group 2 Senior Cap Agreement Payment Date, the Closing Date) to but excluding the current Group 2 Senior Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 2 Senior Cap Agreement Payment Date and (ii) the Aggregate Loan Balance for Group 2 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 2 Senior Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Group 2 Senior Cap Agreement Payment Date. If for any Group 2 Senior Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the Class Principal Amount of the Class 2-A Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

          On any Payment Date related to a Group 2 Senior Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class 2-A Notes, after all payments described above under “—Payments—Payments of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class 2-A Notes. Any amounts received in respect of the Group 2 Interest Rate Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class 2-A Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

Payment Date	Group 2 Senior Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)

[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
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Thereafter

          The Subordinate Cap Agreement. Under the Subordinate Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Subordinate Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Subordinate Cap Agreement Payment Date (or in the case of the initial Subordinate Cap Agreement Payment Date, the Closing Date) to but excluding the current Subordinate Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Subordinate Cap Agreement Payment Date and (ii) the Aggregate Loan Balance as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Subordinate Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Subordinate Cap Agreement Payment Date. If for any Subordinate Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class M

Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

          On any Payment Date related to an Subordinate Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class M Notes, after all payments described above under “—Payments—Payments of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class M Notes. Any amounts received in respect of the Subordinate Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class M Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

Payment Date	Subordinate Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)

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Thereafter

          The Cap Counterparty. The information set forth in the following paragraphs has been provided by the Cap Counterparty. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          [[Insert disclosure regarding Cap Counterparty required by § 229.1114.]]

Reports to Noteholders

          On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1)	the amount of the related payment to holders of each class of Notes allocable to principal;

(2)	the amount of such payment to holders of each class of Notes allocable to interest;

(3)	the Available Funds Shortfall for each class of Notes;

(4)	the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

(5)	the amount of the Servicing Fee paid to or retained by the Servicer and the Subservicer;

(6)	the Interest Rate for each class of Notes for such Payment Date;

(7)	the amount of Advances included in the payment on such Payment Date;

(8)	the cumulative amount of Realized Losses to date, in the aggregate;

(9)	the amount of Realized Losses with respect to such Payment Date, in the aggregate;

(10)

the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

(11)

with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(12)	whether a Trigger Event or a Class 1-A2 Trigger Event has occurred;

(13)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(14)

to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

          The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator’s website located at [          ]. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [          ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the

Trust Administrator at the following address: [                              ]. The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

          The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties, (2) any payments under any Interest Rate Cap Agreement remaining on such Payment Date after paying Available Funds Shortfalls on the applicable Notes as described under “—Interest Rate Cap Agreements” above and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made. The Ownership Certificate Holder will initially be Fieldstone Mortgage Ownership Corp., a wholly- owned subsidiary of Fieldstone Investment Corporation, the seller and the sponsor.

The Mortgage Loan Purchase Agreement and the
Transfer and Servicing Agreement

General

          On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

          On the Closing Date, the Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date. On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cutoff Date. Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

          Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

          As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System®, an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

          Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Sale and Servicing of the Trust Assets—Representations and Warranties.” In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller’s representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Pre-Funding Account

          On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $[   ] into the Pre-Funding Account. Of that amount, approximately $[   ] will be allocated to Group 1 and approximately $[   ] will be allocated to Group 2. All Mortgage Loans purchased by the Trust for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

          During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the Seller in accordance with the applicable provisions of the Transfer and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trust on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Transfer and Servicing Agreement. On the Payment Date in [   ] 2006, any remaining amounts in the Pre-Funding Account for a Mortgage Group will be applied to reduce the Class Principal Amount of the Class A Notes relating to that Mortgage Group.

          Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on the Payment Date in [   ] 2006. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.

          The Pre-Funding Account shall be an Eligible Account. Amounts on deposit in the Pre-Funding Account will be invested in eligible investments at the direction of the Seller, as described in the Transfer and Servicing Agreement. Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the [   ] 2006 Payment Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on the [   ] 2006 Payment Date.

Administration

          The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. [         ] will not receive additional compensation for such services as Trust Administrator.

Amendment

          The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Subservicer, the Ownership Certificate Holder and the Indenture Trustee, but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder or result in an entity level tax on the issuing entity. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

          The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Subservicer and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

          At all times [   ]% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the Ownership Certificate shall be allocated [   ]% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of such Ownership Certificate.

The Trust Agreement and the Indenture

General

          The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar,

Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to [               ], Attention: [               ].

          The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Certain Matters under the Agreements

          Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes and if the Class A Notes are no longer outstanding, a default for 30 days or more in the payment of the related Deferred Interest for the most senior class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder’s failure to qualify as a REIT, a qualified REIT subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

          If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

          If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default in the payment of Current Interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest (including any Deferred Interest and Available Funds Shortfall) on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

          If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

          If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

          In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

          Redemption. On any Payment Date following the month in which the Aggregate Loan Balance is less than [20]% of the Aggregate Collateral Balance as of the Closing Date, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer not less than 15 days prior to the applicable Payment Date. If the Servicer fails to exercise such option, then on any Payment Date following the month in which the Aggregate Collateral Balance is less than [10]% of the Aggregate Collateral Balance as of the Closing Date, the margin on each of the Class 1-A1, Class 1-A2 and Class 2-A Notes will increase to 2 times their respective margins set forth in the table on page S-3, and the margin on each of the Class M Notes will increase to 1.5 times their respective margins set forth in the table on page S-3.

          The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

          Notice of Final Payment. The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with their terms, or the date on which the Notes will be redeemed in connection with any optional redemption exercised by the Servicer. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Amendment

          Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Yield, Prepayment and Maturity Considerations

General

          The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in the related properties, and changes in the borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

          The prepayment experience of any Mortgage Loans secured by second liens will likely differ from that on Mortgage Loans secured by first liens. The small principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, may borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans, including those secured by second liens.

          The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Class A and Class M Notes will be influenced by, among other factors:

(1)

the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Class A and Class M Notes);

(2)	the delinquency and default experience of the related Mortgage Loans;

(3)	the level of One-Month LIBOR;

(4)	the applicable Mortgage Index for the adjustable rate Mortgage Loans; and

(5)	the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when required overcollateralization levels have been met.

          To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See “Description of the Notes—Credit Enhancement.”

Prepayments and Yields for Notes

          Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. Because approximately [     ]% of the Statistical Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

          All of the adjustable rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis, in the case of 5/25 Treasury IO ARM Loans). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Fixed-rate mortgage loans do not adjust at all. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the adjustable rate Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each adjustable rate Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

          Approximately [     ]% of all of the Statistical Mortgage Loans and approximately [     ]% and [     ]% of the Statistical Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no payment of principal for approximately the first [five] years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such [five-year] period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

          Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Initial Mortgage Loans, and as of the Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

          The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          The Interest Rates on the Notes are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on the Notes are subject to the Available Funds Rate and the applicable Fixed Rate Cap.

          The Available Funds Rate limits the Interest Rates on the related Notes. Any shortfalls arising from the application of the Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution and from amounts paid under the applicable Interest Rate Cap Agreement). Various factors may cause the Available Funds Rate to limit the Interest Rate on the related Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Rate may cause the Interest Rates on the related Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Master Servicing Fee, the Owner Trustee Fee and certain other expenses) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

          The Interest Rates on the Notes are also subject to a Fixed Rate Cap. The applicable Fixed Rate Cap limits the Interest Rate on those Notes to a maximum interest rate. The Class 1-A1 and Class 1-A2 Notes are subject to the Group 1 Fixed Rate Cap, which limits the Interest Rate on the Class 1-A Notes to a per annum rate of [   ]%. The Class 2-A Notes are subject to the Group 2 Fixed Rate Cap, which limits the Interest Rate on the such Notes to a per annum rate of [   ]%. The Class M Notes are subject to the Subordinate Fixed Rate Cap, which limits the Interest Rate on the Class M Notes to a per annum rate of [   ]%. If the Interest Rate for a class of Notes for a Payment Date is limited to the applicable Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

          Mandatory Payment. In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a Mortgage Group, the holders of the class or classes of Class A Notes relating to that Mortgage Group will receive an additional payment of principal in an amount equal to the amount remaining in the Pre-Funding Account for that Mortgage Group in accordance with their related Senior Priorities.

          Although there can be no assurance, the Depositor anticipates that there should not be a material principal payment to the holders of the related class of Class A Notes due to a lack of Subsequent Mortgage Loans.

          Maturity Date. The Maturity Date for each class of Notes is set forth in the chart appearing on page S-3. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

(1)	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to any Interest-only Note);

(2)	excess interest to the extent available will be applied as an accelerated payment of principal on the Notes as described herein; and

(3)

the Servicer may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to [20]% of the Aggregate Collateral Balance as of the Closing Date.

          Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

          As used in the tables set forth on Annex IV, “0% of the Prepayment Assumption” assumes no prepayments on the Mortgage Loans; “50% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; “100% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; “150% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and “200% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

          There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, employment status, the solicitation of borrowers to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

          The weighted average lives of the Notes set forth on tables set forth on Annex IV are determined by (1) multiplying the amount of each assumed principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on the Notes.

          The tables set forth on Annex IV have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics set forth in Annex III hereto.

Additional Information

          The Depositor (Fieldstone Mortgage Investment Corporation, Commission File Number ______) has filed additional yield tables and other computational materials with respect to the Notes with the Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Federal Income Tax Consequences

Tax Classification of the Trust and of the Notes

          On the closing date, Hunton & Williams LLP will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the indenture, transfer and servicing agreement, trust agreement and other related documents, for federal income tax purposes, (i) the offered notes[, other than any Retained Notes,] will be characterized as indebtedness and (ii) as long as all of the Ownership Certificates [and any Retained Notes that are not characterized as indebtedness for federal income tax purposes] are held by a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or Qualified REIT Subsidiary (each, a “Qualifying REIT Entity”), the issuing entity will be treated as a Qualified REIT Subsidiary for federal income tax purposes. Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (a “TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a Qualified REIT Subsidiary will not be subject to U.S. corporate income taxation. Generally, the issuing entity will be treated as a Qualified REIT Subsidiary so long as the issuing entity is wholly owned by a Qualifying REIT Entity that either itself maintains or has a parent REIT that maintains continuing qualification as a REIT.

          FIC will hold through FOC, its wholly-owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the issuing entity to be subject to federal income tax. In rendering its opinion, Hunton & Williams LLP has not independently verified FIC’s qualification as a REIT, but instead has relied solely upon the representations made by FIC concerning its REIT status. Under the terms of the Trust Agreement, the Ownership Certificate (and any Retained Notes that were not characterized as debt for federal income tax purposes) may only be (i) transferred to a Qualifying REIT Entity or (ii) pledged to secure indebtedness or be the subject of repurchase agreements treated by the issuing entity as secured indebtedness for federal income tax purposes. If FIC were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate or if the Ownership Certificate (and any Retained Notes that were not characterized as debt for federal income tax purposes) were transferred to a person that was not a Qualifying REIT Entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the issuing entity could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the issuing entity could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a Qualifying REIT Entity would constitute an Indenture Default.

          [At the issuance of the Notes, FIC will also acquire beneficial ownership of the Retained Notes. Because FIC’s qualified REIT subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell the Retained Notes or the Ownership Certificate to a taxable REIT subsidiary or an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes would become characterized as debt instruments for federal income tax purposes as of the time of the sale if: (i) the owner of the Ownership Certificate is a Qualifying REIT Entity; (ii) no modifications have been made to the transaction documents as of the date of such sale; (iii) the rating of the Retained Notes as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion. The U.S. federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the issuing entity generally would be the same as those described in the section captioned “Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.] The remainder of this discussion, other than the portion captioned “Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

          Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

          The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, since at the time of issuance such deferral is not anticipated, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

          To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note’s stated redemption price at maturity. Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

          Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

          The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

          For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

          Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

          Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

          Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

          The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

          If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

          Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

          Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner’s cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a “foreign person”) generally will be considered portfolio interest and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

          Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

          Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner’s name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner’s federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

          Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Notes owned by a REIT will not be treated as “real estate assets” nor will interest on the Notes be considered “interest on obligations secured by mortgages on real property.” In addition, the Notes will not be “qualified mortgages” for REMICs.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Hunton & Williams LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the Issuing Entity. If, as a result, a Qualifying REIT Entity did not hold 100% of the equity in the Issuing Entity, the Issuing Entity could be subject to corporate income tax. Moreover, if a Class of Notes represented equity in the Issuing Entity, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

          In addition to the U.S. federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

General

          Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an

“equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

          Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel’s opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, if certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) are complied with and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

          Without regard to whether the Notes are considered an “equity interest” in the Issuing Entity under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Issuing Entity, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

          The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

          Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and (i) the Notes are rated at least investment grade, (ii) such transferee believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes and (iii) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under ERISA, the Code or Similar Law.

          Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Legal Investment

          At the end of the Pre-Funding Period, the Class 1-A1 and Class 1-A2 Notes will constitute “mortgage related securities” under SMMEA. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

          No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See “Legal Investment” in the prospectus.

Use of Proceeds

          Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.

Method of Distribution

          Subject to the terms and conditions of the underwriting agreement dated [               ], 2006, and the terms agreement dated [               ], 2006, each between the Depositor and [               ] (an affiliate of the Depositor), as an Underwriter and as representative of [the other Underwriters], the Notes are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount of each class of Notes set forth below, in each case upon issuance of each class.

Class of Notes	Approximate Balance ($)	[ ]	[ ]	[ ]	[ ]

1-A1
1-A2
2-A
M1
M2
M3
M4
M5
M6
M7

Total

          The Depositor has been advised that the Underwriters propose initially to offer the Notes (other than the Retained Notes) to the public at the offering prices set forth below. The Depositor has been advised that the Underwriters propose initially to offer the Notes (other than those Notes retained by the Seller or an affiliate thereof) to certain dealers at such offering prices less a selling concession not to exceed the percentage of the denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the denomination set forth below:

Class of Notes	Price to Public	Underwriting Discount	Selling Concession	Reallowance Discount

1-A1
1-A2
2-A
M1
M2
M3
M4
M5

          After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

          The Depositor has been advised by each Underwriter that it intends to make a market in the Notes, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Notes, or any particular class of Notes, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

          Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in transactions that stabilize the price of the Notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the Notes.

Summary of Fees and Expenses related to the Issuance of the Notes

          The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Trust.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

Master Servicing Fee	Master Servicer	As consideration for supervising the servicing	Collections in respect of the Mortgage	an aggregate monthly fee	Monthly

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

		activities of the servicer, and providing certain administrative responsibilities in respect of the Trust	Loans	calculated at [__]% per annum [1] on the stated principal balance of each mortgage loan as of the beginning of the related due period

Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the mortgage loans and other assets of the Trust.	Collections in respect of the Mortgage Loans	an aggregate monthly fee paid calculated at [ ]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly

Indenture Trustee Fee	Indenture Trustee	As consideration for acting in the capacity as the indenture trustee under the operative documents.	Collections in respect of the Mortgage Loans	[ ]	Monthly

Owner Trustee Fee	Owner Trustee	As consideration for the owner trustee to perform certain administrative	For the first year, the owner trustee fee is paid up-front from	a per annum amount of $[ ]	[Monthly] [Annually]

          1 Each of the Master Servicing Fee and the Servicing Fee may be adjusted on account of the payment of compensating interest. See “Servicing of the Mortgage Loans — Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

		responsibilities on behalf of the Trust	the closing proceeds and for subsequent years, the owner trustee fee shall be payable from Collections in respect of the Mortgage Loans

Fees relating to the Interest Rate Cap Agreements	Cap Counterparty	As consideration for the Trust to receive payment in respect of the Interest Rate Cap Agreements	Collections in respect of the Mortgage Loans	$[ ]	One-time, up-front payment	Not applicable

Expenses of the Indenture Trustee, the Master Servicer, the Servicer, the Subservicer, the Custodian and the Owner Trustee will generally be reimbursed prior to payments to the Noteholders as provided in the Transfer and Servicing Agreement.

Legal Matters

          Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by [    ].

Legal Proceedings

          [Insert brief description of any legal proceedings pending against sponsor, depositor, indenture trustee, owner trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders. § 229.1117]

Ratings

          It is a condition of the issuance of the Notes that they be assigned the ratings designated below by Fitch, Moody’s and S&P.

Class of Notes	Fitch	Moody’s	S&P

1-A1
1-A2
2-A
M1
M2
M3
M4
M5
M6
M7

          The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from any Interest Rate Cap Agreement.

          The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Notes by any rating agency other than Fitch, Moody’s and S&P. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

          The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Notes in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

Glossary of Defined Terms

2/28 LIBOR IO ARM Loan

2/28 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

2/28 LIBOR ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

3/27 LIBOR IO ARM Loan

3/27 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

3/27 LIBOR ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

5/25 Treasury IO ARM Loan

5/25 Treasury ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

5/25 Treasury ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately five years after origination and thereafter is subject to annual interest rate and payment adjustments in substantially the same manner as a Treasury Loan.

Accounts

the Custodial Accounts, the Collection Account, the Pre-Funding Account, the Interest Rate Cap Account and any other accounts maintained by the Trust Administrator, the Servicer or the Subservicer pursuant to the Transfer and Servicing Agreement.

Accrual Period

with respect to each class of Notes and a Payment Date, the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date.

Adjustment Date	with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

Advance

with respect to a Servicer Remittance Date, an advance of the Subservicer’s, Servicer’s or Master Servicer’s own funds, as applicable, or funds in the related Collection Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Collateral Balance	as of any date of determination other than the Closing Date, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account. With respect to the Closing Date, an amount equal to the Aggregate Loan Balance as of the Initial Cut-off Date plus the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Overcollateralization Release Amount

for any Payment Date, an amount equal to the lesser of (x) the aggregate of the Principal Funds of each Mortgage Group for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such date.

Available Funds Rate

for any Payment Date and for any Class of Notes, a per annum rate equal to the quotient of (a) the Interest Funds divided by (b) the product of (1) the aggregate principal balance of the Notes as of the first day of the related Due Period and (2) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360.

Available Funds Shortfall

for any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

Benefit Plan	an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any Similar Law or any entity deemed to hold the assets of the foregoing.

Book-Entry Notes	the Notes other than any Definitive Notes.

Borrower	the obligor on a Mortgage Note.

Business Day

any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Arizona, State of California, State of Delaware, State of Maryland, State of Minnesota, and City of New York, New York are authorized or obligated by law or executive order to be closed.

Cap Counterparty	[ ].

Class 1-A2 Trigger Event

the situation that exists with respect to any Payment Date prior to the Stepdown Date if the quotient (expressed as a percentage) of (a) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Payment Date divided by (b) the Aggregate Collateral Balance as of the Closing Date exceeds [   ]%.

Class A Notes	the Class 1-A1, Class 1-A2 and Class 2-A Notes.

Class M Notes	the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes.

Class Principal Amount	with respect to any class of Notes, the initial note principal balance of such class, reduced in the manner set forth in this prospectus supplement.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Closing Date	on or about [ ], 2006.

Code	the Internal Revenue Code of 1986, as amended.

Collateral Value

with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account

the one or more accounts established by the Trust Administrator, for the benefit of the Noteholders, into which the Servicer and Subservicer are required to deposit or cause to be deposited certain payments, as described in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio

for any Mortgage Loan, (1) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (2) the Collateral Value of the related mortgaged property.

Compensating Interest

with respect to any Payment Date, the amount required to be paid by the Servicer, the Subservicer or the Master Servicer, as applicable, in respect of any Prepayment Interest Shortfalls incurred during the related Prepayment Period, which shall be limited to the Servicing Fee and the Master Services Fee with respect to the Servicer and the Master Servicer, respectively, or the portion of the Servicing Fee payable to the Subservicer, with respect to the Subservicer, payable for such Payment Date.

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.

Current Interest

with respect to any class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Class M Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Rate), if any, for such class and Payment Date.

Cut-off Date	with respect to the Initial Mortgage Loans, the Initial Cut-off Date, and with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date.

Cut-off Date Balance	the Aggregate Loan Balance as of the Initial Cut-off Date.

Deferred Interest

for any class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (without regard to the Available Funds Rate) during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remains unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate (without regard to the Available Funds Rate) applicable to such class.

Definitive Note	a physical note representing any Note.

Depositor	Fieldstone Mortgage Investment Corporation.

Determination Date	with respect to a Payment Date, the fifteenth day of the month of such Payment Date (or, if not a Business Day, the immediately preceding Business Day).

DTC	The Depository Trust Company.

Due Date	a scheduled monthly payment date for any Mortgage Loan.

Due Period

with respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

Eligible Account

either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution	Any of the following:

(i) An institution whose:

(1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “Aa-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.

Euroclear	the Euroclear System.

Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

Fannie Mae	the Federal National Mortgage Association or any successor.

FIC	Fieldstone Investment Corporation.

Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.

Fitch	Fitch Ratings, or any successor.

Fixed Rate Cap	the Group 1 Fixed Rate Cap, the Group 2 Fixed Rate Cap and the Subordinate Fixed Rate Cap, as applicable.

FMC	Fieldstone Mortgage Company.

FOC	Fieldstone Mortgage Ownership Corp.

Freddie Mac	the Federal Home Loan Mortgage Corporation.

FSC	Fieldstone Servicing Corp.

Group 1	the portion of the mortgage pool identified as “Group 1” in this prospectus supplement.

Group 1 Fixed Rate Cap	with respect to a Payment Date, the per annum rate, equal to [ ]%.

Group 1 Monthly Excess Interest	any Interest Funds for Group 1 remaining after application pursuant to clauses (A)(i) through (x) under “Description of the Notes—Payments—Payments of Interest.”

Group 1 Senior Cap Agreement	the interest rate cap agreement dated [ ], 2006, between the Trust and the Cap Counterparty, with respect to the Class 1-A1 and Class 1-A2 Notes.

Group 1 Senior Cap Agreement Payment Date	with respect to the Group 1 Senior Cap Agreement, two Business Days prior to the related Payment Date, beginning with the Payment Date in [ ], 2006 and ending with the Payment Date in [ ].

Group 1 Senior Priority

the priority of payments to the Class 1-A1 and Class 1-A2 Notes described in clauses (I)(A)(i) and (I)(B)(ii), as applicable, under the heading “Description of the Notes–Payments–Payments of Principal” herein for Group 1.

Group 2	the portion of the mortgage pool identified as “Group 2” in this Prospectus Supplement.

Group 2 Fixed Rate Cap	with respect to a Payment Date, the per annum rate, equal to [ ]%.

Group 2 Monthly Excess Interest	any Interest Funds for Group 2 remaining after application pursuant to clauses (B)(i) through (x) under “Description of the Notes—Payments—Payments of Interest.”

Group 2 Senior Cap Agreement	the interest rate cap agreement dated [ ], 2006, between the Trust and the Cap Counterparty, with respect to the Class 2-A Notes.

Group 2 Senior Cap Agreement Payment Date	with respect to the Group 2 Senior Cap Agreement, two Business Days prior to the related Payment Date, beginning with the Payment Date in [ ] 2006 and ending with the Payment Date in [ ].

Group Balance	with respect to each Mortgage Group and any Payment Date, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Mortgage Group.

Hybrid Mortgage Loan

an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related mortgage note, and which converts at a later date to an adjustable Mortgage Rate.

Indenture	an indenture, dated as of [ ], 2006 between the Issuer, the Trust Administrator and the Indenture Trustee.

Indenture Default	any event of default under the Indenture.

Indenture Trustee	[ ].

Indirect Participants

Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Cut-off Date	[ ], 2006.

Initial Mortgage Loans	the mortgage loans included in the Trust as of the Closing Date.

Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.

Interest Determination Date	each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Notes.

Interest Funds

with respect to any Payment Date and either Mortgage Group, the sum, without duplication, of (a) all scheduled interest due during the related Due Period that is received before the Servicer Remittance Date (less (i) the Servicing Fee and the Master Servicing Fee and (ii) all non-recoverable Advances relating to interest), (b) all Advances relating to interest, (c) all Compensating Interest relating to the related Prepayment Period, (d) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest) and (e) proceeds of any Mortgage Loan in such Mortgage Group purchased by the Seller under the Mortgage Loan Purchase Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) less, such Mortgage Group’s pro rata share of: (A) the Owner Trustee Fee and (B) any expenses due to the Master Servicer, Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee or the Trust Administrator.

Interest Margin

for each class of Notes, for any Payment Date on or before the Redemption Date: Class 1-A1, [   ]%; Class 1-A2, [   ]%; Class 2-A, [   ]%; Class M1, [   ]%; Class M2, [   ]%; Class M3, [   ]%; Class M4, [   ]%; Class M5, [   ]%; Class M6, [   ]% and Class M7, [   ]%; and on any Payment Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date: Class 1-A1, [   ]%; Class 1-A2, [   ]%; Class 2-A, [   ]%; Class M1, [   ]%; Class M2, [   ]%; Class M3, [   ]%; Class M4, [   ]%; Class M5, [   ]%; Class M6, [   ]% and Class M7, [   ]%.

Interest Rate	with respect to the Notes on any Payment Date, the least of (a) One-Month LIBOR plus the Interest Margin for such Notes, (b) the Available Funds Rate and (c) the applicable Fixed Rate Cap.

Interest Rate Cap Account

the account established by the Trust Administrator, for the benefit of the Noteholders, into which the Cap Counterparty is required to deposit or cause to be deposited certain payments, as described in the Interest Rate Cap Agreements.

Interest Rate Cap Agreement	the Group 1 Senior Cap Agreement, the Group 2 Senior Cap Agreement and the Subordinate Cap Agreement, as applicable.

Investor-Based Exemptions

PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor.

IO ARM Loans	the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR IO ARM Loans and the 5/25 Treasury IO ARM Loans.

IRS	the Internal Revenue Service.

Issuer	Fieldstone Mortgage Investment Trust, Series 2006-[ ].

Issuing Entity	the statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

LIBOR Business Day	a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

M1 Principal Deficiency Amount

with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M2 Principal Deficiency Amount, (B) the M3 Principal Deficiency Amount, (C) the M4 Principal Deficiency Amount, (D) the M5 Principal Deficiency Amount, (E) the M6 Principal Deficiency Amount and (F) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

M1 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 2-A Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (b) the M1 Target Amount.

M1 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral

Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M2 Principal Deficiency Amount

with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M3 Principal Deficiency Amount, (B) the M4 Principal Deficiency Amount, (C) the M5 Principal Deficiency Amount, (D) the M6 Principal Deficiency Amount and (E) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

M2 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date exceeds (b) the M2 Target Amount.

M2 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M3 Principal Deficiency Amount

with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M4 Principal Deficiency Amount, (B) the M5 Principal Deficiency Amount, (C) the M6 Principal Deficiency Amount and (D) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

M3 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds (b) the M3 Target Amount.

M3 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately [   ]% of the Aggregate Collateral Balance as of the Closing Date.

M4 Principal Deficiency Amount	with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M5

Principal Deficiency Amount, (B) the M6 Principal Deficiency Amount and (C) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

M4 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date exceeds (b) the M4 Target Amount.

M4 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M5 Principal Deficiency Amount

with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M6 Principal Deficiency Amount and (B) the M7 Principal Deficiency Amount and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

M5 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (b) the M5 Target Amount.

M5 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M6 Principal Deficiency Amount

with respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the M7 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

M6 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in

each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (b) the M6 Target Amount.

M6 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M7 Principal Deficiency Amount

with respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

M7 Principal Payment Amount

for any Payment Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (b) the M7 Target Amount.

M7 Target Amount

for any Payment Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

Master Servicer	[ ].

Master Servicing Fee	an aggregate monthly fee paid to the Master Servicer calculated at the Master Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Master Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.

Maturity Date	for each class of the Notes, the assumed Payment Date following the latest possible maturity date of any Mortgage Loan (assuming a Subsequent Mortgage Loan having a maturity date of [ ]).

Maximum Mortgage Rate	the rate which the Mortgage Rate on the related adjustable rate Mortgage Loan will never exceed.

Minimum Mortgage Rate	the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.

Modeling Assumptions	the following assumptions:

	(a)	the assumed Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption;

	(b)	payments on the Notes are received, in cash, on the 25th day of each month, commencing in [ ], in accordance with the payment priorities defined in this prospectus supplement;

	(c)	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the assumed Mortgage Loans occur;

(d)

scheduled payments are assumed to be received on the related Due Date commencing on [   ], and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in [   ], and include 30 days’ interest thereon;

	(e)	the level of Six-Month LIBOR remains constant at [ ]%, the level of One-Month LIBOR remains constant at [ ]% and the level of the Treasury Mortgage Index remains constant at [ ]%;

	(f)	the Closing Date for the Notes is [ ], 2006;

(g)

the Mortgage Rate for each assumed Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Mortgage Index and (b) the applicable gross margin (such sum being subject to the applicable periodic adjustment caps and floors);

(h)

the Trust is not terminated by the Servicer pursuant to the Servicer’s right to purchase the assets of the Trust as described in this prospectus supplement under “The Trust Agreement and the Indenture—Certain Matters under the Agreements—Redemption”;

(i)

the initial overcollateralization amount is $[          ]; the Targeted Overcollateralization Amount is, as of the date of determination, the amount set forth in the definition of Targeted Overcollateralization Amount; and the minimum required overcollateralization amount is 0.50% of the Aggregate Collateral Balance as of the Closing Date, or $[   ]; and

	(j)	cash on deposit in the Pre-Funding Account does not accrue Interest.

Monthly Excess Cashflow	the sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date and the Aggregate Overcollateralization Release Amount for such date.

Moody’s	Moody’s Investors Service, Inc. or any successor.

Mortgage Assets	the Mortgage Loan assets held as part of the Trust.

Mortgage Group	any of Group 1 or Group 2.

Mortgage Index	either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified in the related mortgage note.

Mortgage Loan Purchase Agreement	the mortgage loan purchase agreement dated as of [ ], 2006, between the Seller and the Depositor.

Mortgage Loan	each Initial Mortgage Loan and each Subsequent Mortgage Loan.

Mortgage Note	the promissory note related to a Mortgage Loan.

Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.

Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (1) the Servicing Fee Rate and (2) the Master Servicing Fee Rate.

Noteholders	persons acquiring beneficial ownership interests in the Notes.

Notes	the Class A and Class M Notes.

OID	with respect to the Notes, the original issue discount, if any.

One-Month LIBOR	the London interbank offered rate for one-month United States dollar deposits.

Original Loan-to-Value Ratio	for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

Overcollateralization Amount

with respect to any Payment Date will be equal to the amount, if any, by which (a) the Aggregate Collateral Balance for such Payment Date exceeds (b) the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date.

Overcollateralization Deficiency Amount	with respect to any Payment Date the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

Ownership Certificate	an ownership certificate issued pursuant to the Trust Agreement representing the equity ownership in the Trust.

Ownership Certificate Holder	the holder of the Ownership Certificate.

Owner Trustee	[ ].

Owner Trustee Fee	a per annum amount of $[ ].

PAC Method	with respect to the calculation of interest income as OID, the inclusion of such interest in income on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code.

Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Payment Date	the 25th day of each month beginning in [ ] 2006, or if such day is not a Business Day, the first Business Day thereafter.

Percentage Interest

with respect to any Note or Ownership Certificate, the percentage derived by dividing the denomination of such Note or Ownership Certificate, as applicable, by the aggregate denominations of all Notes or Ownership Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

Plan	any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations

the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Pre-Funding Account

the account established by the Trust Administrator, for the benefit of the Noteholders, into which the Seller is required to deposit or cause to be deposited an amount equal to approximately $[   ] on the Closing Date.

Pre-Funding Period	the period from the Closing Date to [ ], 2006, during which the Seller is expected to transfer Subsequent Mortgage Loans to the Trust.

Prepayment Assumption

a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter. The constant prepayment rate will be capped at a maximum of [ ]%.

Prepayment Interest Excess

for any Servicer Remittance Date and any principal prepayment in full received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such principal prepayment.

Prepayment Interest Shortfall

with respect to (a) any voluntary prepayment in part by the borrower on any Mortgage Loan that is received during the preceding calendar month or (b) any principal prepayment in full from the sixteenth day of the preceding calendar month through the end of such calendar month, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment.

Prepayment Penalty	a prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.

Prepayment Period

with respect to any Payment Date and any principal prepayment other than a principal prepayment in part by a Borrower, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs to and including the fifteenth day of the month in which such Payment Date occurs. With respect to any Payment Date and any principal prepayment in part by a Borrower, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Deficiency Amount

any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount or the M7 Principal Deficiency Amount, as applicable.

Principal Funds

with respect to any Payment Date and for each Mortgage Group, the sum, without duplication, of (a) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (b) prepayments of principal collected in the related Prepayment Period, (c) the Stated Principal Balance of each Mortgage Loan in such Mortgage Group that was repurchased by the Seller during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Payment Date, (d) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans in such Mortgage Group is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (e) all liquidation proceeds and Recoveries collected during the related Prepayment Period (to the extent such amounts related to principal), (f) all other collections and Recoveries in respect of principal during the related Prepayment Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group and such Mortgage Group’s pro rata share of certain expenses reimbursable to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer, the Servicer and

the Subservicer, to the extent not reimbursed from Interest Funds and (g) with respect to the [   ] Payment Date, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period in respect of that Mortgage Group.

Principal Payment Amount

for each Mortgage Group and for any Payment Date, an amount equal to the Principal Funds for such Mortgage Group for such date minus the Aggregate Overcollateralization Release Amount attributable to such Mortgage Group, if any, and such Payment Date.

Priority Class	the Note of the Class or Classes of Notes then outstanding that has the highest priority of payment of interest.

PTCE	a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price

the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed servicing advances and (d) any Deferred Interest and Available Funds Shortfalls.

Qualified REIT Subsidiary	a direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualified Stated Interest	interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.

Qualifying REIT Entity	an entity that qualifies as a REIT or a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary.

Rating Agency	[Fitch], [Moody’s] or [S&P].

Realized Loss	the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

Record Date

for a Payment Date, with respect any class of Book-Entry Notes, the Business Day prior to the related Payment Date, and with respect to any class of Definitive Notes, the last Business Day of the month preceding the month of such Payment Date.

Recoveries

with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

Redemption Date

the first Payment Date on which the Servicer is permitted to exercise its right to purchase the assets of the Trust as described in this prospectus supplement under “The Trust Agreement and the Indenture—Certain Matters under the Agreements––Redemption.”

Reference Banks

leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

REIT	a real estate investment trust within the meaning of section 856 of the Code.

Related Senior Principal Payment Amount

for each Mortgage Group and for any Payment Date, an amount equal to the lesser of (a) the aggregate Class Principal Amounts of the Class 1-A1 and Class 1-A2 Notes (with respect to Group 1) or of the Class 2-A Notes (with respect to Group 2) immediately prior to that Payment Date and (b) the product of (i) the Senior Principal Payment Amount and (ii) the related Senior Proportionate Percentage in each case for such date.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.

REO Property	mortgaged property which has been acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Required Loss Percentage	for any Payment Date, the applicable percentage for such Payment Date set forth in the following table:

Payment Date Occurring In	Required Loss Percentage

[ ] through [ ] 2008	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter

[ ] through [ ] 2009	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter

[ ] and thereafter	[ ]%

Required Percentage

with respect to a Payment Date after the Stepdown Date, the quotient of (a) (i) the Aggregate Collateral Balance, less (ii) the Class Principal Amount of the most senior class of Notes outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date, divided by (b) the Aggregate Collateral Balance. As used herein, the Class Principal Amount of the most senior class of Notes will equal the aggregate Class Principal Amount of the Class A Notes as of such date of calculation.

Reserve Interest Rate

the rate per annum that the Trust Administrator determines to be either a1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

Retained Notes

those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, FIC as the owner of the Ownership Certificate, either directly or indirectly through one or more of its Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary.

Reuters Screen LIBO Page

the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related mortgage note.

Seller	FIC.

Senior Principal Payment Amount

for any Payment Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date, 100% of the Principal Payment Amount for both Mortgage Groups and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (i) the Principal Payment Amount for both Mortgage Groups and (ii) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 2-A Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

Senior Proportionate Percentage

with respect to Group 1 and any Payment Date the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 1 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date. The “Senior Proportionate Percentage” for Group 2 with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 2 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.

Senior Target Amount

for any Payment Date, and amount be equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately [   ]% of the Aggregate

Collateral Balance as of the Closing Date.

Servicer	FSC.

Servicer Remittance Date	the 20th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Payment Date occurs.

Servicing Fee	an aggregate monthly fee paid to the Servicer and Subservicer calculated at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.

Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.

Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.

Six-Month LIBOR Index

with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journalor becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loans

Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stated Principal Balance

with respect to a Mortgage Loan and any Payment Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Payment Date, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Payment Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Statistical Cut-off Date	[ ], 2006.

Statistical Mortgage Loans

(a) the Initial Mortgage Loans and (b) a portion of the Subsequent Mortgage Loans expected to be delivered to the Trust by the Seller during the Pre-Funding Period and described in this prospectus supplement.

Stepdown Date

the later to occur of (a) the Payment Date in [          ] or (b) the first Payment Date on which the aggregate Class Principal Amount of the Class A Notes (after giving effect to payments of the Principal Funds amount for such Payment Date) is less than or equal to [ ]% of the Aggregate Collateral Balance as of the end of the immediately preceding Due Period.

Subordinate Cap Agreement	the interest rate cap agreement dated [ ], 2006, between the Trust and the Cap Counterparty, with respect to the Class M Notes.

Subordinate Cap Agreement Payment Date	with respect to the Subordinate Cap Agreement, two Business Days prior to the related Payment Date, beginning with the Payment Date in [ ] and ending with the Payment Date in [ ].

Subordinate Fixed Rate Cap	with respect to a Payment Date, the per annum rate, equal to [ ]%.

Subsequent Cut-off Date	with respect to any Subsequent Mortgage Loan, the date that mortgage loan is transferred to the Trust.

Subsequent Mortgage Loans	the mortgage loans transferred to the Trust during the Pre-Funding Period.

Subservicer	[ ].

Targeted Overcollateralization Amount

with respect to any Payment Date prior to the Stepdown Date, will be equal to [   ]% of the Aggregate Collateral Balance as of the Closing Date; with respect to any Payment Date on or after the Stepdown Date, equal to the lesser of (a) [   ]% of the Aggregate Collateral Balance as of the Closing Date or (b) [   ]% of the Aggregate Collateral Balance as of the end of the related Due Period, subject to a floor equal to [   ]% of the Aggregate Collateral Balance as of the Closing Date; and with respect to any Payment Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date.

Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

TMP	a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Total Principal Deficiency Amount

with respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date over the Aggregate Collateral Balance as of the last day of the related Due Period.

Transfer and Servicing Agreement

the transfer and servicing agreement dated as of [          ], 2006 among the Trust, the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer, the Servicer, the Subservicer and the Seller.

Treasury Loans

Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Treasury Mortgage Index and (b) the related gross margin.

Treasury Mortgage Index	with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

Trigger Event

the occurrence of any of the following with respect to any Payment Date after the Stepdown Date: (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the Aggregate Collateral Balance as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) [     ]% and (ii) the Required Percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Payment Date divided by (2) the aggregate principal balance of the Aggregate Collateral Balance as of the Closing Date exceeds the Required Loss Percentage or (c) a Principal Deficiency Amount exists for such Payment Date.

Trust Administrator	[ ].

Trust Agreement	the trust agreement dated as of [ ], 2006, between the Depositor and the Owner Trustee, as amended and restated on [ ], 2006, among the Depositor, the Owner Trustee and the Trust Administrator.

Trust Estate	the assets held as part of the Trust.

Underwriters	[ ].

U.S. Person

(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Voting Rights	the voting rights allocated to the Notes and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Voting Rights.”

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2006-[     ] Mortgage Backed Notes, known as “Global Securities,” will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

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          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value

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date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

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          The term “U.S. Person” means

(1)	a citizen or resident of the United States,

(2)

a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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Annex II
Certain Characteristics of the Mortgage Loans

          The following tables set forth, as of the Statistical Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate mortgage pool, the Group 1 Statistical Mortgage Loans and the Group 2 Statistical Mortgage Loans, in each case having the stated characteristics show in the tables in each range. The sum of the amounts of the Scheduled Principal Balances and the percentages of the following tables may not equal to totals due to rounding.

The Statistical Mortgage Loans

          The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Statistical Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

Mortgage Rates

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%

Total:

          As of the Statistical Cut-off Date, the Mortgage Rates of the Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Statistical Mortgage Loan Principal Balances

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000

Total:

          As of the Statistical Cut-off Date, the outstanding principal balances of the Statistical Mortgage Loans ranged from approximately $[     ] to approximately $[     ]and the average outstanding principal balance of the Statistical Mortgage Loans was approximately $[     ].

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Loan Program

Loan Program	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Wall Street
Main Street
High Street

Total:

Product Types

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

2/28 LIBOR ARM
2/28 LIBOR IO ARM
3/27 LIBOR ARM
3/27 LIBOR IO ARM
5/25 Treasury IO ARM

Total:

II-2

State Distributions of Mortgaged Properties

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total:

          No more than approximately [     ]% of the Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

II-3

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%

Total:

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Statistical Mortgage Loans ranged from [     ]% to [     ]% and the weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately [     ]%.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
95.01% to 100.00%

Total:

          As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from [     ]% to [     ]% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately [     ]%.

Loan Purpose

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Purchase
Refinance - Cashout
Refinance - Rate Term

Total:

II-4

Types of Mortgaged Properties

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse

Total:

Documentation Summary

Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Full Documentation
24 Month Bank Statements
12 Month Bank Statements
Limited Documentation
Stated Income Self-Employed
Stated Income Wage Earner

Total:

Occupancy Types

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Primary
Investment
Second Home

Total:

          The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

0
1
2
3
4
6
7

Total:

          As of the Statistical Cut-off Date, the weighted average age of the Mortgage Loans was approximately [     ] month.

II-5

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months

Total:

          The weighted average original Prepayment Penalty term with respect to the Mortgage Loans having Prepayment Penalties was approximately [     ] months.

Credit Scores

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817

Total:

          The Credit Scores of the Statistical Mortgage Loans that were scored as of their respective origination ranged from [     ] to [     ] and the weighted average Credit Score of the Statistical Mortgage Loans that were scored as of their respective origination was approximately [     ].

Credit Grade Summary

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

A+
A
A-
B+
B
C+
C
D

Total:

II-6

Gross Margins

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%

Total:

          As of the Statistical Cut-off Date, the gross margins for the Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average gross margin of the Statistical Mortgage Loans was approximately [     ]% per annum.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%

Total:

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Maximum Mortgage Rate for the Statistical Mortgage Loans was [     ]% per annum.

Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

March 2006
May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
February 2007
June 2007
July 2007
August 2007
September 2007
October 2007
July 2009

Total:

II-7

The Group 1 Statistical Mortgage Loans

Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%

Total:

          As of the Statistical Cut-off Date, the Mortgage Rates of the Group 1 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Mortgage Rate of the Group 1 Statistical Mortgage Loans was approximately [     ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 1 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000

Total:

          As of the Statistical Cut-off Date, the outstanding principal balances of the Group 1 Statistical Mortgage Loans ranged from approximately $[     ] to approximately $[     ] and the average outstanding principal balance of the Group 1 Statistical Mortgage Loans was approximately $[     ].

Loan Program for the Group 1 Statistical Mortgage Loans

Loan Program	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Wall Street
Main Street
High Street

Total:

II-8

Product Types for the Group 1 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

2/28 LIBOR ARM
2/28 LIBOR IO ARM
3/27 LIBOR ARM
3/27 LIBOR IO ARM
5/25 Treasury IO ARM

Total:

State Distributions of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin

Total:

No more than approximately [ ]% of the Group 1 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

II-9

Original Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%

Total:

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio for the Group 1 Statistical Mortgage Loans was approximately [    ]%.

Loan Purpose for the Group 1 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Purchase
Refinance - Cashout
Refinance - Rate Term

Total:

Types of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse

Total:

Documentation Summary for the Group 1 Statistical Mortgage Loans

Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Full Documentation
24 Month Bank Statements
12 Month Bank Statements
Limited Documentation
Stated Income Self-Employed
Stated Income Wage Earner

Total:

II-10

Occupancy Types for the Group 1 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Primary
Investment
Second Home

Total:

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 1 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

0
1
2
3
4
7

Total:

As of the Statistical Cut-off Date, the weighted average age of the Group 1 Statistical Mortgage Loans was approximately [ ] month.

Original Prepayment Penalty Term for the Group 1 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months

Total:

The weighted average original Prepayment Penalty term with respect to the Group 1 Statistical Mortgage Loans having Prepayment Penalties was approximately [ ] months.

II-11

Credit Scores for the Group 1 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 807

Total:

          The Credit Scores of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary for the Group 1 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

A+
A
A-
B+
B
C+
C
D

Total:

Gross Margins for the Group 1 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%

Total:

          As of the Statistical Cut-off Date, the gross margins for the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Group 1 Statistical Mortgage Loans was approximately [    ]% per annum.

II-12

Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%

Total:

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Statistical Mortgage Loans was [    ]% per annum.

Next Rate Adjustment Date for the Group 1 Statistical Mortgage Loans

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
February 2007
June 2007
July 2007
August 2007
September 2007
October 2007
July 2009

Total:

II-13

The Group 2 Statistical Mortgage Loans

Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%

Total:

          As of the Statistical Cut-off Date, the Mortgage Rates of the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Mortgage Rate of the Group 2 Statistical Mortgage Loans was approximately [    ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 2 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000

Total:

          As of the Statistical Cut-off Date, the outstanding principal balances of the Group 2 Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ] and the average outstanding principal balance of the Group 2 Statistical Mortgage Loans was approximately $[    ].

Loan Program for the Group 2 Statistical Mortgage Loans

Loan Program	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Wall Street
Main Street
High Street

Total:

II-14

Product Types for the Group 2 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

2/28 LIBOR ARM
2/28 LIBOR IO ARM
3/27 LIBOR ARM
3/27 LIBOR IO ARM

Total:

State Distributions of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Arizona
Arkansas
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total:

No more than approximately [ ]% of the Group 2 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

II-15

Original Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%

Total:

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Statistical Mortgage Loans ranged from [    ]% to [    ]% and the weighted average Original Loan-to-Value Ratio for the Group 2 Statistical Mortgage Loans was approximately [    ]%.

Loan Purpose for the Group 2 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Purchase
Refinance - Cashout
Refinance - Rate Term

Total:

Types of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse

Total:

Documentation Summary for the Group 2 Statistical Mortgage Loans

Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Full Documentation
24 Month Bank Statements
12 Month Bank Statements
Limited Documentation
Stated Income Self-Employed
Stated Income Wage Earner

Total:

II-16

Occupancy Types for the Group 2 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Primary
Investment
Second Home

Total:

The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 2 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

0
1
2
3
4
6

Total:

As of the Statistical Cut-off Date, the weighted average age of the Group 2 Statistical Mortgage Loans was approximately [ ] month.

Original Prepayment Penalty Term for the Group 2 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

None
6 Months
12 Months
24 Months
30 Months
36 Months

Total:

The weighted average original Prepayment Penalty term with respect to the Group 2 Statistical Mortgage Loans having Prepayment Penalties was approximately [ ].

II-17

Credit Scores for the Group 2 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817

Total:

          The Credit Scores of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination ranged from [    ] to [    ] and the weighted average Credit Score of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination was approximately [    ].

Credit Grade Summary for the Group 2 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

A+
A
A-
B+
B
C
D

Total:

Gross Margins for the Group 2 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%

Total:

          As of the Statistical Cut-off Date, the gross margins for the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average gross margin of the Group 2 Statistical Mortgage Loans was approximately [    ]% per annum.

II-18

Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%

Total:

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans ranged from [    ]% per annum to [    ]% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Statistical Mortgage Loans was [    ]% per annum.

Next Rate Adjustment Date for the Group 2 Statistical Mortgage Loans

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

March 2006
May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
June 2007
July 2007
August 2007
September 2007

Total:

II-19

Annex III
Assumed Mortgage Loan Characteristics

Assumed Characteristics of the Group 1 Initial Mortgage Loans

Current Balances ($)	Original Term (months)	Remaining Term (months)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Maximum Rate (%)	Minimum Rate (%)

Gross Margin (%)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Rate Change Frequency (months)	Next Rate Adjustment Date	Original Interest Only Term	Index

III-1

Assumed Characteristics of the Group 1 Subsequent Mortgage Loans

Current Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term (months)	Remaining Term (months)	Original Interest- Only Term (Months)	Gross Margin (%)	Initial Rate Change Cap (%)	Periodic Rate Cap (%)

Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency	Number of Months Until Next Rage Adjustment Date	Index	Original Months to Prepayment Penalty Expiration	Months of Prefunding*

III-2

Assumed Characteristics of the Group 2 Initial Mortgage Loans

Current Balances ($)	Original Term (months)	Remaining Term (months)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Maximum Rate (%)	Minimum Rate (%)

Gross Margin (%)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Rate Change Frequency (months)	Next Rate Adjustment Date	Original Interest Only Term	Index

III-3

Assumed Characteristics of the Group 2 Subsequent Mortgage Loans

Current Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term (months)	Remaining Term (months)	Original Interest-Only Term (Months)	Gross Margin (%)	Initial Rate Change Cap (%)	Periodic Rate Cap (%)

Maximum Rate (%)	Minimum Rate (%)	Rate Change Frequency	Number of Months Until Next Rate Adjustment Date	Index	Original Months to Prepayment Penalty Expiration	Months of Prefunding*

III-4

Annex IV
Decrement Tables

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class 1-A1					Class 1-A2

Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

IV-1

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class 2-A					Class M1

Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

IV-2

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M2					Class M3

Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

IV-3

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M4					Class M5

Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

IV-4

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M6					Class M7

Payment Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

[* Less than 0.5% but greater than 0.0%.]

IV-5

$[     ] (Approximate)

[[FIELDSTONE LOGO]]

Fieldstone Mortgage Investment Trust, Series 2006-[  ]
Mortgage-Backed Notes

Fieldstone Investment Corporation
Seller

[             ]
Master Servicer

Fieldstone Mortgage Investment Corporation
Depositor

PROSPECTUS SUPPLEMENT

[UNDERWRITERS]

          You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

          We are not offering these notes in any state where the offer is not permitted.

          We represent the accuracy of the information in this prospectus supplement and the prospectus only as of the dates stated on their respective covers.

          Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus until [        ], 2006.

[                              ]

FORM OF PROSPECTUS SUPPLEMENT
(MORTGAGE-BACKED PASS -THROUH CERTIFICATES)
Prospectus supplement to prospectus dated [________], 2006

[$______________]
[FIELDSTONE LOGO

Fieldstone Mortgage Company

Seller and Sponsor

Fieldstone Mortgage Investment Corporation

Depositor

[_______________________]

Master Servicer

Fieldstone Mortgage Investment Trust, Series 2006-[   ]

Issuing Entity

Fieldstone Mortgage Investment Trust Mortgage-Backed

Pass-Through Certificates, Series 2006-[   ]

The assets of the trust fund will include:

[Two groups of] conventional, fully amortizing, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential properties that were originated by Fieldstone Mortgage Company, a subsidiary of Fieldstone Investment Corporation.

The Issuing Entity will issue the following classes of certificates pursuant to this prospectus supplement:

•	3 classes of Class A Certificates and
•	7 classes of Class M Certificates.

The classes of certificates are listed and their respective initial note principal amounts, interest rates and repayment characteristics are described in the table entitled “Summary of Terms - The Series 2006-[   ] Certificates” beginning on page S-[   ].

Principal and interest on the certificates will be payable monthly, commencing on [          ], 2005.

Credit Enhancement

Credit enhancement for the certificates will include excess interest, overcollateralization and subordination.

Investment in these certificates involve risks. You should consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and page [ ] of the attached prospectus. This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

These certificates will be issued by the Issuing Entity as described in this prospectus supplement and will be backed only by the assets of the Issuing Entity. Neither these certificates nor the assets of the Issuing Entity will be obligations of [the Underwriters], Fieldstone Investment Corporation, Fieldstone Mortgage Company, Fieldstone Servicing Corp., [the Master Servicer] or [the Subservicer] or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[____] and [____] as underwriters, will each offer the Class A and Class M Certificates purchased by it from Fieldstone Mortgage Investment Corporation, as depositor, at a price equal to approximately [   ]% of the aggregate certificate principal amount of the offered certificates plus accrued interest, if applicable, before deducting expenses estimated to be approximately $[     ]. The underwriters will each sell the certificates purchases by it from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about [_________], 2006.

[Underwriters]

[__________], 2006

Important Notice about Information in this Prospectus Supplement and the Attached Prospectus

          You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

          Information about the certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

          This prospectus supplement and the attached prospectus include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

          In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Fieldstone Mortgage Investment Corporation.

          We have filed preliminary information regarding the issuing entity’s assets and the notes with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared for prospective investors.

To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.

Summary of Terms - The Series 2006-[   ] Certificates

	Class 1-A1	Class 1-A2	Class 2-A	Class M1	Class M2	Class M3	Class M4	Class M5	Class M6	Class M7

Initial Certificate Principal Amount(1):
Pass-Through Rate:	LIBOR plus[ ]% (2)(3)	LIBOR plus[ ]% (2)(3)	LIBOR plus[ ]% (3)(4)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)	LIBOR plus[ ]% (5)(6)
Minimum Denomination:
Incremental Denomination:
Certificate Form:
ERISA Eligible:
First Principal Distribution Date(7):
Weighted Avg. Life At Issuance:
to 20% call (yrs.)(7)(8):
to 10% call (yrs.)(7)(9):
to maturity (yrs.)(7):
Principal Window:
to 20% call (months)(7)(8):
to 10% call (months)(7)(9):
to maturity (months)(7):
Expected Maturity:
to 20% call(7)(8):
to 10% call(7)(9):
to maturity(7):
Maturity Date(10):
Interest Accrual Method(11):
Payment Delay:
Anticipated Ratings ([Moody’s]/[S&P]/[Fitch]):
CUSIP Number:

Other information:

(1)	The initial certificate principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.
(2)

The pass-through rate for these certificates is the least of (i) one-month LIBOR plus the applicable margin, (ii) the net WAC cap and (iii) the group 1 fixed rate cap of [   ]%. This pass-through rate is subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates—Distributions—Distributions of Interest.”

(3)

If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any distribution date is less than or equal to [10]% of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class 1-A1, class 1-A2 and class 2-A certificates will increase to 2 times its respective margin shown above.

(4)

The pass-through rate for these certificates is the least of (i) one-month LIBOR plus the applicable margin, (ii) the net WAC cap and (iii) the group 2 fixed rate cap of [   ]%. This pass-through rate is subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates—Distributions—Distributions of Interest.”

(5)

The pass-through rates for these certificates are the least of (i) one-month LIBOR plus the applicable margin, (ii) the net WAC cap and (iii) the subordinate fixed rate cap of [     ]%. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See “Description of the Certificates—Distributions— Distributions of Interest.”

(6)

If the aggregate unpaid principal of the mortgage loans at the beginning of the due period related to any distribution date is less than or equal to [10]% of the aggregate unpaid principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates will increase to [1.5] times its respective margin shown above.

(7)

The information set forth above regarding first principal distribution date, weighted average life at issuance, principal distribution window and expected maturity is based on the modeling assumptions defined beginning on page S-[___] and 100% of the prepayment assumption (a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) [to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter].

(8)

Assumes the servicer exercises its cleanup call on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account is reduced to less than or equal to [20]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See “The Mortgage Loan Purchase Agreement and the Trust Agreement—Optional Purchase of the Mortgage Loans.

(9)

Assumes the servicer exercises its cleanup call on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to [10]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See “The Mortgage Loan Purchase Agreement and The Trust Agreement and the Indenture—Optional Purchase of the Mortgage Loans.”

(10)	Latest maturity date for any mortgage loan plus one year.
(11)	The pass-through rate index reset date for the certificates is two business days prior to the start of each interest accrual period.

Credit Enhancement:	Excess Interest
Overcollateralization
Subordination

Overcollateralization Requirements:

Initial Overcollateralization Amount: approximately [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.

Targeted Overcollateralization Amount: [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date

Stepdown Overcollateralization Amount: [ ]% of current principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account on the closing date

Minimum Required Overcollateralization Amount: [    ]% of original principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date

Earliest Possible Stepdown Date: the distribution date in [ ]

Summary Information

          This section briefly summarizes significant characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

Transaction Parties

Sponsor: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Lan Parkway, Columbia, Maryland 21044 and whose telephone number is (410)772-7200.

Seller: Fieldstone Mortgage Company, a Maryland corporation, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200.

Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation, 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (866) 365-FMIC (3642). See “The Depositor” in the prospectus.

Master Servicer: [                     ], whose address is [                     ] and whose telephone number is [                     ]. See “The Master Servicer.”

Servicer: Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See “Parties to the Transaction — The Servicer.”

Subservicer: [                     ], a [       ] whose address is [                     ], and whose telephone number is [                     ],. See “Parties to the Transaction — The Subservicer.”

Issuing Entity: The trust created pursuant to the trust agreement, dated as of [   ] 1, 2006, among the seller, depositor, master servicer, trust administrator and trustee, referred to herein as “Fieldstone Mortgage Investment Trust 2006-[   ]” or the “Issuing Entity”. See “The Mortgage Loan Purchase Agreement and The Trust Agreement.”

Trustee: [                     ], a [     ] whose address is [                     ], Attention: [                     ], and whose telephone number is [                     ]. See “Parties to the Transaction — The Trustee.”

Trust Administrator: [                     ], a [       ] whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the certificates for final payment is [                     ], and whose address for all other purposes is [                     ], and whose telephone number is [                     ]. See “The Mortgage Loan Purchase Agreement and the Trust Agreement.”

[Cap Counterparty: [                     ], whose address is [                     ], and whose telephone number is [                     ]. See “Description of the Certificates—The Interest Rate Cap Agreements—The Cap Counterparty.”]

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be [      ], 2006, which is also referred to in this prospectus supplement as the initial cut-off date. For any subsequent mortgage loan, the cut-off date will be the date that such mortgage loan is added to the trust fund, which is also referred to in this prospectus supplement as the subsequent cut-off date.

Closing Date

The closing date will be on or about [                          ], 2006.

Distribution Date

The 25th day of each month, beginning in [                  ], 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

Determination Date

The fifteenth day of each month in which a Distribution Date occurs (or, if not a Business Day, the immediately preceding Business Day).

S-1

Description of the Transaction

On the closing date the seller and the sponsor will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the issuing entity, a Delaware statutory trust. The servicer will service the mortgage loans in accordance with the Trust Agreement and provide the information to the trust administrator necessary for the trust administrator to calculate payment and other information regarding the certificates.

The transfers of the mortgage loans from the seller and the sponsor to the depositor to the issuing entity in exchange for the Certificates is illustrated below.

Seller and Sponsor

Issuing Entity

Underwriters

Investors

Certificates

Net Proceeds of
Certificates

Mortgage
Loans

Mortgage Loans

Purchase
Price

Net Proceeds of
Certificates

Certificates

Certificates

Master Servicer

Servicer

Cap
Counterparty

Subservicer

Depositor

Net
Cap
Payments

Fees

Servicing

Fees

S-2

Certificates

The Mortgage Loans

The certificates represent ownership interests in the Issuing Entity, the assets of which will consist primarily on the closing date of (a) a mortgage pool consisting of [two groups] of conventional, first and second lien, adjustable and fixed rate, fully amortizing residential mortgage loans having a total principal balance as of [          ], 2006 of approximately $[          ] referred to in this prospectus supplement as the initial mortgage loans, and (b) the aggregate amount of funds on deposit in the pre-funding account. the mortgage loans will consist of two groups designated as group 1 and group 2.

Group 1 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska). Group 2 will consist of first lien and second lien, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group 1.

Pursuant to the trust agreement, the seller has made to the trust certain representations and warranties concerning the Mortgage Loans. See “Origination and Sale of Mortgage Loans—Representations and Warranties” in the prospectus. In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the seller to purchase the mortgage loan from the trust upon deposit with the indenture trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the mortgage rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the prospectus supplement net of certain amounts (including servicing fees) that may be reimbursable to any of the servicer, master servicer or subservicer. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the indenture trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See “The Mortgage Loan Purchase Agreement and the Trust Agreement” in this prospectus supplement and “The Trusts—Substitution of Trust Assets” in the prospectus.

In addition, on the closing date, the seller will deposit approximately $[     ], which represents approximately [     ]% of the aggregate Class Principal Amount of the Certificates, into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account. This amount will be allocated between the mortgage groups so that the sum of the amount deposited in the pre-funding account for a group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $ [     ] and $[     ] for group 1 and group 2, respectively. The amounts deposited in the pre-funding account will be used to buy subsequent mortgage loans for each group from the seller after the closing date and prior to [     ], 2006. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the trust for group 1 and group 2 is approximately $[     ] and $[     ], respectively. The seller must satisfy certain conditions specified in the trust agreement before it can sell subsequent mortgage loans to the trust. In addition, the mortgage loans, each of the mortgage groups and the mortgage pool must satisfy the requirements as described under “The Mortgage Pool--Prefunding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement. The obligation of the trust to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:

•	such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent cut-off date;
•	such subsequent mortgage loan may not have a final maturity date later than [ ];
•	the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years;
•	such subsequent mortgage loan will have a mortgage rate not less than [ ]% per annum;
•	such subsequent mortgage loan will not have an original loan-to-value ratio greater than 100%;
•	such subsequent mortgage loan will have a principal balance not greater than $[ ];

S-3

•	such subsequent mortgage loan will be secured by a first lien on a mortgaged property; and
•	such subsequent mortgage loan will be otherwise acceptable to the rating agencies.

If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a group on [     ], 2006, the holders of the class A certificates related to that group will receive those amounts as a principal distribution on the [     ] 2006 distribution date.

The statistical mortgage loan information presented in this prospectus supplement contains both initial mortgage loans and mortgage loans that are expected to be delivered as subsequent mortgage loans by the seller to the trust during the pre-funding period described above.

The Series 2006-[     ] Certificates

The certificates will have the original certificate principal amount, pass-through rate and other features set forth in the Summary of Terms — The Series 2006-[     ] table on page S-3. In addition, the trust will issue the Class R Certificate, which is not offered pursuant to this prospectus supplement. The Class R Certificate will not be entitled to monthly distributions of principal and interest, but will be entitled to any residual cash flows after payment to the other certificates as described below. The certificates will be issued pursuant to a trust agreement dated as of [     ] 1, 2006, between the seller, the depositor, the master servicer, the trust administrator and the trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the subservicer, the trust administrator and the trustee and to make interest or principal distributions on the certificates. All principal collections will be paid to one or more classes of the certificates, in each case in the manner and to the extent described under “Description of the Certificates—Distributions.” Any interest collections in excess of the amount paid to holders of the certificates (either as interest or principal), the master servicer, the servicer, the subservicer, the trust administrator, the trustee will be paid to the holder of the Class R Certificate, which we are not offering by this prospectus supplement. See “Description of the Certificates—Distributions.”

Relationship Between Loan Groups and the Certificates

The class 1-A1 and class 1-A2 certificates generally relate to the mortgage loans in group 1 and the class 2-A certificates generally relate to the mortgage loans in group 2. The class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates, also referred to as the subordinate certificates, generally relate to the mortgage loans in group 1 and group 2. The certificates generally receive distributions based on interest, principal and other amounts collected from the mortgage loans in the related group or groups. The class 1-A1, class 1-A2 and class 2-A certificates are referred to as the class A certificates or the senior certificates. The senior certificates and the subordinate certificates are referred to as the offered certificates. The Class R Certificate is entitled to residual cashflow from both mortgage groups after the payment of expenses as described herein.

Interest Distributions

Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

The pass-through rate on the class 1-A1 and class 1-A2 certificates will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the applicable net WAC cap and (iii) the group 1 fixed rate cap of [     ]%.

The pass-through rate on the class 2-A certificates will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the applicable net WAC cap and (iii) the group 2 fixed rate cap of [     ]%.

The pass-through rates on the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the applicable net WAC cap and (iii) the subordinate fixed rate cap of [     ]%.

To the extent that interest payable on a certificate is limited on any distribution date by application of the applicable net WAC cap, the amount of interest that would have been payable in absence of such limitation, referred to in this prospectus as a basis risk shortfall, will be payable, to the extent of funds

S-4

available, on future distribution dates as described in this prospectus supplement.

Any interest shortfall due to the group 1 fixed rate cap, group 2 fixed rate cap or subordinate fixed rate cap will not be reimbursed.

See “Risk Factors—The pass-through rate on the certificates may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and the treasury mortgage index.”

On each distribution date, the trust administrator will make payments from interest funds for each mortgage group after the payment of certain expenses of the trust, in the following order of priority:

•	to the related senior certificates, current interest for such distribution date;
•	to the senior certificates of the unrelated mortgage group, current interest for such distribution date (after giving effect to the payment of the interest funds for the unrelated mortgage group);
•	to the subordinate certificates, in the order of priority described in this prospectus supplement, current interest for such distribution date;
•

to the trustee, the master servicer, the trust administrator, the servicer and the subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the trust agreement and the servicing agreement, referred to collectively as the pooling and servicing agreement; and

•	to be applied as part of excess interest for such distribution date as described below.

For a complete description of the interest distributions to the certificateholders, see “Description of the Certificates --Distributions--Distributions of Interest.”

Principal Distributions

Principal distributions on the certificates will generally reflect principal collections on the mortgage loans in the trust fund. Principal distributions on the certificates will also include a portion of interest collections on the mortgage loans to the extent necessary to restore overcollateralization to the required level, as described below.

On each distribution date, holders of the certificates will receive a distribution of principal if there is cash available on such date for the distribution of principal. Monthly principal distributions will generally include principal distributions received on the mortgage loans.

•	to the related senior certificates, required principal distributions for such payment date;
•

to the senior certificates of the unrelated mortgage group, required principal distributions for such distribution date (after giving effect to the distribution of the principal funds for the unrelated mortgage group);

•	to the subordinate certificates, in the order of priority described in this prospectus supplement, required principal distributions for such payment date; and
•	to be applied as monthly excess cash flow for such distribution date.

See “Description of the Certificates—Distributions—Distributions of Principal.”

On each distribution date, the trust administrator will pay principal of the certificates as described under “Description of the Certificates--Distributions--Distributions of Principal.”

The allocation and priority of distributions will differ depending on whether the distribution date is prior to or after the stepdown date or if the distribution occurs when a trigger event or a class 1-A2 trigger event is in effect.

The stepdown date means the later to occur of (a) the distribution date in [     ] or (b) the first distribution date on which the aggregate class principal amount of the class A certificates (after giving effect to distributions of the principal funds amount for such distribution date) is less than or equal to [     ] of the aggregate principal balances of the mortgage loans as of the end of the immediately preceding due period.

A class 1-A2 trigger event describes the situation that exists with respect to any distribution date prior to the stepdown date if the quotient (expressed as a percentage) of (a) the aggregate realized losses incurred from the initial cut-off date through the last day of the calendar month preceding such distribution date divided by (b) the aggregate collateral balance as of the closing date exceeds [     ]%.

S-5

A trigger event exists for any distribution date after the stepdown date, in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans 60 or more days delinquent, measured on a rolling three-month basis (including mortgage loans in foreclosure, REO properties and mortgage loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the aggregate collateral balance as of the preceding servicer remittance date, equals or exceeds the product of (i) [      ]% and (ii) the required percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the cut-off date through the last day of the calendar month preceding such distribution date divided by (2) the aggregate principal balance of the aggregate collateral balance as of the closing date exceeds the required loss percentage or (c) a principal deficiency amount exists for such distribution date.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, custodial duties and administration of the trust fund, the master servicer will be entitled to receive on a monthly basis, an amount equal to the product of [     ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period.

The servicer and the subservicer will be paid in the aggregate on a monthly basis, an amount equal to the product of [     ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the Servicing Fee. As additional servicing compensation, the servicer and subservicer are generally entitled to retain (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts (other than prepayment penalties) to the extent collected from the borrower, (ii) any prepayment interest excess and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts. See “Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments in between due dates. When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to certificateholders. In order to mitigate the effect of prepayment interest shortfalls, each of the servicer and the subservicer (or the master servicer, to the extent that this servicer or the subservicer fails to do so) will be required to pay compensating interest (but only up to the amount of the servicing fee for the related distribution date, in the case of the servicer or the subservicer, or the master servicing fee, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.

Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the mortgage loans prior to the payment of any amounts to the certificateholders.

Denominations

The trust will issue the certificates in minimum denominations of $[100,000] in original principal amount and integral multiples of $[_____] in excess of $[100,000].

Book-Entry Registration

The trust will initially issue the certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Luxembourg or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a Definitive Certificate representing your interest except under limited circumstances.

See “Description of the Certificates—Book-Entry Certificates” in this prospectus supplement and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement.

S-6

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans and the current amount on deposit in the pre-funding account over the aggregate principal amount of the certificates. On the closing date, the overcollateralization amount will equal approximately $[     ], or approximately [     ]% of the sum of the aggregate balance of the mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. Generally, because more interest is required to be paid by the borrowers than is necessary to pay the interest accrued on the certificates and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, some or all of this excess interest will be applied as principal distributions on the most senior classes of certificates then outstanding until the overcollateralization target is restored, again resulting in an acceleration of amortization of the certificates relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See “Description of the Certificates—Credit Enhancement—Overcollateralization.”

Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions by way of example, the Class M Certificates are subordinated to the Class A Certificates in their right to receive distributions of principal and interest. Class M Certificates with a higher numerical designation are subordinated the Class M Certificates with a smaller numerical designation in their right to receive principal and interest. Each class of offered certificates will have a distribution priority over the Class R Certificate. See “Description of the Certificates—Distributions.”

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal distributable on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The following chart also illustrates generally the distribution priorities and the subordination features applicable to the certificates.

Allocation of Losses	Class(es)	Initial Credit Support	Priority of Payment

	1-A1, 1-A2, and 2-A*	[ ]%
	M1	[ ]%
	M2	[ ]%
	M3	[ ]%
	M4	[ ]%
	M5	[ ]%
	M6	[ ]%
	M7	[ ]%

* Principal payments on the Class 1-A1, Class 1-A2 and Class 2-A certificates will be paid in accordance with the priority of payments specified under “Description of the Notes—Distributions—Distributions of Principal.”

Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A certificates corresponding to the other group. If the class A certificates relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A certificates will be paid to the remaining class A certificates of the other group, if any, before being distributed to the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates. See “Description of the Certificates—Distributions.”

Realized Losses

Realized losses on the mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will have the effect of reducing amounts available to make distributions in respect of the subordinate certificates

S-7

as follows: first, the Class M7 Certificates; second, the Class M6 Certificates; third, the Class M5 Certificates; fourth, the Class M4 Certificates; fifth, the Class M3 Certificates; sixth, the Class M2 Certificates and seventh, the Class M1 Certificates. If a loss has been allocated to reduce the certificate principal amount of a subordinate certificate, it is unlikely that a holder of such subordinate certificate will receive any distribution in respect of that reduction. If the applicable subordination is insufficient to absorb losses, the holders of senior certificates will incur losses and may never receive all of their principal distributions.

To the extent that realized losses are incurred, those realized losses will reduce the aggregate principal balances of the mortgage loans, and thus may reduce the overcollateralization amount. As described herein, the overcollateralization amount is increased and maintained by application of excess interest generated by the mortgage loans to make distributions of principal on the certificates.

Interest Rate Cap Agreements

The trustee, not individually, but solely in its capacity as trustee, will enter into three interest rate cap agreements with the cap counterparty. Under the group 1 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 1-A1 and class 1-A2 certificates only, commencing in [          ] and ending in [          ]. Any amounts received under the group 1 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay basis risk shortfalls with respect to the class 1-A1 and class 1-A2 certificates. Under the group 2 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 2-A certificates only, commencing in [          ] and ending in [          ]. Any amounts received under the group 2 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay basis risk shortfalls with respect to the class 2-A certificates. Under the subordinate interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the subordinate certificates only, commencing in [          ] and ending in [          ]. Any amounts received under the subordinate interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay basis risk shortfalls with respect to the subordinate certificates. See “Description of the Certificates—Interest Rate Cap Agreements.”

Optional Purchase

Subject to restrictions described in this prospectus supplement, on any distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related distribution date is reduced to less than or equal to [     ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the trust agreement, to purchase the mortgage loans and the other assets of the trust. If the servicer has not purchased the mortgage loans after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans and the amount on deposit in the pre-funding account at the beginning of the due period for the related distribution date is reduced to less than or equal to [     ]% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date, the margins on the certificates will be increased as set forth on page S-3 beginning on the next distribution date. See “The Mortgage Loan Purchase Agreement and The Trust Agreement —Optional Purchase of the Mortgage Loans.”

Legal Investment

At the end of the pre-funding period, the class 1-A1, class 1-A2, class 2-A and class M1 certificates will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class M2, class M3, class M4, class M5, class M6 and class M7 certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these certificates. See “Risk Factors—Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell” and “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Federal Income Tax Consequences

The trustee will elect to treat a portion of the trust fund as multiple real estate mortgage investment conduits or REMIC for federal income tax purposes.

S-8

Each of the offered certificates will represent ownership of “regular interests” in a REMIC and the right to receive payments in respect of basis risk shortfall amounts. The Class R Certificate will be designed as the sole class of “residual interest” in each of the REMICS. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Under current law, in general, the offered certificates will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of the certificates. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings

The offered certificates are required to receive the respective ratings set forth below from [Fitch], [Moody’s], and [S&P]:

Class	[Fitch Rating]	[Moody’s Rating]	[S&P Rating]

1-A1

1-A2

2-A

M1

M2

M3

M4

M5

M6

M7

A certificate rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any basis risk shortfall (as described in this prospectus supplement) will be paid. See “Ratings.”

The following tables summarize approximate characteristics of the pool of statistical mortgage loans. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the statistical mortgage loans in the trust as of [     ] 1, 2006, which we refer to as the statistical cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the statistical mortgage loans, see “The Mortgage Pool-Statistical Mortgage Loans.”

S-9

The Statistical Mortgage Pool
Approximate Statistical Mortgage Loan Characteristics

Number of statistical loans	[ ]
Aggregate outstanding principal balance of statistical mortgage loans	$[ ]

Average or Weighted Average	Range

Outstanding principal balance(1)
Original principal balance(1)
Current mortgage rates(2)
Gross Margin(2)
Maximum mortgage rates(2)
Minimum mortgage rates(2)
Initial Rate Cap(2)
Periodic Rate Cap(2)
Original loan-to-value ratio(2)
Credit Score(2)
Original term to maturity (in months)(2)
Stated remaining term to maturity (in months)(2)
Seasoning (in months)(2)
Months to Roll(2)
Number of statistical mortgage loans with prepayment penalties at origination
Aggregate outstanding principal balance of statistical mortgage loans with prepayment penalties at origination
Percentage of statistical mortgage loans with prepayment penalties at origination	[ ]%
Weighted average prepayment term at origination for statistical loans with prepayment penalties (in months)

(1)	Indicates average.
(2)	Indicates weighted average.

S-10

3/27 LIBOR ARM

2.43%

3/27 LIBOR IO ARM

2.05%

2/28 LIBOR ARM

40.71%

5/25 Treasury IO ARM

0.03%

2/28 LIBOR IO ARM

54.78%

[Certificate:  The following diagrams are sample illustrations of graphical presentations that will be used to summarize the mortgage loan characteristics.  Please disregard the percentages presented.]

Product Types for the Statistical Mortgage Loans

Mortgage Rates for the Statistical Mortgage Loans

S-11

9.88%

19.25%

29.38%

16.23%

14.39%

6.13%

3.43%

0.89%

0.42%

0.0%

5.0%

10.0%

15.0%

20.0%

25.0%

30.0%

35.0%

6.000% or less

6.001% to 6.500%

6.501% to 7.000%

7.001% to 7.500%

7.501% to 8.000%

8.001% to 8.500%

8.501% to 9.000%

9.001% to 9.500%

9.501% to 10.000%

Original Principal Balances for the Statistical Mortgage Loans

0.66%

7.53%

14.33%

16.11%

15.99%

14.90%

10.53%

9.35%

3.06%

4.86%

2.67%

0.0%

2.0%

4.0%

6.0%

8.0%

10.0%

12.0%

14.0%

16.0%

18.0%

$50,000 or

less

$50,001 to

$100,000

$100,001 to

$150,000

$150,001 to

$200,000

$200,001 to

$250,000

$250,001 to

$300,000

$300,001 to

$350,000

$350,001 to

$400,000

$400,001 to

$450,000

$450,001 to

$500,000

$500,001 or

more

D

0.46%

A

85.04%

B

2.76%

A+

4.14%

C

1.31%

C+

0.04%

B+

2.05%

A-

4.20%

Credit Grade Summary for the Statistical Mortgage Loans

S-12

Original Loan-to-Value Ratios for the Statistical Mortgage Loans

0.52%

0.44%

0.49%

1.01%

3.15%

3.29%

49.25%

18.21%

20.99%

2.64%

0.0%

10.0%

20.0%

30.0%

40.0%

50.0%

60.0%

50.00% or

less

50.01% to

55.00%

55.01% to

60.00%

60.01% to

65.00%

65.01% to

70.00%

70.01% to

75.00%

75.01% to

80.00%

80.01% to

85.00%

85.01% to

90.00%

90.01% to

95.00%

Credit Score Summary for the Statistical Mortgage Loans

0.02%

0.07%

7.02%

13.93%

24.41%

33.84%

15.46%

4.84%

0.41%

0.0%

5.0%

10.0%

15.0%

20.0%

25.0%

30.0%

35.0%

40.0%

Not Available

500 to 500

501 to 550

551 to 600

601 to 650

651 to 700

701 to 750

751 to 800

801 to 817

S-13

Original Prepayment Penalty Term for the Statistical Mortgage Loans

17.62%

0.90%

1.57%

0.01%

70.42%

5.61%

3.88%

0.0%

10.0%

20.0%

30.0%

40.0%

50.0%

60.0%

70.0%

80.0%

None

6 Months

12 Months

18 Months

24 Months

30 Months

36 Months

S-14

Risk Factors

          References herein to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate principal balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the statistical cut-off date, based on the stated principal balances of such mortgage loans as of the statistical cut-off date, after giving effect to scheduled payments due on or prior to the statistical cut-off date, whether or not received.

Prepayments of the mortgage loans will affect the yield to maturity of the certificates

          The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal distributions (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, pass-through rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer or subservicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer or subservicer, as applicable, permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

          The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of the certificates.

          The yield on the certificates will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal distributions could result in an actual yield that is lower than the anticipated yield and, in the case of any certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal distributions could result in an actual yield that is lower than the anticipated yield. Because approximately [      ]% of the statistical mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders as described in this prospectus supplement. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities — Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

S-15

The overcollateralization provisions of the trust will affect the yield to maturity of the certificates

          The overcollateralization provisions of the trust will affect the weighted average life of the certificates and consequently the yield to maturity of the certificates. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as distributions of principal to the most senior class of certificates then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

          Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the certificates and the trust expenses. Mortgage loans with interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market pass-through rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the certificates may vary significantly over time. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Securities — Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

          The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

          As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the Trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

          Approximately [      ]% of the statistical mortgage loans in the mortgage pool, and approximately [      ]% and [      ]% of the group 1 and group 2 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

          The majority of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to effects of adjustable mortgage interest rates, periodic rate caps and a maximum mortgage rates. In particular,

S-16

hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate indices for the mortgage loans and on the certificates differ and the interest rates on the mortgage loans and the certificates adjust at different intervals

          The pass-through rates on the certificates are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the mortgage loans (six-month LIBOR) in the mortgage pool as described under “The Mortgage Pool—General.” As a result, the pass-through rates on the certificates are subject to the net WAC cap and a fixed rate cap.

          The net WAC cap limits the pass-through rate on the related certificates with respect to a related payment date. Any shortfalls arising from the application of the net WAC cap will be carried over as described herein with accrued interest at the then-applicable pass-through rate (computed without regard to the net WAC cap) and, if available, paid from excess cash flow in a later distribution, and, for certain distribution dates described herein, from payments made under the applicable interest rate cap agreement. Various factors may cause the net WAC cap described above to limit the pass-through rate on the related certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable. In addition, the pass-through rates on the certificates adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the net WAC cap described above may cause the pass-through rates on these certificates to be reduced for extended periods in a rising interest rate environment. Certain of the mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the net WAC cap described above limiting increases in the pass-through rates for these certificates. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee and certain other expenses) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those certificates during the related period. Furthermore, if the net WAC cap described above determines the pass-through rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

          The pass-through rates on the class 1-A1, class 1-A2, class 2-A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 certificates are also subject to a fixed rate cap. Fixed rate caps limit the pass-through rate on those certificates to a maximum pass-through rate. The class 1-A1 and class 1-A2 certificates are subject to the group 1 fixed rate cap, which limits the pass-through rate on the class 1-A certificates to a per annum rate of [      ]%. The class 2-A certificates are subject to the group 2 fixed rate cap, which limits the pass-through rate on such certificates to a per annum rate of [      ]%. The class M certificates are subject to the subordinate fixed rate cap, which limits the pass-through rate on the class M certificates to a per annum rate of [      ]%. If the pass-through rate for a class of certificates for a distribution date is limited to the applicable maximum fixed rate, the market value of those certificates may be temporarily or permanently reduced.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

          If the amount of subsequent mortgage loans purchased for a mortgage group to be included as part of the trust fund is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class A certificates related to that group will receive a distribution of principal of the amount remaining in the pre-funding account allocated to that group on the distribution date occurring in [      ] 2006. The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of any subsequent mortgage loans.

Prepayment interest shortfalls may reduce your yield

          When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest

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collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

          On any distribution date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in lower net WAC caps, which could adversely affect the yield on the related certificates.

Recent developments may increase risk of loss on the mortgage loans

          The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest distribution priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See “Certain Legal Aspects of the Mortgage Loans— Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the certificates all principal and interest to which they are entitled.

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The protection accorded to your certificates by subordination is limited

          The rights of the class M1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 certificates to receive those distributions; the rights of the class M3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 certificates to receive those distributions; the rights of the class M4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 certificates to receive those distributions; the rights of the class M5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 certificates to receive those distributions; the rights of the class M6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 certificates to receive those distributions; and the rights of the class M7 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 certificates to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the certificates exceeds the stated principal balances of the mortgage loans, the class M certificates, in reverse order of seniority (first to the class M7 certificates, second to the class M6 certificates, third to the class M5 certificates, fourth to the class M4 certificates, fifth to the class M3 certificates, sixth to the class M2 certificates and seventh to the class M1 certificates) may never receive that principal and interest. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M certificates will be deferred and paid after certain other distributions are made to restore overcollateralization and to pay basis risk shortfalls to the certificates. Investors should fully consider the risks associated with an investment in the class M certificates, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

          The certificates are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular distributions of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

          The seller has made various representations and warranties related to the mortgage loans sold by it to the trustee for inclusion in the trust fund. Those representations are summarized in “The Mortgage Loan Purchase Agreement and the Trust Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

          If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute, if within two years of the closing date, for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the certificates could occur.

Mortgage loans with interest-only payments

          Approximately [      ]% of all of the statistical mortgage loans and approximately [      ]% and [      ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the

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origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in group 1 and group 2 will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the mortgage pool. If you purchase such certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with balloon payments

          Approximately [      ]% of all of the statistical mortgage loans and approximately [      ]% and [      ]% of the aggregate principal balance of the statistical mortgage loans to be included in group 1 and group 2, respectively, are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Approximately [      ]% of the statistical mortgage loans in the mortgage pool had original loan-to-value ratios of greater than 80% but less than or equal to 90%, and approximately [      ]% of the statistical mortgage loans had original loan-to-value ratios of greater than 95%, but less than or equal to 95%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to certificateholders. In such event, holders of subordinate classes of certificates may suffer losses.

Mortgage loans with simultaneous second lien and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust fund. Approximately [      ]% of the statistical mortgage loans in the statistical mortgage pool, and approximately [      ]% and [      ]% of the group 1 and group 2 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the statistical cut-off date), have combined loan-to-value ratios that exceed 95%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust fund.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

          As of the statistical cut-off date, approximately [      ]% of the statistical mortgage loans, and approximately [      ]% and [      ]% of the statistical mortgage loans to be included in group 1 and group 2, respectively, of the mortgaged properties were located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential

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real estate market is influenced by many factors, including the general condition of the economy and pass-through rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the offered certificates do not address all of the factors you should consider when purchasing offered certificates

          The rating of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any basis risk shortfalls will be paid. See “Ratings” in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

          The transfer of the mortgage loans from Fieldstone Mortgage Company to Fieldstone Mortgage Investment Corporation, will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Mortgage Company, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Fieldstone Servicing Corp., as servicer, the bankruptcy trustee or receiver may have the power to prevent [          ], as master servicer, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Fieldstone Servicing Corp., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the certificates

          The certificates will not be issued in physical form. Certificateholders will be able to transfer certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

The certificates may be inappropriate for individual investors

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          The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

•	The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;
•

The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

•

You may not be able to reinvest amounts paid in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate on your certificates; or

•

It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, and in the prospectus under the heading “Risk Factors.”

Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

          The underwriters intend to make a secondary market in the certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of certificates. The class M2, class M3, class M4, class M5, class M6 and class M7 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates such as those classes. See “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicers to collect principal or interest on the mortgage loans,
•	provide the borrowers with a right to rescind the mortgage loans,
•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,
•	result in a litigation proceeding (including class action litigation) being brought against the trust fund, and
•	subject the trust fund to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

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          None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. [Approximately [      ]% of the statistical mortgage loans, and approximately [      ]% and [      ]% of the statistical mortgage loans included in group 1 and group 2, respectively, are subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings. Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest. The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest. The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.]

          Any failure to comply with any anti-predatory lending laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a recission of the related mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller has represented to the trust that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws[, including the Massachusetts anti-predatory lending statute]. The Seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law. If, however, the Seller is unable or unwilling to repurchase any such mortgage loan, the trust may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Forward-Looking Statements

          In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.” Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition;
•	political, social and economic conditions;
•	the law and government regulatory initiatives; and
•	interest rate fluctuations.

          We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Glossary

          A glossary of defined terms used in this prospectus supplement begins on page S-[      ].

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The Mortgage Pool

General

          The statistical mortgage pool with respect to the notes consisted as of the Statistical Cut-off Date of approximately [      ] conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $[          ]. [The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.] The statistical mortgage pool consists of the Initial Mortgage Loans and certain of the Mortgage Loans that are expected to be included among the Subsequent Mortgage Loans to be delivered by the Seller during the Pre-Funding Period. The statistical mortgage pool will be divided into two groups, referred to as Group 1 and Group 2. Group 1, representing approximately [      ]% of the statistical mortgage pool as of the Statistical Cut-off Date, will consist of first lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or $625,000 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska), with respect to second lien fixed rate mortgage loans, mortgage loans that had a principal balance at origination of no more than $179,825 (or $269,773.50 if the property is located in Hawaii or Alaska). Group 2, representing approximately [      ]% of the statistical mortgage pool as of the Statistical Cut-off Date, will consist of first lien and second lien, conventional, adjustable rate and fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

          The Class 1-A1 and Class 1-A2 Certificates will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans. The Class 2-A Certificates will generally be payable out of cash flows attributable to Group 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates will generally be payable out of cash flows attributable to the Group 1 and Group 2 Mortgage Loans. The Class R Certificate will be entitled to the residual cash flow from both Mortgage Groups.

          References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Statistical Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Statistical Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Statistical Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Statistical Cut-off Date. Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Trust Fund. In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other initial Mortgage Loans may be substituted for the removed loans. Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trustee during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans and an identified portion of the Subsequent Mortgage Loans at the Closing Date, although some characteristics of these Initial Mortgage Loans on the Closing Date may vary from those represented here and not all of the Statistical Mortgage Loans will be delivered to the Trustee on the Closing Date and may not be delivered during the Pre-Funding Period. The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding. Certain characteristics of the statistical mortgage loans are set forth in Annex II to this prospectus supplement.

          The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust Fund includes, in addition to the mortgage pool, the following:

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•	certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Trust Agreement;
•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure;
•	all insurance policies described below, along with the proceeds of those policies;
•	rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and
•	the rights of the Trust under the interest rate cap agreements.

          [[As applicable, insert disclosure of any (i) material direct or contingent claims on pool assets, (ii) cross collateralization or (iii) cross default provisions § 229.1111(f)]]

          All of the Statistical Mortgage Loans were originated by FMC in accordance with its underwriting guidelines established and maintained by FMC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under “Underwriting Guidelines.” Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

          All of the Mortgage Loans were originated in [      ]. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

          Approximately [   ]% of the Statistical Mortgage Loans provide for payment by the borrower of a Prepayment Penalty. Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Loan, ranging from [   ] months to [   ] years from the date of origination of such Mortgage Loan (with a weighted average at origination of [   ] months for the Statistical Mortgage Loans in the mortgage pool), as described herein. The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Loan; generally, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. Prepayment Penalties will not be available to make payments to holders of the Certificates. The Servicer or the Subservicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or Subservicer or their respective affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer or Subservicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) the collection of a Prepayment Penalty would, in the reasonable judgment of the Servicer or Subservicer, be in violation of law. The Servicer or Subservicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

          Approximately [   ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [   ]% and [   ]% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 95.00%. As of the Statistical Cut-off Date, [   ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%. Approximately [   ]% of the Statistical Mortgage Loans in the mortgage pool, and approximately [   ]% and [   ]% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Statistical Cut-off Date, [   ]% of the Statistical Mortgage Loans in the statistical mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

          As of the Statistical Cut-off Date, the remaining term to stated maturity of the Statistical Mortgage Loans ranged from [   ] months to [   ] months and the weighted average remaining term to stated maturity of the Statistical Mortgage Loans was approximately [   ] months.

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          Substantially all of the Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at “—The Indices” below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately [   ]% of the Statistical Mortgage Loans, approximately [two] years following origination, (ii) in the case of approximately [   ]% of the Statistical Mortgage Loans, approximately [three] years following origination, and (iii) in the case of approximately [   ] of the Statistical Mortgage Loans, approximately [five] years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap; the Initial Rate Caps for the 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately [   ]% of the Statistical Mortgage Loans) are [   ]%, and the Initial Rate Caps for the 5/25 Treasury IO ARM Loans (representing in the aggregate approximately [   ]% of the Statistical Mortgage Loans) are [   ]%. The Minimum Mortgage Rate for each Mortgage Loan is equal to such Mortgage Loan’s initial Mortgage Rate.

          Effective with the first monthly payment due on each Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO ARM Loans, where the first scheduled principal distribution will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. The 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately [   ]% of the Statistical Mortgage Loans) are subject to a Periodic Rate Cap of approximately [   ]% with respect to each Adjustment Date after the first Adjustment Date. The 5/25 Treasury IO ARM Loans (representing in the aggregate approximately [   ]% of the Statistical Mortgage Loans) are subject to a Periodic Rate Cap of approximately [   ]% with respect to each Adjustment Date after the first Adjustment Date.

          Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See “— The Indices” below.

          The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

          FMC utilizes the Office of Thrift Supervision’s convention (the “OTS Convention”) for determining delinquency statistics. The OTS Convention assumes that each month has exactly 30 days, so a borrower who has not paid on the last day of the month is only 29 days late. A Mortgage Loan will only be considered between 30 and 59 days delinquent if the a scheduled payment has not been received by the end of the month following the month in which such scheduled payment was to be made. For example, assume a Mortgage Loan has a scheduled payment due on August 1, 2006 and the borrower failed to make such payment. This Mortgage Loan will not be considered 30 to 59 days delinquent until September 30, 2006.

          As of the Cut-off Date, the aggregate original principal balance of the Statistical Mortgage Loans was approximately $[      ]. As of the Statistical Cut-off Date, the aggregate Stated Principal Balance of the Statistical Mortgage Loans was approximately $[      ], the minimum Stated Principal Balance was approximately $[      ], the maximum Stated Principal Balance was approximately $[      ], the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately [   ]% and approximately [   ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [   ]% per annum. The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Statistical Cut-off Date was approximately [   ]%, and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Statistical Cut-off Date was approximately [   ]%.

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          The weighted average Credit Score of the Statistical Mortgage Loans as of the date of origination of the respective Statistical Mortgage Loan was approximately [      ]. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

          As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

          As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately [   ]% and [   ]% of the Statistical Mortgage Loans will be the Six-Month LIBOR Index and the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

          The Mortgage Loans are expected to have the stated characteristics as of the Statistical Cut-off Date as set forth in Annex II to this prospectus supplement. The sum of the columns in Annex II may not equal the total indicated due to rounding.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

          On the Closing Date, the excess of the sum of the aggregate Class Principal Amount of the certificates and the initial Overcollateralization Amount over the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date, which amount is expected to be approximately $[ ], will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for distributions on the Certificates. During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and sell such Subsequent Mortgage Loans to the Trustee to be included in the Trust Fund. The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Trustee for inclusion in the Trust Fund for Group 1 and Group 2 is approximately $[ ] and $[ ], respectively. The Subsequent Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund from each such amount will be allocated to the related Mortgage Group. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group. Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of

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the Mortgage Loans in that Mortgage Group. The characteristics of the Mortgage Loans to be included in the Trust Fund will vary upon the acquisition of Subsequent Mortgage Loans. The obligation of the Trustee to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

•	such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;
•	such Subsequent Mortgage Loan may not have a final maturity date later than [ ];
•	the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;
•	such Subsequent Mortgage Loan will have a Mortgage Rate not less than [ ]% per annum;
•	such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than 100%;
•	such Subsequent Mortgage Loan will have a principal balance not greater than $[ ];
•	such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property; and
•	such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

          Following the purchase of such Subsequent Mortgage Loans by the Trustee, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

          Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ ]% per annum;
•	a weighted average remaining term to stated maturity of less than 360 months;
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%;
•	a weighted average Credit Score of at least [ ]; and
•	no more than [ ]% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

          Group 1

•	a weighted average current Mortgage Rate of at least [ ]% per annum;
•	a weighted average remaining term to stated maturity of less than 360 months;
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%; and
•	no more than [ ]% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

          Group 2

•	a weighted average current Mortgage Rate of at least [ ]% per annum;
•	a weighted average remaining term to stated maturity of less than 360 months;
•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%; and
•	no more than [ ]% of the Group 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Static Pool Information

          Information concerning the Sponsor’s prior residential mortgage loan securitizations involving mortgage loans issued by the Depositor is available on the internet at www.[website address to be inserted]. Those securitizations involve [mortgage loans comparable] to the type of Mortgage Loans contained in the Issuing Entity.

          Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information

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•	delinquency, cumulative loss, and prepayment information as of each distribution date for the [three] years preceding the date of first use of this prospectus supplement.

          In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at [__________], Attention: [____________].

          The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the Depositor’s registration statement.

          This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

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Underwriting Guidelines

          All of the Mortgage Loans were originated by Fieldstone Mortgage Company (“FMC”), a nationwide mortgage banking company and wholly-owned subsidiary of the Sponsor, Fieldstone Investment Corporation, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by FMC (the “Fieldstone Underwriting Guidelines”). See “Origination and Sale of Mortgage Loans – Fieldstone Underwriting Guidelines” in the prospectus.

General

          FMC originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. FMC originates loans primarily in the wholesale market, through mortgage brokers, but also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. The mortgage loans have been underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers. The following table summarizes certain information regarding FMC’s total loan originations:

Year Ended December 31,
As of [ ] 2006
		2004	2003	2002	2001

(in thousands)
Aggregate Loan Originations
Non-Conforming Loans
As a percentage of total originations
Conforming Loans
As a percentage of total originations
Total Originations

          The Mortgage Loans included in the Trust are non-conforming loans. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

The Fieldstone Underwriting Guidelines

          FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of FMC’s loan programs. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines are established and maintained by FMC’s credit committee, which is composed of FMC’s President, Executive Vice President–Secondary, Chief Credit Officer, Chief Financial Officer and Senior Vice President – Investment Portfolio and other appropriate officers. The Fieldstone Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. In addition, the Fieldstone Underwriting Guidelines allow for certain flexibility, and exceptions to the underwriting guidelines are permitted in certain circumstances. Exceptions to the underwriting guidelines must be approved by an employee with the appropriate level of exception signing authority.

          FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines are generally consistent across all programs.

          All of FMC’s non-conforming loans are underwritten by FMC’s on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC’s underwriting process considers a

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combination of factors in deciding whether to approve a loan, including the borrower’s income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. The mortgage loan underwriting process relies upon an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amounts relative to the risk. FMC’s policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC’s underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan. Also, FMC generally classifies its non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk. FMC’s credit grade classification considers several factors, including the applicant’s mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. Certain loan characteristics, including LTV and documentation type, also factor into FMC’s credit grading.

          FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. FMC’s appraisal review process requires that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate appraisals. FMC generally requires that an appraisal be no more than 180 days old on the day the loan is funded.

          The Mortgage Loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation – income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements – allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements – allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•

Limited Documentation – generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

•

Stated Documentation – this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

          Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

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          FMC emphasizes quality control prior to origination. FMC’s quality control department also reviews and re-underwrites, on a post-funding basis, approximately 10% of all mortgage loans that FMC originates. FMC generally selects loans for post-funding re-underwriting on a random basis, (though FMC may make select targeted samples of loans from time to time) and reports its findings to management and underwriting department managers on a regular basis. Underwriting changes and corrective actions may be implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

          The Mortgage Loans generally have been originated in accordance with one of the following FMC loan programs, which generally apply the following underwriting criteria:

•	Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans to borrowers with Alt-A credit. This program offers both first and second liens.
•	High Street: The High Street program utilizes both credit score and mortgage history and offers loans to borrowers with subprime credit. This program offers both first and second liens.
•

Main Street: The Main Street program utilizes traditional credit underwriting, rating borrowers’ credit from “A” through “D” and offers loans for borrowers with subprime credit. This program offers first liens only.

•

Key:          BK = bankruptcy; FC = foreclosure; FICO = Fair Isaac & Company; NOD = notice of default; Mortgage History = number of 30-day, 60-day and 90-day delinquencies in last 12 months; Consumer Credit = history of delinquencies on consumer debt

Wall Street (First Lien)

						Maximum LTV (%)

				Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*
Credit Grade	FICO Score	Mortgage History	Consumer Credit
				BK	FC

A	620	0x30	Not Considered	24	36	95	90	90	80	50
A	620	1x30	Not Considered	24	36	90	90	80	N/A	50
A-	600 580	0x30	Not Considered Not Considered	24 24	36 36	95 95	90 85	85 80	70 70	50 50
A-	600		Not Considered	24	36	90	90	N/A	N/A	50
A-	620	2x30	Not Considered	24	36	85	N/A	80	N/A	50
B	540	0x30	Not Considered	24	36	90	60	60	60	50
B	620	0x120	Not Considered	12	24	95	90	90	70	50
B	600	0x120	Not Considered	12	24	95	90	85	70	50
B	580	0x120	Not Considered	12	24	90	85	80	70	50
C	540	0x120	Not Considered	12	24	60	60	60	60	50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full doc and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

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Wall Street (Second Lien)

						Maximum CLTV (%)

				Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*
Credit Grade	FICO Score	Mortgage History	Consumer Credit
				BK	FC

A	660	0x30	Not Considered	24	36	100	100	95	90	50
A	620	0x30	Not Considered	24	36	100	100	90	N/A	50
A	620	1x30	Not Considered	24	36	100	N/A	85	N/A	50
A-	620	2x30	Not Considered	24	36	90	N/A	85	N/A	50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full documentation and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each family member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

High Street (First Lien)

						Maximum LTV (%)

				Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*
Credit Grade	FICO Score	Mortgage History	Consumer Credit
				BK	FC

A	640 620	0x30	Not Considered Not Considered	24 24	36 36	100 100	100 90	85 85	N/A N/A	50 50
A	660 620	1x30	Not Considered Not Considered	24 24	36 36	100 100	100 90	85 85	N/A N/A	50 50
A-	600 580 540	1x30	Not Considered Not Considered Not Considered	24 24 24	36 36 36	100 95 90	85 85 80	85 85 80	N/A N/A N/A	50 50 50
A-	580 520	2x30	Not Considered Not Considered	24 24	24 24	90 85	85 65	80 75	N/A N/A	50 50
B	600	3x30	Not Considered	24	24	90	85	80	N/A	50
B	580	3x30	Not Considered	24	24	85	70	75	N/A	50
B	540	3x30	Not Considered	24	24	85	65	75	N/A	50
B	520	3x30	Not Considered	24	24	80	60	70	N/A	50
B	640	1x60	Not Considered	18	18	85	75	75	N/A	50
B	600	1x60	Not Considered	18	18	85	70	75	N/A	50
B	520	1x60	Not Considered	18	18	80	60	70	N/A	50
C	640	2x60	Not Considered	12	12	80	65	70	N/A	50
C	520	2x60	Not Considered	12	12	80	60	70	N/A	50

* Debt Ratio allowed up to 55% with gross monthly disposable income of $3,000.

High Street (Second Lien)

Maximum CLTV (%)

				Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Maximum Debt Ratio(%)*
Credit Grade	FICO Score	Mortgage History	Consumer Credit
				BK	FC

A	640 620	0x30 0x30	Not Considered Not Considered	24 24	36 36	100 100	100 N/A	50 50
A	660 620	1x30 1x30	Not Considered Not Considered	24 24	36 36	100 100	100 N/A	50 50
A-	600 580	1x30 1x30	Not Considered Not Considered	24 24	36 36	100 90	N/A N/A	50 50
A-	580	2x30	Not Considered	24	24	90	N/A	50
B	600	3x30	Not Considered	24	24	90	N/A	50

* Debt Ratio allowed up to 55% with gross monthly disposable income of $3,000.

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Main Street

					Maximum LTV (%)

			Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*
Credit Grade	Mortgage History	Consumer Credit
			BK	FC

A	1x30	30’s, No 60’s	24	24	90	80	85	**	50
A-	3x30	30’s, Isolated 60’s	24	24	90	80	80	**	50
B	1x60	60’s, Isolated 90’s	18	18	85	75	75	**	50
C	1x90	90’s, Isolated 120’s	12	12	80	70	70	**	50
D	No NOD	500 Score	>12	>12	70	**	**	**	50

* Debt Ratio exceptions of up to 55% for full documentation loans with CLTVs less than or equal to 85%. Program allows for up to 55% maximum Debt Ratio for full documentation loans with CLTVs greater than 85% but less than or equal to 90% under the following circumstances: owner occupied, full documentation only (bank statements not allowed), minimum 640 score for primary wage earner, no 2-4 unit purchases, bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing, and disposable income must meet the following limits: $600 for first family member and $250 for each family member thereafter.

** No programs available

Servicing of the Mortgage Loans

General

          Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Subservicer, except as described under “—Servicing Compensation and Payment of Expenses”, “—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” and “— Advances” below. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Pooling and Servicing Agreement. See “Description of the Agreements—Servicer Events of Default and Master Servicer Events of Defaults” and “—Rights Upon Servicer and Master Servicer Events of Default” in the prospectus.

          In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties. See “Servicing of the Trust Assets—Realization Upon Defaulted Trust Assets.”

          All of the Mortgage Loans will be subserviced by the Subservicer pursuant to the terms and conditions of the Pooling and Servicing Agreement. The Subservicer will be required to perform all duties of the Servicer under the Pooling and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

          As compensation for master servicing, custodial duties and administration of the trust fund, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

          The Servicer and the Subservicer will be paid in the aggregate, the Servicing Fee. If the Servicer or Subservicer is terminated and replaced by a successor servicer or subservicer, as applicable, the aggregate compensation payable to such successor servicer and subservicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Subservicer are entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Penalties) to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on

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funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Pooling and Servicing Agreement.

          The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

          The Master Servicer, the Servicer and the Subservicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

          Prepayments received during a Prepayment Period will be included in determining distributions to Certificateholders on the related Distribution Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for distribution to Certificateholders on the related Distribution Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Subservicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Distribution Date through the last day of the calendar month preceding the related Distribution Date; provided, however, that the amount of Compensating Interest in respect of any Distribution Date shall be limited to the Servicing Fee otherwise payable for such Distribution Date. To the extent that the Servicer and the Subservicer fail to pay required Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Distribution Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Distribution Date occurs through the fifteenth day of the calendar month in which the Distribution Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Subservicer as additional servicing compensation and will not be available to make any distributions to the Certificateholders on the related Distribution Date.

Advances

          Subject to the limitations described below, on each Servicer Remittance Date, the Subservicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the Certificates rather than to guarantee or insure against losses. The Subservicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Subservicer and Servicer fail in their obligations to do so, to the extent provided in the Pooling and Servicing Agreement. In the event the Subservicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Subservicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Certificateholders. If the Subservicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. In addition, the Subservicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Any failure by the Subservicer or Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement. See “Servicing of the Trust Assets—Advances” in the prospectus.

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Collection of Taxes, Assessments and Similar Items

          The Servicer and the Subservicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

          The Master Servicer, the Servicer and the Subservicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Pooling and Servicing Agreement, except for (i) exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Master Servicer Default; Servicer Default; Subservicer Default

          If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by the Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Pooling and Servicing Agreement, the Trustee shall promptly terminate the Master Servicer. In such event, the Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

          If the Subservicer is in default in its obligation under the Pooling and Servicing Agreement, the Servicer will terminate the Subservicer and either appoint a successor Subservicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Subservicer. If the Servicer succeeds to the responsibilities of the Subservicer, it will be entitled to receive the applicable portion of the Servicing Fee.

          If the Servicer is in default in its obligations under the Pooling and Servicing Agreement (including its obligations with respect to a defaulting Subservicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

          The Pooling and Servicing Agreement permits either the Servicer or the Subservicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Pooling and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Subservicer, the lender may appoint a successor servicer or successor subservicer, as applicable, provided that such successor servicer or successor subservicer, as applicable, meets the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the Pooling and Servicing Agreement. See “— General” above.

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Parties to the Transaction

          The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets. A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the mortgage loan purchase agreement, the servicing agreement and the trust agreement, collectively referred to herein as the pooling and servicing agreement.

The Sponsor

          Fieldstone Investment Corporation (“FIC”), a Maryland corporation, is the sole seller of the mortgage loans, acts as the sponsor of the offering of the certificates, and is the entity responsible for structuring the securitization transaction described in the prospectus supplement. FIC owns all of the outstanding capital stock of each of the depositor, FMIC, and the servicer, Fieldstone Servicing Corp.

          FIC is a self-managed, fully integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC’s goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC retains a significant portion of its non-conforming loans in an investment portfolio, and FIC’s current strategy is to own a portfolio of loans with a principal balance approximately equal to 12 times FIC’s shareholders’ equity. FIC will finance this portfolio with a combination of long-term securitization debt, short-term warehouse debt and its equity. FIC retains the servicing rights with respect to non-conforming loans in its portfolio in order to monitor and improve their performance. FIC continues to sell a portion of the non-conforming loans and all of the conforming loans that it originates on a whole loan, servicing-released basis.

          FIC and its affiliates have been participants in the securitization market since 2003, and FIC has sponsored publicly-offered securitization transactions since October 2003. FIC and its affiliates securitize, sell and service primarily consumer mortgage loans. FIC’s securitization program was initiated by FIC to finance fully amortizing, one- to four-family, residential first lien and second lien mortgage loans that have been originated by Fieldstone Mortgage Company, a wholly-owned subsidiary of FIC. The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

	2003	2004	2005
Number of Securitizations	1	5	3
Number of Mortgage Loans	2,754	22,037	14,577
Aggregate Principal Balance	$500,177,479	$4,339,739,796	$2,881,795,712

          FIC’s material obligations in the transaction are to purchase the Mortgage Loans from Fieldstone Mortgage Company and sell them to the Depositor, and to repurchase defective Mortgage Loans in certain instances, as described in “The Mortgage Loan Purchase Agreement and the Trust Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

          FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, effective November 12, 2003. FIC intends to distribute to its stockholders all or substantially all of its REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax. FIC intends to retain its net gains on sales of loans to build its capital base. In order to meet some of the requirements to qualify as a REIT. FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company (“FMC”), which FIC has elected to treat as a taxable REIT subsidiary. FIC funds the conforming and non-conforming loans FIC sells.

          FIC’s principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

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The Seller

          Fieldstone Mortgage Company, a Maryland corporation (“FMC”) and wholly-owned subsidiary of FIC, is a nationwide mortgage banking company that originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. See “Underwriting Guidelines--General” in this prospectus supplement.

          FMC’s principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. Fieldstone Investment Corporation, or FIC, FMC’s parent company, has elected to be taxed as a real estate investment trust.

The Depositor

          Fieldstone Mortgage Investment Corporation (“FMIC”) was incorporated in Maryland on May 27, 2005, as a wholly owned, limited-purpose financing subsidiary of FIC. FMIC’s principal office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone (866) 365-FMSC (3642).

          FMIC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. FMIC’s certificate of incorporation prohibits FMIC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness (i) that may be incurred by FMIC in connection with the issuance of any securities that are collateralized or otherwise secured or backed by interest in mortgage loans or mortgage related assets (“Eligible Securities”), (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than FMIC and provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of FMIC evidenced by Eligible Securities issued by FMIC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the Eligible Securities is indefeasibly paid in full. FMIC’s certificate of incorporation limits FMIC’s business to the foregoing and place certain other restrictions on FMIC’s activities. In particular, FMIC cannot not amend the purposes for which FMIC has been formed without the consent of an independent director.

          FMIC does not have, nor is it expected in the future to have, any significant assets. FMIC will not have any business operations other than securitizing assets and related activities. FMIC will have limited obligations and rights under the Trust Agreement.

The Issuing Entity

          Fieldstone Mortgage Investment Trust, Series 2006-[  ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement among the Depositor, the Seller, the Trustee and the Trust Administrator. The Issuing Entity will not own any assets other than the mortgage loans or the other assets described below. The Issuing Entity will not have any liabilities other than those incurred in connection with the Trust Agreement and any related agreement. The fiscal year end of the Issuing Entity will be December 31 of each year. No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, except for a de minimis contribution made by the Depositor pursuant to the Trust Agreement, and the Issuing Entity will not have any other capital. The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement.

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          The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, entering into the Interest Rate Cap Agreements, issuing the Notes, making payments on the Notes, and related activities. [The permissible activities of the Issuing Entity may not be modified.]

          The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

          The Issuing Entity’s principal offices are located in [          ], in care of [          ], as Trustee, at the address set forth below under “—The Trustee.”

          The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the [sponsor, depositor or issuing entity] on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Master Servicer

          The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          [          ], with its master servicing offices located at [               ]. [          ] is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. [                    ]. Insert general description of Master Servicer’s business.

          Under the terms of the Trust Agreement, the Master Servicer also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Master Servicer neither independently verifies the information received from the Servicer that it uses for these calculations nor monitors access to and activity in the Collection Account, compliance with covenants in the Trust Agreement or the basis for the addition, substitution or removal of Mortgage Loans from the Mortgage Group. As trust administrator, the Master Servicer is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of the Issuing Entity and the Depositor will be required to sign any such monthly or annual reports. [          ] has been engaged in the business of securities and trust administration since [          ]. It has acted as securities administrator or trust administrator with respect to more than [          ] series of securities, and, as of [          ] , was acting as securities administrator or trust administrator with respect to more than $[          ] of outstanding residential mortgage-backed securities.

The Servicer

          Fieldstone Servicing Corp. will be named as Servicer of the Mortgage Loans under the Pooling and Servicing Agreement. All of the Mortgage Loans, however, will be sub-serviced by [          ], as Subservicer, which will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement. Notwithstanding the

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obligations of the Subservicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Pooling and Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the Mortgage Loans. Under the Pooling and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans” below.

The Subservicer

          The information set forth in the following paragraphs has been provided by the Subservicer. None of the Seller, the Depositor, the Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          [Insert following disclosure with respect to the Subservicer as required by Item 1108 of Reg AB (§ 229.1108):

•

a general discussion of the Subservicer’s experience in servicing assets of any type as well as a more detailed discussion of the Subservicer’s experience in, and procedures for the servicing function it will perform in the current transaction for the Mortgage Loans.

•

to the extent material, information regarding the size, composition and growth of the Subservicer’s portfolio of mortgage loans of the same type as the Mortgage Loans and information on factors related to the Subservicer that may be material to an analysis of the servicing of the Mortgage Loans.

•

a description of any material changes to the Subservicer’s policies or procedures in the servicing function it will perform in the current transaction for mortgage loans of the same type as the Mortgage Loans during the past three years.

•

to the extent material, whether any prior securitizations of mortgage loans of the same type as the Mortgage Loans involving the Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, the extent of outsourcing the Subservicer utilizes or if there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Subservicer.

•

information regarding the Subservicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance.

•	a description, to the extent material, of any special or unique factors involved in servicing the Mortgage Loans and the Subservicer’s processes and procedures designed to address such factors.
•	to the extent material, statistical information regarding Subservicer advances on the Subservicer’s overall servicing portfolio for the past three years.
•

a description, to the extent material, the Subservicer’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of the underlying collateral, note sale by a special servicer or borrower negotiation or workouts.

•

a description, to the extent material, of any ability of the Subservicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the effect of any such ability, if material, on the potential cash flows from the Mortgage Loans

•	a description of the Subservicer’s custodial responsibilities (safekeeping and preservation of assets)
•	a description of any limitation on Subservicer’s liabilities]

          [Subservicer] Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the [Subservicer] Subprime Securitized Servicing Portfolio.

Delinquency and Foreclosure Experience of the
[Subservicer] Subprime Securitized Servicing Portfolio

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	As of [ ],		As of December 31,

	2006		2004		2003		2002

	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount

Portfolio
Delinquency
30-59 days
60-89 days
90 days or more
Total
Foreclosure rate
REO properties

          The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

          The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by [          ] pending disposition.

Loan Loss Experience
of the [Subservicer] Subprime Securitized Servicing Portfolio

	Six-Month Period Ending [ ],	Year Ending December 31,

	2006	2004	2003	2002

Average amount outstanding
Net losses
Net losses as a percentage of average amount outstanding

          The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by [     ] to be uncollectible, less amounts received by [     ] as recoveries from liquidation proceeds and deficiency judgments.

          There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, [          ] cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

          In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

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          Collection Procedures. [          ] employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by [          ] is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a borrower. [          ] utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, [          ] makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the borrower’s attitude toward the obligation. [          ] will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

The Trustee

          [                         ] will be the Trustee under the Trust Agreement. The Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Trustee will also be entitled to customary indemnification for certain costs and expenses prior to distribution of any amounts to Certificateholders. The Trustee’s Corporate Trust Office is located at [                         ], Attention: [                         ], or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Trust Administrator, the Depositor and the Master Servicer.

Description of the Certificates

General

          The Mortgage Loans and the other assets included in the Trust Fund will represent all the assets available for distribution to the Certificates. Copies of the Servicing Agreement and the Trust Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor (Fieldstone Mortgage Investment Corporation, Commission File Number ______________) that will be available to purchasers of the Offered Certificates at, and will be filed with, the Commission within 15 days of the initial delivery of the Offered Certificates. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

          The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Servicing Agreement and the Trust Agreement. When particular provisions or terms used in the Servicing Agreement or the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Certificates will consist of the Class 1-A1 Certificates, Class 1-A2 Certificates, Class 2-A Certificates, Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates (collectively, the “Offered Certificates”) and the Class R Certificate.

          The Offered Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Trust Administrator. The Class A Certificates and the Class M Certificates will be issued in minimum dollar denominations of $[100,000] and integral multiples of $1 in excess of $[100,000].

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Book-Entry Certificates

          The Certificates will be Book-Entry Certificates. Certificateholders may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal amount of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Certificates and the Class M Certificates in minimum Class Principal Amounts of $[100,000] and integral multiples of $1 in excess of $[100,000]. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be certificateholders as that term is used in the Indenture. Certificateholders are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Certificateholders will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificateholders have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the Rules provide a mechanism by which Certificateholders will receive payments and will be able to transfer their interests.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Federal Income Tax Considerations—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

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          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

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          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Grantor Trusts—Taxation of Certain Foreign Holders of Grantor Trust Securities” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Certificates in the secondary market since some potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

          DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

1.

DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor; or

2.

after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Certificates advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing

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that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trust Administrator and the Trustee will issue Definitive Certificates, and thereafter the Trust Administrator will recognize the holders of such Definitive Certificates as holders of the Certificates under the Indenture.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

          The Pooling and Servicing Agreement provides that the Servicer and the Subservicer, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Subservicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. Any Custodial Account must be an Eligible Account. The servicer or the subservicer may make withdrawals from the Custodial Account for the limited purposes specified in the Trust Agreement. See “Servicing of the Trust Assets—Withdrawals from the Custodial Account” in the prospectus. The Pooling and Servicing Agreement permits the Servicer and the Subservicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Fitch, Moody’s and S&P as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Subservicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Subservicer, as applicable, from time to time. The Servicer or the Subservicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

          The Pooling and Servicing Agreement provides that the Trust Administrator, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, known as a “Collection Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date. Any Collection Account must be an Eligible Account. The Trust Administrator may make withdrawals from the related Collection Account for the limited purposes specified in the Trust Agreement. See “Servicing of the Trust Assets—Withdrawals from the Collection Account” in the prospectus. The Pooling and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody’s and S&P as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Distribution Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

          Each Custodial Account and Collection Account will be reconciled on a monthly basis. There will not be any external verification of activity in the accounts, except as may occur in connection with the annual examination by the Servicer or Trust Administrator’s independent accountants in connection with their respective audits, or in connection with periodic examination by the Servicer’s or the Trust Administrator’s regulatory authorities.

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Distributions

          General. Distributions on the Certificates will be made by the Trust Administrator, on each Distribution Date, commencing in [          ], 2006, to the persons in whose names the Certificates are registered at the close of business on the Record Date.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to payments as it appears on the certificate register, or, in the case of any Certificateholder that has so notified the Trust Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Distribution Date, a holder of a Certificate will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Certificates.

          Distributions of Interest. On each Distribution Date, interest distributable on the Offered Certificates will equal the sum of (1) Current Interest and (2) any Carryforward Interest for such class for the related Accrual Period. All calculations of interest on the Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the preceding Accrual Period.

          (A)     On each Distribution Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

(i)	pro rata, to the Class 1-A1 Certificates and Class 1-A2 Certificates, Current Interest and Carryforward Interest thereon for such Distribution Date;

(ii)	to the Class 2-A Certificates, Current Interest and Carryforward Interest thereon (after giving effect to the distribution of the Interest Funds for Group 2) for such Distribution Date;

(iii)	to the Class M1 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(iv)	to the Class M2 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(v)	to the Class M3 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(vi)	to the Class M4 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(vii)	to the Class M5 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(viii)	to the Class M6 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(ix)	to the Class M7 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(x)

to the Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

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(xi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Group 1 Monthly Excess Interest for such Distribution Date.

          (B)     On each Distribution Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

(i)	to the Class 2-A Certificates, Current Interest and Carryforward Interest thereon for such Distribution Date;

(ii)

pro rata, to the Class 1-A1 Certificates and the Class 1-A2 Certificates, Current Interest and Carryforward Interest thereon (after giving effect to the distribution of the Interest Funds for Group 1) for such Distribution Date;

(iii)	to the Class M1 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(iv)	to the Class M2 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(v)	to the Class M3 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(vi)	to the Class M4 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(vii)	to the Class M5 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(viii)	to the Class M6 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(ix)	to the Class M7 Certificates, Current Interest and Carryforward Interest for such class for such Distribution Date;

(x)

to the Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

(xi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Group 2 Monthly Excess Interest for such Distribution Date.

          Notwithstanding the foregoing, on each Distribution Date, payments in respect of interest will be made to each class of Class A Certificates from the Interest Funds for the related Mortgage Group before any such payments are made to such Class A Certificates from the Interest Funds for any other Mortgage Group. Distributions in respect of Current Interest will be made to each class of Class M Certificates from the Group 1 Interest Funds and the Group 2 Interest Funds in accordance with the allocation rules set forth in the Trust Agreement.

          Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for each Mortgage Group and for each Distribution Date is required to be paid as follows until the Principal Distribution Amount has been fully paid:

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          I.  On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

          (A)  For Group 1: the Principal Distribution Amount for Group 1 will be paid in the following order of priority:

(i)

pro rata, to the Class 1-A1 and Class 1-A2 Certificates, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Certificates, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

(ii)	to the Class 2-A Certificates, after giving effect to payments pursuant to clause (I)(B)(i) below, until the Class Principal Amount of such class has been reduced to zero;

(iii)	to the Class M1 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M2 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M3 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M4 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M5 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(viii)	to the Class M6 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(ix)	to the Class M7 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(x)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount for Group 1 remaining after application pursuant to clauses (i) through (ix) above.

          (B)  For Group 2: the Principal Distribution Amount for Group 2 will be paid in the following order of priority:

(i)	to the Class 2-A Certificates, until the Class Principal Amount of such class has been reduced to zero;

(ii)

pro rata, to the Class 1-A1 and Class 1-A2 Certificates, after giving effect to payments pursuant to clauses (I)(A)(i) above, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Certificates, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

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(iii)	to the Class M1 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(iv)	to the Class M2 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(v)	to the Class M3 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(vi)	to the Class M4 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(vii)	to the Class M5 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(viii)	to the Class M6 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(ix)	to the Class M7 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(x)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described at “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount for Group 2 remaining after application pursuant to clauses (i) through (ix) above.

          II.  On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for each Mortgage Group for such date will be paid in the following order of priority:

(i)

(a) so long as the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 or Class M7 Certificates are outstanding, to the Class 1-A1 and Class 1-A2 Certificates (from amounts in Group 1 except as provided below) in accordance with the Group 1 Senior Priority and to the Class 2-A Certificates (from amounts in Group 2 except as provided below), in each case, an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Group for such Distribution Date and (y) the Related Senior Principal Distribution Amount for such Mortgage Group for such Distribution Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Group exceeds the Related Senior Principal Distribution Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Certificates of the other Mortgage Group (in the case of the Class 1-A1 and Class 1-A2 Certificates, in accordance with the Group 1 Senior Priority), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (a) on such Distribution Date); or (b) otherwise to the Class 1-A1 and Class 1-A2 Certificates (in accordance with the Group 1 Senior Priority) and to the Class 2-A Certificates, the Principal Distribution Amount for the related Mortgage Group for such Distribution Date;

(ii)

to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to the Class 1-A1, Class 1-A2 and Class 2-A Certificates on such Distribution Date pursuant to clause (i) above, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

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(iii)

to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Certificates on such Distribution Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(iv)

to the Class M3 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Certificates on such Distribution Date pursuant to clauses (i), (ii) and (iii) above, respectively, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(v)

to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii) and (iv) above, respectively, and (y) the M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

(vi)

to the Class M5 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii), (iv) and (v) above, respectively, and (y) the M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

(vii)

to the Class M6 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

(viii)

to the Class M7 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Group 1 and Group 2 for such Distribution Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

(ix)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (viii) above.

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Credit Enhancement

          Credit enhancement for the Certificates consists of, in addition to limited cross collateralization, the subordination of the Class M Certificates, excess interest and overcollateralization, in each case as described herein.

          Subordination. The rights of holders of the Class M Certificates to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Certificates having a higher priority of distribution, as described under “—Distributions—Distributions of Interest” and “—Distributions—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereto, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of Certificates by means of the subordination of the Class M Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Certificates to receive, prior to any distribution in respect of any Interest Funds or Principal Funds, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

          Realized Losses. Realized Losses on Mortgage Loans (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will have the effect of reducing amounts distributable to the Certificates as follows: first, the Class M7 Certificates; second, the Class M6 Certificates; third, the Class M5 Certificates; fourth, the Class M4 Certificates; fifth, the Class M3 Certificates; sixth, the Class M2 Certificates and seventh, the Class M1 Certificates. Realized Losses will not reduce the Class Principal Amount of any Certificate, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Certificates all principal and interest to which they are entitled. Any reductions in amounts distributable to the Certificates as a result of Realized Losses are referred to as Applied Loss Amounts. The Certificates Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Certificates.

          Excess Interest. The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Certificates, the fees, if any, and expenses of the Servicer, the Subservicer, the Master Servicer, the Trust Administrator and the Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

          Overcollateralization. The Aggregate Loan Balance as of the Initial Cut-off Date will exceed the initial aggregate Class Principal Amount of the Certificates by approximately $[     ], which represents approximately [     ]% of the Aggregate Collateral Balance as of the Closing Date. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Pass-Through Rate on the Certificates. As described below, interest collections will be applied to distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance as of the Initial Cut-off Date over the aggregate Class Principal Amount of the Certificates) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

          As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Distribution Amount will not be applied in reduction of the Class Principal Amounts of the Certificates, but will instead be applied as described below.

          Application of Monthly Excess Cashflow. The sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Distribution Date (see “—Distributions—Distributions of Interest”) and the Aggregate Overcollateralization Release Amount for such date will constitute the “Monthly Excess Cashflow” for such Distribution Date, which will, on each Distribution Date be paid in the following orders of priority, as applicable:

          (1)  For each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect,

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(a)	up to the Overcollateralization Deficiency Amount for such Distribution Date, in the following order of priority:

(i)

concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Certificates, after giving effect to previous principal distributions on such Distribution Date (as described in “—Distributions—Distributions of principal” above), to the Class 1-A1 and Class 1-A2 Certificates, in accordance with the Group 1 Senior Priority, and to the Class 2-A Certificates, until the Class Principal Amount of each such class has been reduced to zero;

	(ii)	to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

	(iii)	to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

	(iv)	to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

	(v)	to the Class M4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

	(vi)	to the Class M5 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

	(vii)	to the Class M6 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

	(viii)	to the Class M7 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(b)

to the extent of any Basis Risk Shortfall (after distribution of any Basis Risk Shortfalls as described below under “—The Interest Rate Cap Agreements”), to the distribution of such amounts to the Certificates, in the order of priority of the classes of Certificates as set forth immediately above, and with respect to the Class A Certificates, in proportion to their respective amounts of Unpaid Basis Risk Shortfalls, until each such class has received in full all amounts of any Basis Risk Shortfall;

(c)

sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates and the Class M7 Certificates, in that order, Deferred Amount, if any, for such class, until each such class has received in full its Deferred Amount; and

(d)	to the Class R Certificate; or

          (2)  for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(a)

concurrently, in proportion to the aggregate Class Principal Amounts of the Class A Certificates, after giving effect to previous principal distributions on such Distribution Date (as described in “—Distributions—Distributions of principal” above), to the Class 1-A1 and Class 1-A2 Certificates, in accordance with the Group 1 Senior Priority, and to the Class 2-A Certificates, until the aggregate Class Principal Amount of the Class A Certificates, after giving effect to payments on such Distribution Date, equals the Senior Target Amount;

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(b)

to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Certificates, after giving effect to payments on such Distribution Date, equals the M1 Target Amount;

(c)

to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Certificates, after giving effect to payments on such Distribution Date, equals the M2 Target Amount;

(d)

to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Certificates, after giving effect to payments on such Distribution Date, equals the M3 Target Amount;

(e)

to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to payments on such Distribution Date, equals the M4 Target Amount;

(f)

to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to payments on such Distribution Date, equals the M5 Target Amount;

(g)

to the Class M6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, after giving effect to payments on such Distribution Date, equals the M6 Target Amount;

(h)

to the Class M7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, after giving effect to payments on such Distribution Date, equals the M7 Target Amount;

(i)

to the extent of any Basis Risk Shortfall (after distribution of any Basis Risk Shortfalls to the Certificates as described below under “—The Interest Rate Cap Agreements”), to the distribution of such amounts to the Certificates, in the order of priority of the classes of Certificates as set forth immediately above, and with respect to the Class A Certificates, in proportion to their amount of Unpaid Basis Risk Shortfalls, until each such class has received in full all amounts of any Basis Risk Shortfall;

(j)

sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates and the Class M7 Certificates, in that order, Deferred Amount, if any, for such class, until each such class has received in full its Deferred Amount; and

(k)	to the Class R Certificate.

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Calculation of One-Month LIBOR

          On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

          If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Certificates will be established by the Trust Administrator as follows:

(1)

If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)

If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Certificates, for the related Accrual Period for the Certificates shall (in the absence of manifest error) be final and binding.

Interest Rate Cap Agreements

          General. On the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into three interest rate cap agreements with the Cap Counterparty, whereby the Cap Counterparty will agree to make payments to the Trust Fund in respect of the related class or classes of Certificates on each Interest Rate Cap Agreement Distribution Date on which One-Month LIBOR exceeds the related strike rate described below for that Distribution Date subject to a rate ceiling. Any amounts received by the Trust Fund under the any Interest Rate Cap Agreement will be deposited into the Interest Rate Cap Account.

          Unless terminated earlier, each Interest Rate Cap Agreement will terminate after the Interest Rate Cap Agreement Distribution Date in August 2007. Both the Trust and the Cap Counterparty will have the right to terminate any Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with such Interest Rate Cap Agreement.

          The Group 1 Senior Cap Agreement. Under the Group 1 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust Fund on each related Group 1 Senior Cap Agreement Distribution Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 1 Senior Cap Agreement Distribution Date (or in the case of the initial Group 1 Senior Cap Agreement Distribution Date, the Closing Date) to but excluding the current Group 1 Senior Cap Agreement Distribution Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 1 Senior Cap Agreement Distribution Date and (ii) the Aggregate Loan Balance for Group 1 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 1 Senior Cap Agreement Distribution Date over (y) the related strike rate as set forth below for that Group 1 Senior Cap Agreement Distribution Date. If for any Group 1 Senior Cap Agreement Distribution Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class 1-A1 and Class 1-A2 Certificates on the first day of the related Accrual Period for the Distribution Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to [     ] any amount in excess of the amount determined under the immediately preceding sentence.

          On any Distribution Date related to a Group 1 Senior Cap Agreement Payment on which there is an Basis risk shortfall with respect to the Class 1-A1 or Class 1-A2 Certificates, after all payments described above under “—Distributions—Distributions of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Basis risk shortfalls to the Class 1-A1 and Class 1-A2 Certificates. Any

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amounts received in respect of the Group 1 Senior Cap Agreement that are not needed to pay Basis Risk Shortfalls to the Class 1-A1 or Class 1-A2 Certificates on the related Distribution Date will be paid to [     ].

Distribution Date	Group 1 Senior Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)

[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
Thereafter

          The Group 2 Senior Cap Agreement. Under the Group 2 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust Fund on each related Group 2 Senior Cap Agreement Distribution Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 2 Senior Cap Agreement Distribution Date (or in the case of the initial Group 2 Senior Cap Agreement Distribution Date, the Closing Date) to but excluding the current Group 2 Senior Cap Agreement Distribution Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 2 Senior Cap Agreement Distribution Date and (ii) the Aggregate Loan Balance for Group 2 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 2 Senior Cap Agreement Distribution Date over (y) the related strike rate as set forth below for that Group 2 Senior Cap Agreement Distribution Date. If for any Group 2 Senior Cap Agreement Distribution Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the Class Principal Amount of the Class 2-A Certificates on the first day of the related Accrual Period for the Distribution Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to [     ] any amount in excess of the amount determined under the immediately preceding sentence.

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          On any Distribution Date related to a Group 2 Senior Cap Agreement Payment on which there is an Basis Risk Shortfall with respect to the Class 2-A Certificates, after all payments described above under “—Distributions—Distributions of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Basis Risk Shortfalls to the Class 2-A Certificates. Any amounts received in respect of the Group 2 Interest Rate Cap Agreement that are not needed to pay Basis Risk Shortfalls to the Class 2-A Certificates on the related Distribution Date will be paid to [     ].

Distribution Date	Group 2 Senior Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)

[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
Thereafter

          The Subordinate Cap Agreement. Under the Subordinate Cap Agreement, the Cap Counterparty will agree to make payments to the Trust Fund on each related Subordinate Cap Agreement Distribution Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Subordinate Cap Agreement Distribution Date (or in the case of the initial Subordinate Cap Agreement Distribution Date, the Closing Date) to but excluding the current Subordinate Cap Agreement Distribution Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Subordinate Cap Agreement Distribution Date and (ii) the Aggregate Loan Balance as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Subordinate Cap Agreement Distribution Date over (y) the related strike rate as set forth below for that Subordinate Cap Agreement Distribution Date. If for any Subordinate Cap Agreement Distribution Date, the notional amount used to calculate the payment made by the Cap Counterparty

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exceeds the aggregate Class Principal Amount of the Class M Certificates on the first day of the related Accrual Period for the Distribution Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to [     ] any amount in excess of the amount determined under the immediately preceding sentence.

          On any Distribution Date related to an Subordinate Cap Agreement Payment on which there is an Basis Risk Shortfall with respect to the Class M Certificates, after all payments described above under “—Distributions—Distributions of Interest” have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Basis risk shortfalls to the Class M Certificates. Any amounts received in respect of the Subordinate Cap Agreement that are not needed to pay Basis Risk Shortfalls to the Class M Certificates on the related Distribution Date will be paid to [     ].

Distribution Date	Subordinate Cap Agreement Notional Balance	Strike Rate (%)	Ceiling Rate (%)

[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2006
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2007
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
[ ], 2008
Thereafter

          The Cap Counterparty. The information set forth in the following paragraphs has been provided by the Cap Counterparty. None of the Seller, the Depositor, the Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

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[[INSERT GENERAL DESCRIPTION REGARDING CAP COUNTERPARTY]]

[[INSERT DISCLOSURE REGARDING CAP COUNTERPARTY REQUIRED BY § 229.1114]]

Reports to Certificateholders

          On each Distribution Date, the Trust Administrator will make available to each Certificateholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1)	the amount of the related distribution to holders of each class of Certificates allocable to principal;

(2)	the amount of such distribution to holders of each class of Certificates allocable to interest;

(3)	the Basis Risk Shortfall for each class of Certificates;

(4)	the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(5)	the amount of the Servicing Fee paid to or retained by the Servicer and the Subservicer;

(6)	the Pass-Through Rate for each class of Certificates for such Distribution Date;

(7)	the amount of Advances included in the distribution on such Distribution Date;

(8)	the cumulative amount of Realized Losses to date, in the aggregate;

(9)	the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each class of certificates;

(10)

the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

(11)

with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(12)	whether a Trigger Event or a Class 1-A2 Trigger Event has occurred;

(13)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(14)

to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

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          The Trust Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Trust Administrator’s website located at [          ]. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [          ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address: [                    ]. The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Mortgage Loan Purchase Agreement and the
Trust Agreement

General

          The Certificates will be issued pursuant to the Trust Agreement. Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Certificate Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Certificateholder, without charge, on written request, an electronic copy (without exhibits) of the Servicing Agreement and the Trust Agreement. Requests should be addressed to [          ], Attention: [          ].

          The following summary describes certain terms of the Mortgage Loan Purchase Agreement and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Assignment of Mortgage Loans

          On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to the depositor. Pursuant to the Trust Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trustee. On the Closing Date, the Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date. On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cutoff Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates, which represent a beneficial ownership interest in the Trust Fund.

          Each Mortgage Loan will be identified in a schedule to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

          As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Trustee or in blank, or a lost note affidavit conforming to the requirements of the Trust Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System®, an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will

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have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

          Pursuant to the terms of the Trust Agreement, the Seller has made to the Trustee certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Sale and Servicing of the Trust Assets—Representations and Warranties.” In addition, the Seller has represented to the Trustee that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. . Within the period of time specified in the Trust Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust Fund associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Certificates, in particular the Class M Certificates, may incur a loss.

Pre-Funding Account

          On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $[     ] into the Pre-Funding Account. Of that amount, approximately $[     ] will be allocated to Group 1 and approximately $[     ] will be allocated to Group 2. All Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

          During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the Seller in accordance with the applicable provisions of the Trust Agreement. Subsequent Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Trust Agreement. On the Distribution Date in [     ] 2006, any remaining amounts in the Pre-Funding Account for a Mortgage Group will be applied to reduce the Class Principal Amount of the Class A Certificates relating to that Mortgage Group.

          Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trustee for inclusion in the Trust Fund will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal distributions from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a distribution will not occur on the Distribution Date in [     ] 2006. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.

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          The Pre-Funding Account shall be an Eligible Account. Amounts on deposit in the Pre-Funding Account will be invested in eligible investments at the direction of the Seller as described in the Trust Agreement. Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the [     ] 2006 Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on the [     ] 2006 Distribution Date.

Administration

          The Trust Administrator will agree, to the extent provided in the Trust Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed on behalf of the Trust Fund under the Trust Agreement. [     ] will not receive additional compensation for such services as Trust Administrator.

Optional Purchase of Mortgage Loans

          On any Distribution Date following the month in which the Aggregate Loan Balance is less than 20% of the Aggregate Collateral Balance, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Trust Agreement, as applicable, and the Trust Administrator and the Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust Fund will be terminated resulting in a mandatory redemption of the Certificates. If the Servicer fails to exercise such option, then on any Distribution Date following the month in which the Aggregate Loan Balance is less than 10% of the Aggregate Collateral Date Balance, the margin on each of the Class 1-A1, Class 1-A2 and Class 2-A Certificates will increase to 2 times their respective margins set forth in the table on page S-3, and the margin on each of the Class M Certificates will increase to [1.5] times their respective margins set forth in the table on page S-3.

Amendment

          The Trust Agreement may be amended by the Depositor, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Subservicer and the Trustee, but without consent of the Certificateholders, (1) to cure any ambiguity, (2) to conform the provisions of the Trust Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Trust Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Certificateholder or result in an entity level tax on the issuing entity. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Certificates.

          The Trust Agreement may also be amended by the Depositor, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Subservicer and the Trustee with the consent of the holders of each Class of Certificates affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Certificates without the consent of the holder of each such Certificate affected thereby or (2) reduce the percentage of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates affected thereby.

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Voting Rights

          At all times [     ]% of all voting rights will be allocated among the holders of the Offered Certificates as provided below. The portion of such voting rights allocated to such Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Certificates. At all times during the term of the Trust Agreement, the Class R Certificate shall be allocated [     ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Certificates.

Yield, Prepayment and Maturity Considerations

General

          The weighted average life of and the yield to maturity on each class of Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in the related properties, and changes in the borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the distribution of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

          The weighted average life of and yield to maturity on each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Principal Amount of such Certificates. The level of Monthly Excess Cashflow available on any Distribution Date to be applied in reduction of the Class Principal Amounts of the Class A and Class M Certificates will be influenced by, among other factors:

(1)

the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Class A and Class M Certificates);

(2)	the delinquency and default experience of the related Mortgage Loans;

(3)	the level of One-Month LIBOR;

(4)	the applicable Mortgage Index for the Mortgage Loans; and

(5)	the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when required overcollateralization levels have been met.

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          To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See “Description of the Certificates—Credit Enhancement.”

Prepayments and Yields for Certificates

          Generally, if purchased at other than par, the yield to maturity on the Certificates will be affected by the rate of the distribution of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Certificates at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Certificates at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. Because approximately [     ]% of the Statistical Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

          All of the Mortgage Loans have Mortgage Rates that provide for a fixed pass-through rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis, in the case of 5/25 Treasury IO ARM Loans). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage pass-through rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage pass-through rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage pass-through rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage pass-through rates and monthly payments may be significantly higher than the current mortgage pass-through rates and monthly payments on the borrower’s adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

          Approximately [     ]% of all of the Statistical Mortgage Loans and approximately [     ]% and [     ]% of the Statistical Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no distribution of principal for approximately the first [five] years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Certificates than would have been the case had these loans not been included in the mortgage pool. If you purchase such Certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the distribution of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make distribution of principal during such [five-year] period as a disincentive to

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prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

          Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Initial Mortgage Loans, and as of the Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

          The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage pass-through rates, the borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Pass-Through Rate on the Certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          The Pass-Through Rates on the Certificates are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Pass-Through Rates on the Certificates are subject to the Net WAC Cap and the applicable Fixed Rate Cap.

          The Net WAC Cap limits the Pass-Through Rates on the related Certificates. Any shortfalls arising from the application of the Net WAC Cap will be carried over as described herein with accrued interest at the then-applicable Pass-Through Rate (computed without regard to the Net WAC Cap) and, if available, paid from Monthly Excess Cashflow in a later distribution and from amounts paid under the applicable Interest rate cap Agreement). Various factors may cause the Net WAC Cap to limit the Pass-Through Rate on the related Certificates. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index. In addition, the Pass-Through Rates on the Certificates adjust monthly, while the pass-through rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Net WAC Cap may cause the Pass-Through Rates on the related Certificates to be reduced for extended periods in a rising pass-through rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Net WAC Cap limiting increases in the Pass-Through Rates for these Certificates. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Master Servicing Fee and certain other expenses) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those certificates during the related period. Furthermore, if the Net WAC Cap determines the Pass-Through Rate for a class of Certificates for a Distribution Date, the market value of those Certificates may be temporarily or permanently reduced.

          The Pass-Through Rates on the Certificates are also subject to a Fixed Rate Cap. The applicable Fixed Rate Cap limits the Pass-Through Rate on those Certificates to a maximum pass-through rate. The Class 1-A1 and Class 1-A2 Certificates are subject to the Group 1 Fixed Rate Cap, which limits the Pass-Through Rate on the Class 1-A Certificates to a per annum rate of [     ]%. The Class 2-A Certificates are subject to the Group 2 Fixed Rate Cap, which limits the Pass-Through Rate on the such Certificates to a per annum rate of [     ]%. The Class M Certificates are subject to the Subordinate Fixed Rate Cap, which limits the Pass-Through Rate on the Class M Certificates to a per annum rate of [     ]%. If the Pass-Through Rate for a class of Certificates for a Distribution Date

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is limited to the applicable Fixed Rate Cap, the market value of those Certificates may be temporarily or permanently reduced.

          Mandatory Payment. In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a Mortgage Group, the holders of the class or classes of Class A Certificates relating to that Mortgage Group will receive an additional distribution of principal in an amount equal to the amount remaining in the Pre-Funding Account for that Mortgage Group in accordance with their related Senior Priorities.

          Although there can be no assurance, the Depositor anticipates that there should not be a material principal distribution to the holders of the related class of Class A Certificates due to a lack of Subsequent Mortgage Loans.

          Maturity Date. The Maturity Date for each class of Certificates is set forth in the chart appearing on page S-3. The actual final Distribution Date with respect to each class of Certificates could occur significantly earlier than its Maturity Date because:

(1)	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to any Interest-only Certificate);

(2)	excess interest to the extent available will be applied as an accelerated distribution of principal on the Certificates as described herein; and

(3)

the Servicer may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 20% of the Aggregate Collateral Balance as of the Closing Date.

          Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

          As used in the tables set forth on Annex IV, “0% of the Prepayment Assumption” assumes no prepayments on the Mortgage Loans; “50% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; “100% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; “150% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and “200% of the Prepayment Assumption” assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

          There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal distributions on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of pass-through rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, employment status, the solicitation of borrowers to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing pass-through rates fall significantly below the pass-through rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing pass-through rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing pass-through rates rise above the pass-through rates on the mortgage loans, the rate of prepayment would be expected to decrease.

          The weighted average lives of the Certificates set forth on tables set forth on Annex IV are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Certificates.

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          The tables set forth on Annex IV have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics set forth in Annex III hereto.

Additional Information

          The Depositor (Fieldstone Mortgage Investment Corporation, Comission File Number _________) has filed additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Federal Income Tax Consequences

          The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the federal income tax consequences of an investment in the Offered Certificates see “Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

General

          The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the Basis Risk Shortfall Account, the Interest Rate Cap Agreements and certain other assets specified in the pooling and servicing agreement) will comprise one or more REMICs (each, a “Trust REMIC”) organized in a tiered REMIC structure. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes. The Class R Certificate represents ownership of the sole class of residual interest in each of the Trust REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Offered Certificates

          For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as owning an interest in a REMIC regular interest corresponding to that certificate (a “Regular Interest”) and (ii) as having entered into a limited recourse interest rate cap contract (a “Basis Risk Contract”) representing the right to receive Basis Risk Shortfall Amounts from the Interest Rate Cap Account. The Regular Interest corresponding to a certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that interest payments will be determined without regard to any payments made from the Basis Risk Shortfall Rate Carryover Reserve Account. Any payment on an Offered Certificate from the Interest Rate Cap Account will be deemed to have been paid pursuant to the Basis Risk Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Federal Income Tax Consequences—REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Basis Risk Contract component and will be permitted to recognize a net deduction with respect to the Basis Risk Contract component, subject to the discussion under “—The Basis Risk Contract Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

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          A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components – the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus.

          Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale. Assuming that the certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition.”

          Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of the certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to the respective percentages of the related Prepayment Assumptions under [______________] in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

          The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any Trust REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.

The Basis Risk Contract Component

          As indicated above, a portion of the purchase price paid by a beneficial owner of an Offered Certificate to acquire the certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract component is expected to have a de minimis value. The portion of the overall purchase price of an Offered Certificate attributable to the Basis Risk Contract component must be amortized over the life of the Basis Risk Contract, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield or constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Beneficial owners of Offered Certificates should consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of an Offered Certificate.

          Any Basis Risk Shortfall Amount paid to a beneficial owner of an Offered Certificate from the Interest Rate Cap Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Basis Risk Contract component, such

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excess represents income for the year. If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess represents a deduction for the year. Although not clear, income attributable to the Basis Risk Contract should be treated as ordinary income, and a deduction attributable to the Basis Risk Contract should be treated as an ordinary deduction.

          A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Basis Risk Contract component in computing the beneficial owner’s alternative minimum tax liability.

Other Matters

          For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.

State and Local Income Tax Considerations

          In addition to the federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

ERISA Considerations

          The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

          Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

          ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code,

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unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

          The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions.

          The Offered Certificates are eligible for relief under an administrative exemption issued to [_______________________](Prohibited Transaction Exemption (“PTE”) [_____] as most recently amended and restated by PTE 2002-41 (the “Exemption”)), and may be purchased by Plans, or by a person acting for, on behalf of or with plan assets of, such Plan if certain conditions stated in the Exemption are met.

          For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in this prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

          The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus supplement to be eligible for exemptive relief:

•

The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•

If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•

The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

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•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

          Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

          A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for such certificate.

          The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

          A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met.

          The rating of an Offered Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the trustee unless:

(a)

the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, from the transferee to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan; or

(b)

the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c)

the trustee and the trust administrator receive an opinion of counsel satisfactory to the trustee and the trust administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt

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prohibited transaction under Title I of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the master servicer or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

          If a class of Offered Certificates no longer has a rating of at least BBB-, each transferee of a book-entry certificate will be deemed to have made either the representation in clause (a) above or clause (b) above, as applicable.

          This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances. Fir a full discussion of the ERISA considerations applicable to a purchase of the Certificates see “ERISA Considerations” in the prospectus.

Legal Investment

          At the end of the Pre-Funding Period, the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Certificates will constitute “mortgage related securities” under SMMEA. The Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

          No representations are made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. See “Legal Investment” in the prospectus.

Use of Proceeds

          Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.

Method of Distribution

          Subject to the terms and conditions of the underwriting agreement dated [          ], 2006, and the terms agreement dated [          ], 2006, each between the Depositor and [          ] (an affiliate of the Depositor), as an Underwriter and as representative of [the other Underwriters], the Certificates are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount of each class of Certificates set forth below, in each case upon issuance of each class.

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Class of Certificates	Approximate Balance ($)	[ ]	[ ]	[ ]	[ ]

1-A1
1-A2
2-A
M1
M2
M3
M4
M5
M6
M7

Total

          The Depositor has been advised that the Underwriters propose initially to offer the Certificates (other than the Retained Certificates) to the public at the offering prices set forth below. The Depositor has been advised that the Underwriters propose initially to offer the Certificates (other than those Certificates retained by the Seller or an affiliate thereof) to certain dealers at such offering prices less a selling concession not to exceed the percentage of the denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the denomination set forth below:

Class of Certificates	Price to Public	Underwriting Discount	Selling Concession	Reallowance Discount

1-A1
1-A2
2-A
M1
M2
M3
M4
M5

          After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

          The Depositor has been advised by each Underwriter that it intends to make a market in the Offered Certificates, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders. [The Seller will retain the Class R Certificate.]

          Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in transactions that stabilize the price of the Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

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          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the Offered Certificates.

Summary of Fees and Expenses related to the Issuance of the Certificates

          The following table summarizes the fees and expenses associated with the offering of the Certificates, and the on-going costs of the administration and servicing of the assets of the Trust.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Trust	Collections in respect of the mortgage loans	An aggregate monthly fee calculated at [__]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly

Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the mortgage loans and other assets of the Trust.		an aggregate monthly fee paid calculated at [ ]% per annum[1] on the stated principal balance of each mortgage loan as of the	Monthly

          1Each of the Master Servicing Fee and the Servicing Fee may be adjusted on account of the payment of compensating interest. See “Servicing of the Mortgage Loans — Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement.

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Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

beginning of the related due period

Trustee Fee				[ ]	One time, up-front payment

Fees relating to the Interest rate cap Agreements	Cap Counterparty	As consideration for the Trust to receive payment in respect of the Interest rate cap Agreements	Collections in respect of the mortgage loans	$[ ]	One time, up-front payment	Not applicable

Expenses of the Indenture Trustee, the Master Servicer, the Servicer, the Subservicer, the Custodian and the Owner Trustee will generally be reimbursed prior to payments to the Noteholders as provided in the Trust Agreement.

Legal Matters

          Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by [            ].

Legal Proceedings

          [Insert brief description of any legal proceedings pending against sponsor, depositor, indenture trustee, owner trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders. § 229.1117]

Ratings

          It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by Fitch, Moody’s and S&P.

Class of Certificates	Fitch	Moody’s	S&P

1-A1	AAA	Aaa	AAA
1-A2	AAA	Aaa	AAA
2-A	AAA	Aaa	AAA
M1	AA	Aa2	AA+
M2	A	A2	AA
M3	A-	A3	AA
M4	BBB+	Baa1	AA-
M5	BBB	Baa2	A+
M6	BBB	Baa3	A
M7	NR	NR	BBB-

          The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Certificates of timely distributions of interest and ultimate distribution of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the

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Mortgage Loans and the structural and legal aspects associated with the Certificates. The ratings do not take into consideration any of the tax aspects associated with the Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Basis risk shortfall will be repaid to Certificateholders from Monthly Excess Cashflow or that any payments will be paid to Certificateholders from any Interest Rate Cap Agreement.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Fitch, Moody’s and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

          The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

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Glossary of Defined Terms

2/28 LIBOR IO ARM Loan

2/28 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

2/28 LIBOR ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual pass-through rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

3/27 LIBOR IO ARM Loan

3/27 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

3/27 LIBOR ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual pass-through rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

5/25 Treasury IO ARM Loan

5/25 Treasury ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

5/25 Treasury ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately five years after origination and thereafter is subject to annual pass-through rate and payment adjustments in substantially the same manner as a Treasury Loan.

Accounts

the Custodial Accounts, the Collection Account, the Pre-Funding Account, the Interest Rate Cap Account and any other accounts maintained by the Trust Administrator, the Servicer or the Subservicer pursuant to the Trust Agreement.

Accrual Period

with respect to each class of Certificates and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

Adjustment Date	with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

Advance

with respect to a Servicer Remittance Date, an advance of the Subservicer’s, Servicer’s or Master Servicer’s own funds, as applicable, or funds in the related Collection Account that are not required to be paid on the related Distribution Date, in an amount generally equal to the aggregate of distributions of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

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Aggregate Collateral Balance	as of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Overcollateralization Release Amount

for any Distribution Date, an amount equal to the lesser of (x) the aggregate of the Principal Funds of each Mortgage Group for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Certificates) exceeds (2) the Targeted Overcollateralization Amount for such date.

Applied Loss Amount

if on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and distributions of principal on the Offered Certificates on such Distribution Date, the excess of the total Certificate Principal Amount of the Offered Certificates over the Aggregate Loan Balance on ch Distribution Date and the amount on deposit in the Pre-Funding Account

Basis Risk Shortfall

for any Class of Certificates and any Distribution Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Pass-Through Rate for such Class been determined without regard to the Net WAC Cap over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Distribution Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Distribution Date on the amount described in clause (b) at the Pass-Through Rate applicable to such Class, determined without regard to the applicable Net WAC Cap.

Benefit Plan	an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any Similar Law or any entity deemed to hold the assets of the foregoing.

Book-Entry Certificates	the Certificates other than any Definitive Certificates.

Borrower	the obligor on a Mortgage Note.

Business Day

any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Arizona, State of California, State of Delaware, State of Maryland, State of Minnesota, and City of New York, New York are authorized or obligated by law or executive order to be closed.

Cap Counterparty	[ ].

Carryforward Interest

with respect to any class of Certificates and any Distribution Date, the sum of (a) the amount, if any, by which (1) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (b) any unpaid Carryforward Interest from previous Distribution

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Dates exceeds (B) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Certificateholders	persons acquiring beneficial ownership interests in the Certificates.

Certificates	Class A Certificates, Class M Certificates and Class R Certificate

Class 1-A2 Trigger Event

the situation that exists with respect to any Distribution Date prior to the Stepdown Date if the quotient (expressed as a percentage) of (a) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Distribution Date divided by (b) the Aggregate Collateral Balance as of the Closing Date exceeds [   ]%.

Class A Certificates	the Class 1-A1, Class 1-A2 and Class 2-A Certificates.

Class M Certificates	the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates.

Class Principal Amount	with respect to any class of Certificates, the initial certificate principal amount of such class, reduced in the manner set forth in this prospectus supplement.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Closing Date	on or about [ ], 2006.

Code	the Internal Revenue Code of 1986, as amended.

Collateral Value

with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account

the one or more accounts established by the Trust Administrator, for the benefit of the Certificateholders, into which the Servicer and Subservicer are required to deposit or cause to be deposited certain payments, as described in the Pooling and Servicing Agreement.

Combined Loan-to-Value Ratio

for any Mortgage Loan, (1) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (2) the Collateral Value of the related mortgaged property.

Compensating Interest	with respect to any Distribution Date, the amount required to be paid by the Servicer, the Subservicer or the Master Servicer, as applicable, in

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respect of any Prepayment Interest Shortfalls incurred during the related Prepayment Period, which shall be limited to the Servicing Fee and the Master Servicing Fee with respect to the Servicer and the Master Servicer, respectively, or the portion of the Servicing Fee payable to the Subservicer, with respect to the Subservicer, payable for such Distribution Date.

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.

Current Interest

with respect to any class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Pass-Through Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Cut-off Date	with respect to the Initial Mortgage Loans, the Initial Cut-off Date, and with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date.

Cut-off Date Balance	the Aggregate Loan Balance as of the Initial Cut-off Date.

Deferred Amount

for any class of Class M Certificates and any Distribution Date, the amount by which (a) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (b) the aggregate of amounts previously distributed in reimbursement thereof.

Definitive Certificate	a physical certificate representing any Certificate.

Depositor	Fieldstone Mortgage Investment Corporation.

Determination Date	with respect to a Distribution Date, the fifteenth day of the month of such Distribution Date (or, if not a Business Day, the immediately preceding Business Day).

Distribution Date	the 25th day of each month beginning in [ ] 2006, or if such day is not a Business Day, the first Business Day thereafter.

DTC	The Depository Trust Company.

Due Date	a scheduled monthly distribution date for any Mortgage Loan.

Due Period

with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

Eligible Account

either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal

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subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution	Any of the following:

(i) An institution whose:

(1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “Aa-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.

Euroclear	the Euroclear System.

Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

Fannie Mae	the Federal National Mortgage Association or any successor.

FIC	Fieldstone Investment Corporation.

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Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.

Fitch	Fitch Ratings, or any successor.

Fixed Rate Cap	the Group 1 Fixed Rate Cap, the Group 2 Fixed Rate Cap and the Subordinate Fixed Rate Cap, as applicable.

FMC	Fieldstone Mortgage Company.

FOC	Fieldstone Mortgage Ownership Corp.

Freddie Mac	the Federal Home Loan Mortgage Corporation.

FSC	Fieldstone Servicing Corp.

Group 1	the portion of the mortgage pool identified as “Group 1” in this prospectus supplement.

Group 1 Fixed Rate Cap	with respect to a Distribution Date, the per annum rate, equal to [ ]%.

Group 1 Monthly Excess Interest	any Interest Funds for Group 1 remaining after application pursuant to clauses (A)(i) through (x) under “Description of the Certificates—Distributions—Distributions of Interest.”

Group 1 Senior Cap Agreement	the Interest rate cap agreement dated [ ], 2006, between the Trust and the Cap Counterparty, with respect to the Class 1-A1 and Class 1-A2 Certificates.

Group 1 Senior Cap Agreement Distribution Date

with respect to the Group 1 Senior Cap Agreement, two Business Days prior to the related Distribution Date, beginning with the Distribution Date in [   ], 2006 and ending with the Distribution Date in [          ].

Group 1 Senior Priority

the priority of payments to the Class 1-A1 and Class 1-A2 Certificates described in clauses (I)(A)(i) and (I)(B)(ii), as applicable, under the heading “Description of the Certificates–Distributions–Distributions of principal” herein for Group 1.

Group 2	the portion of the mortgage pool identified as “Group 2” in this Prospectus Supplement.

Group 2 Fixed Rate Cap	with respect to a Distribution Date, the per annum rate, equal to [ ]%.

Group 2 Monthly Excess Interest	any Interest Funds for Group 2 remaining after application pursuant to clauses (B)(i) through (x) under “Description of the Certificates—Distributions—Distributions of Interest.”

Group 2 Senior Cap Agreement	the interest rate cap agreement dated [ ], 2006, between the Trust and the Cap Counterparty, with respect to the Class 2-A Certificates.

Group 2 Senior Cap Agreement Distribution Date

with respect to the Group 2 Senior Cap Agreement, two Business Days prior to the related Distribution Date, beginning with the Distribution Date in [          ] 2006 and ending with the Distribution Date in [          ].

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Group Balance	with respect to each Mortgage Group and any Distribution Date, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Mortgage Group.

Hybrid Mortgage Loan

an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related mortgage note, and which converts at a later date to an adjustable Mortgage Rate.

Indirect Participants

Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Cut-off Rate	[ ], 2006.

Initial Mortgage Loans	the mortgage loans included in the Trust as of the Closing Date.

Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.

Interest Determination Date	each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Certificates.

Interest Funds

with respect to any Distribution Date and either Mortgage Group, the sum, without duplication, of (a) all scheduled interest due during the related Due Period that is received before the Servicer Remittance Date (less (i) the Servicing Fee and the Master Servicing Fee and (ii) all non-recoverable Advances relating to interest), (b) all Advances relating to interest, (c) all Compensating Interest relating to the related Prepayment Period, (d) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest) and (e) proceeds of any Mortgage Loan in such Mortgage Group purchased by the Seller under the Mortgage Loan Purchase Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional purchase (to the extent such proceeds relate to interest) less, such Mortgage Group’s pro rata share of any expenses due to the Master Servicer, Servicer, the Subservicer, the Trustee or the Trust Administrator.

Interest Margin

for each class of Certificates, for any Distribution Date on or before the Redemption Date: Class 1-A1, [   ]%; Class 1-A2, [   ]%; Class 2-A, [   ]%; Class M1, [   ]%; Class M2, [   ]%; Class M3, [   ]%; Class M4, [   ]%; Class M5, [   ]%; Class M6, [   ]% and Class M7, [   ]%; and on any Distribution Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date: Class 1-A1, [   ]%; Class 1-A2, [   ]%; Class 2-A, [   ]%; Class M1, [   ]%; Class M2, [   ]%; Class M3, [   ]%; Class M4, [   ]%; Class M5, [   ]%; Class M6, [   ]% and Class M7, [   ]%.

Interest Rate Cap Account

the account established by the Trust Administrator, for the benefit of the Certificateholders, into which the Cap Counterparty is required to deposit or cause to be deposited certain payments, as described in the

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Interest rate cap Agreements.

Interest Rate Cap Agreement	the Group 1 Senior Cap Agreement, the Group 2 Senior Cap Agreement and the Subordinate Cap Agreement, as applicable.

Investor-Based Exemptions

PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor.

Issuing Entity	the statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

IO ARM Loans	the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR IO ARM Loans and the 5/25 Treasury IO ARM Loans.

IRS	the Internal Revenue Service.

LIBOR Business Day	a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

M1 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M2 Principal Deficiency Amount, (B) the M3 Principal Deficiency Amount, (C) the M4 Principal Deficiency Amount, (D) the M5 Principal Deficiency Amount, (E) the M6 Principal Deficiency Amount and (F) the M7 Principal Deficiency Amount, in each case for that Distribution Date and (b) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date.

M1 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 2-A Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (b) the M1 Target Amount.

M1 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M2 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M3 Principal Deficiency Amount, (B) the M4 Principal Deficiency Amount, (C) the M5 Principal Deficiency Amount, (D) the M6 Principal Deficiency Amount and (E) the M7 Principal Deficiency

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Amount, in each case for that Distribution Date and (b) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date.

M2 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (b) the M2 Target Amount.

M2 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M3 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M4 Principal Deficiency Amount, (B) the M5 Principal Deficiency Amount, (C) the M6 Principal Deficiency Amount and (D) the M7 Principal Deficiency Amount, in each case for that Distribution Date and (b) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date.

M3 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (b) the M3 Target Amount.

M3 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately [   ]% of the Aggregate Collateral Balance as of the Closing Date.

M4 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M5 Principal Deficiency Amount, (B) the M6 Principal Deficiency Amount and (C) the M7 Principal Deficiency Amount, in each case for that Distribution Date and (b) the Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date.

M4 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the

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aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (b) the M4 Target Amount.

M4 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M5 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the sum of (A) the M6 Principal Deficiency Amount and (B) the M7 Principal Deficiency Amount and (b) the Class Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date.

M5 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date exceeds (b) the M5 Target Amount.

M5 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M6 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Total Principal Deficiency Amount over (ii) the M7 Principal Deficiency Amount, in each case for that Distribution Date and (b) the Class Principal Amount of the Class M6 Certificates immediately prior to such Distribution Date.

M6 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M6 Certificates immediately prior to such Distribution Date exceeds (b) the M6 Target Amount.

M6 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the

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related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

M7 Principal Deficiency Amount

with respect to any Distribution Date, the lesser of (a) the Total Principal Deficiency Amount for that Distribution Date and (b) the Class Principal Amount of the Class M7 Certificates immediately prior to such Distribution Date.

M7 Principal Distribution Amount

for any Distribution Date an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (a) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case after giving effect to payments on such Distribution Date and (ii) the Class Principal Amount of the Class M7 Certificates immediately prior to such Distribution Date exceeds (b) the M7 Target Amount.

M7 Target Amount

for any Distribution Date an amount equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

Master Servicer	[ ].

Master Servicing Fee	an aggregate monthly fee paid to the Master Servicer calculated at the Master Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Master Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.

Maturity Date	for each class of the Certificates, the assumed Distribution Date following the latest possible maturity date of any Mortgage Loan (assuming a Subsequent Mortgage Loan having a maturity date of [ ]).

Maximum Mortgage Rate	the rate which the Mortgage Rate on the related Mortgage Loan will never exceed.

Minimum Mortgage Rate	the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.

Modeling Assumptions	the following assumptions:

(a) the assumed Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption;

(b) payments on the Certificates are received, in cash, on the 25th day of each month, commencing in [ ] 2006, in accordance with the payment priorities defined in this

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prospectus supplement;

	(c)	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the assumed Mortgage Loans occur;

(d)

scheduled payments are assumed to be received on the related Due Date commencing on [   ] 2006, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in [   ] 2006, and include 30 days’ interest thereon;

	(e)	the level of Six-Month LIBOR remains constant at [ ]%, the level of One-Month LIBOR remains constant at [ ]% and the level of the Treasury Mortgage Index remains constant at [ ]%;

	(f)	the Closing Date for the Certificates is [ ], 2006;

(g)

the Mortgage Rate for each assumed Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Mortgage Index and (b) the applicable gross margin (such sum being subject to the applicable periodic adjustment caps and floors);

(h)

the Trust Fund is not terminated by the Servicer pursuant to the Servicer’s right to purchase the assets of the Trust Fund as described in this prospectus supplement under “The Mortgage Loan Purchase Agreement and the Trust—Optional Purchase of the Mortgage Loans”;

(i)

the initial overcollateralization amount is $[          ]; the Targeted Overcollateralization Amount is, as of the date of determination, the amount set forth in the definition of Targeted Overcollateralization Amount; and the minimum required overcollateralization amount is 0.50% of the Aggregate Collateral Balance as of the Closing Date, or $[   ]; and

	(j)	cash on deposit in the Pre-Funding Account does not accrue Interest.

Monthly Excess Cashflow	the sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Distribution Date and the Aggregate Overcollateralization Release Amount for such date.

Moody’s	Moody’s Investors Service, Inc. or any successor.

Mortgage Assets	the Mortgage Loan assets held as part of the Trust.

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Mortgage Group	any of Group 1 or Group 2.

Mortgage Index	either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified in the related mortgage note.

Mortgage Loan Purchase Agreement	the mortgage loan purchase agreement dated as of [ ], 2006, between the Seller and the Depositor.

Mortgage Loan	each Initial Mortgage Loan and each Subsequent Mortgage Loan.

Mortgage Certificate	the promissory note related to a Mortgage Loan.

Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.

Net WAC Cap

(a) with respect to the Class 1-A1 and Class 1-A2 Certificates, the Pool 1 Net WAC Cap, (b) with respect to the Class 2-A Certificates, the Pool 2 Net WAC Cap and (c) with respect to the Subordinate Certificates, the Subordinate Net WAC Cap.

Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (1) the Servicing Fee Rate and (2) the Master Servicing Fee Rate.

Offered Certificates	the Class A and Class M Certificates.

OID	with respect to the Certificates, the original issue discount, if any.

One-Month LIBOR	the London interbank offered rate for one-month United States dollar deposits.

Original Loan-to-Value Ratio	for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

Overcollateralization Amount

with respect to any Distribution Date will be equal to the amount, if any, by which (a) the Aggregate Collateral Balance for such Distribution Date exceeds (b) the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, in each case after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency Amount	with respect to any Distribution Date the excess, if any, of the Targeted Overcollateralization Amount for that Distribution Date over the Overcollateralization Amount for that Distribution Date.

PAC Method	with respect to the calculation of interest income as OID, the inclusion of such interest in income on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code.

Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Rate	with respect to the Certificates on any Distribution Date, the least of (a) One-Month LIBOR plus the Interest Margin for such Certificates, (b)

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the Net WAC Cap and (c) the applicable Fixed Rate Cap.

Percentage Interest

with respect to any Certificate or Ownership Certificate, the percentage derived by dividing the denomination of such Certificate or Ownership Certificate, as applicable, by the aggregate denominations of all Certificates or Ownership Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

Plan	any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations

the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Pool 1 Net WAC Cap

with respect to each Distribution Date and the Class 1-A1 and Class 1-A2 Certificates, the per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Interest Funds for Group 1 for such date, (2) 12 and (3) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1, and the denominator of which is the Group Balance for Group 1 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Net WAC Cap

with respect to each Distribution Date and the Class 2-A Certificates, the per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Interest Funds for Group 2 for such date, (2) 12 and (3) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 2, and the denominator of which is the Group Balance for Group 2 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool Subordinate Amount

with respect to any Mortgage Group and any Distribution Date, the excess of the Group Balance for such Mortgage Group for the immediately preceding Distribution Date over the aggregate Certificate Principal Amounts of the Class 1-A1 and Class 1-A2 Certificates (in the case of Group 1) or the Class 2-A Certificates (in the case of Group 2), immediately prior to the related Distribution Date.

Pooling and Servicing Agreement	the Servicing Agreement and the Trust Agreement.

Pre-Funding Account

the account established by the Trust Administrator, for the benefit of the Certificateholders, into which the Seller is required to deposit or cause to be deposited an amount equal to approximately $[   ] on the Closing Date.

Pre-Funding Period	the period from the Closing Date to [ ], 2006, during which the Seller is expected to transfer Subsequent Mortgage Loans to the Trust.

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expected to transfer Subsequent Mortgage Loans to the Trust.

Prepayment Assumption

a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of [ ]% per annum for month 1 and an additional constant prepayment rate of [ ]% per annum after month 1, building linearly (rounded to the nearest hundredth) to a constant prepayment rate of [ ]% per annum in month 12 and remaining constant at a constant prepayment rate of [ ]% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of [ ]% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of [ ]% per annum in month 28 and thereafter. The constant prepayment rate will be capped at a maximum of [ ]%.

Prepayment Interest Excess

for any Servicer Remittance Date and any principal prepayment received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such principal prepayment.

Prepayment Interest Shortfall

with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Distribution Date, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment.

Prepayment Penalty	a prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.

Prepayment Period

with respect to any Distribution Date and any principal prepayment other than a principal prepayment in part by a Borrower, the period beginning from and including the sixteenth day of the month preceding the month in which such Distribution Date occurs to and including the fifteenth day of the month in which such Distribution Date occurs. With respect to any Distribution Date and any principal prepayment in part by a Borrower, the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Deficiency Amount

any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount or the M7 Principal Deficiency Amount, as applicable.

Principal Funds

with respect to any Distribution Date and for each Mortgage Group, the sum, without duplication, of (a) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (b) prepayments of principal collected in the related Prepayment Period, (c) the Stated Principal Balance of each Mortgage Loan in such Mortgage

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Group that was repurchased by the Seller during the related Prepayment Period or, in the case of a purchase in connection with an optional purchase, on the Business Day prior to such Distribution Date, (d) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans in such Mortgage Group is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (e) all liquidation proceeds and Recoveries collected during the related Prepayment Period (to the extent such amounts related to principal), (f) all other collections and Recoveries in respect of principal during the related Prepayment Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group and such Mortgage Group’s pro rata share of certain expenses reimbursable to the Trustee, the Trust Administrator, the Master Servicer, the Servicer and the Subservicer, to the extent not reimbursed from Interest Funds and (g) with respect to the [   ] Distribution Date, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period in respect of that Mortgage Group.

Principal Distribution Amount

for each Mortgage Group and for any Distribution Date, an amount equal to the Principal Funds for such Mortgage Group for such date minus the Aggregate Overcollateralization Release Amount attributable to such Mortgage Group, if any, and such Distribution Date.

Priority Class	the Certificate of the Class or Classes of Certificates then outstanding that has the highest priority of payment of interest.

PTCE	a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price

the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed servicing advances and (d) any Basis risk shortfalls.

Qualified REIT Subsidiary	a direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualified Stated Interest	interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.

Rating Agency	[Fitch], [Moody’s], or [S&P]

Realized Loss	the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

Record Date

for a Distribution Date, with respect any class of Book-Entry Certificates, the Business Day prior to the related Distribution Date, and with respect to any class of Definitive Certificates, the last Business Day of the month preceding the month of such Distribution Date.

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Recoveries

with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Certificates net of reimbursable expenses.

Redemption Date

the first Distribution Date on which the Servicer is permitted to exercise its right to purchase the assets of the Trust as described in this prospectus supplement under “The Mortgage Loan Purchase Agreement and the Trust Agreemen—Optional Purchase of the Mortgage Loans.”

Reference Banks

leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

REIT	a real estate investment trust within the meaning of section 856 of the Code.

Related Senior Principal distribution Amount

for each Mortgage Group and for any Distribution Date, an amount equal to the lesser of (a) the aggregate Class Principal Amounts of the Class 1-A1 and Class 1-A2 Certificates (with respect to Group 1) or of the Class 2-A Certificates (with respect to Group 2) immediately prior to that Distribution Date and (b) the product of (i) the Senior Principal Distribution Amount and (ii) the related Senior Proportionate Percentage in each case for such date.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.

REO Property	mortgaged property which has been acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Required Loss Percentage	for any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

Distribution Date Occurring In	Required Loss Percentage

[ ] through [ ] 2008	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter

[ ] through [ ] 2009	[ ]% with respect to [ ], plus an additional 1/12th of [ ]% for each month thereafter

[ ] and thereafter	[ ]%

Required Percentage	with respect to a Distribution Date after the Stepdown Date, the quotient of (a) (i) the Aggregate Collateral Balance, less (ii) the Class Principal

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Amount of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to payments to be made on such Distribution Date, divided by (b) the Aggregate Collateral Balance. As used herein, the Class Principal Amount of the most senior class of Certificates will equal the aggregate Class Principal Amount of the Class A Certificates as of such date of calculation.

Reserve Interest Rate

the rate per annum that the Trust Administrator determines to be either a1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

Retained Certificates	those certain classes, or portions of certain classes, of Certificates which, at the time of their issuance, FIC or one of its qualified REIT subsidiaries acquires beneficial ownership thereof.

Reuters Screen LIBO Page

the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related mortgage note.

Seller	FMC.

Senior Certificates	the Class A Certificates.

Senior Principal Distribution Amount

for any Distribution Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount for both Mortgage Groups and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the lesser of (i) the Principal Distribution Amount for both Mortgage Groups and (ii) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2 and Class 2-A Certificates immediately prior to that Distribution Date exceeds (B) the Senior Target Amount.

Senior Proportionate Percentage

with respect to Group 1 and any Distribution Date the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2

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for such date. The “Senior Proportionate Percentage” for Group 2 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.

Senior Target Amount

for any Distribution Date, and amount be equal to the lesser of (a) the product of (i) approximately [   ]% and (ii) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date determined as of the last day of the related Due Period exceeds (ii) approximately [   ]% of the Aggregate Collateral Balance as of the Closing Date.

Servicer	FSC.

Servicer Remittance Date	the 20th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.

Servicing Agreement	the securitization servicing agreement, dated as of [ ] 2006, among, the Servicer, the Subservicer, the Master Servicer and the Seller.

Servicing Fee	an aggregate monthly fee paid to the Servicer and Subservicer calculated at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Servicing Fee Rate	[ ]% per annum for each Mortgage Loan.

Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.

Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.

Six-Month LIBOR Index

with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loans

Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stated Principal Balance

with respect to a Mortgage Loan and any Distribution Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that

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date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Distribution Date, whether or not received, and (ii) all amounts allocable to unscheduled principal distributions received on or before the last day of the Prepayment Period immediately preceding such Distribution Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Statistical Cut-off Date	[ ], 2006.

Statistical Mortgage Loans

(a) the Initial Mortgage Loans and (b) a portion of the Subsequent Mortgage Loans expected to be delivered to the Trust by the Seller during the Pre-Funding Period and described in this prospectus supplement.

Stepdown Date

the later to occur of (a) the Distribution Date in [          ] or (b) the first Distribution Date on which the aggregate Class Principal Amount of the Class A Certificates (after giving effect to payments of the Principal Funds amount for such Distribution Date) is less than or equal to [   ]% of the Aggregate Collateral Balance as of the end of the immediately preceding Due Period.

Subordinate Cap Agreement	the Interest rate cap agreement dated [ ], 2006, between the Trust and the Cap Counterparty, with respect to the Class M Certificates.

Subordinate Cap Agreement Distribution Date	with respect to the Subordinate Cap Agreement, two Business Days prior to the related Distribution Date, beginning with the Distribution Date in [ ] and ending with the Distribution Date in [ ].

Subordinate Certificates	the Class M Certificates.

Subordinate Fixed Rate Cap	with respect to a Distribution Date, the per annum rate, equal to [ ]%.

Subordinate Net WAC Cap

with respect to any Class M Certificate and any Distribution Date, the weighted average of the Pool 1 Net WAC Cap and the Pool 2 Net WAC Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Group; provided, however, on any Distribution Date after the Class Principal Amounts of the Senior Certificates related to either Mortgage group have been reduced to zero, such weighting shall be on the basis of the Group Balance of each Mortgage Group.

Subsequent Cut-off Date	with respect to any Subsequent Mortgage Loan, the date that mortgage loan is transferred to the Trust Fund.

Subsequent Mortgage Loans	the mortgage loans transferred to the Trust Fund during the Pre-Funding Period.

Subservicer	[ ].

Targeted Overcollateralization Amount

with respect to any Distribution Date prior to the Stepdown Date, will be equal to [   ]% of the Aggregate Collateral Balance as of the Closing Date; with respect to any Distribution Date on or after the Stepdown Date, equal to the lesser of (a) [   ]% of the Aggregate Collateral Balance as of the Closing Date or (b) [   ]% of the Aggregate Collateral Balance as of the end of the related Due Period, subject to a floor equal

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to [   ]% of the Aggregate Collateral Balance as of the Closing Date; and with respect to any Distribution Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

TMP	a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Total Principal Deficiency Amount

with respect to any Distribution Date, the excess, if any, of the aggregate Class Principal Amount of the Certificates immediately prior to such Distribution Date over the Aggregate Collateral Balance as of the last day of the related Due Period.

Treasury Loans

Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Treasury Mortgage Index and (b) the related gross margin.

Treasury Mortgage Index

with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

Trigger Event

the occurrence of any of the following with respect to any Distribution Date after the Stepdown Date: (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the Aggregate Collateral Balance as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) [   ]% and (ii) the Required Percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Distribution Date divided by (2) the aggregate principal balance of the Aggregate Collateral Balance as of the Closing Date exceeds the Required Loss Percentage or (c) a Principal Deficiency Amount exists for such Distribution Date.

Trust Administrator	[ ].

Trust Agreement	the trust agreement dated as of [ ], 2006, between the Depositor, the Seller, the Master Servicer, the Servicer, the Trust Administrator and the Trustee.

Trust Fund	the assets held as part of the trust created pursuant to the Trust Agreement.

Underwriters	[ ].

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U.S. Person

(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Voting Rights	the voting rights allocated to the Certificates and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement and the Trust Agreement—Voting Rights.”

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Annex I
Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2006-[ ] Mortgage Backed Certificates, known as “Global Securities,” will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to distributions of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

The term “U.S. Person” means

(1)	a citizen or resident of the United States,

(2)

a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Annex II
Certain Characteristics of the Mortgage Loans

          The following tables set forth, as of the Statistical Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate mortgage pool, the Group 1 Statistical Mortgage Loans and the Group 2 Statistical Mortgage Loans, in each case having the stated characteristics show in the tables in each range. The sum of the amounts of the Scheduled Principal Balances and the percentages of the following tables may not equal to totals due to rounding.

The Statistical Mortgage Loans

          The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Statistical Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

Mortgage Rates

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%

Total:

          As of the Statistical Cut-off Date, the Mortgage Rates of the Statistical Mortgage Loans ranged from [   ]% per annum to [   ]% per annum and the weighted average Mortgage Rate of the Statistical Mortgage Loans was approximately [   ]% per annum.

Outstanding Statistical Mortgage Loan Principal Balances

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000

Total:

          As of the Statistical Cut-off Date, the outstanding principal balances of the Statistical Mortgage Loans ranged from approximately $[    ] to approximately $[    ]and the average outstanding principal balance of the Statistical Mortgage Loans was approximately $[    ].

Loan Program

Loan Program	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Wall Street
Main Street
High Street

Total:

Product Types

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

2/28 LIBOR ARM
2/28 LIBOR IO ARM
3/27 LIBOR ARM
3/27 LIBOR IO ARM
5/25 Treasury IO ARM

Total:

State Distributions of Mortgaged Properties

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total:

          No more than approximately [    ]% of the Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%

Total:

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Statistical Mortgage Loans ranged from [    ]% to [   ]% and the weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately [   ]%.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
95.01% to 100.00%

Total:

          As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from [   ]% to [   ]% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately [   ]%.

Loan Purpose

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Purchase
Refinance - Cashout
Refinance - Rate Term

Total:

Types of Mortgaged Properties

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse

Total:

Documentation Summary

Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Full Documentation
24 Month Bank Statements
12 Month Bank Statements
Limited Documentation
Stated Income Self-Employed
Stated Income Wage Earner

Total:

Occupancy Types

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Primary
Investment
Second Home

Total:

          The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

0
1
2
3
4
6
7

Total:

          As of the Statistical Cut-off Date, the weighted average age of the Mortgage Loans was approximately [   ] month.

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months

Total:

          The weighted average original Prepayment Penalty term with respect to the Mortgage Loans having Prepayment Penalties was approximately [     ] months.

Credit Scores

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817

Total:

          The Credit Scores of the Statistical Mortgage Loans that were scored as of their respective origination ranged from [     ] to [     ] and the weighted average Credit Score of the Statistical Mortgage Loans that were scored as of their respective origination was approximately [     ].

Credit Grade Summary

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

A+
A
A-
B+
B
C+
C
D

Total:

Gross Margins

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%

Total:

          As of the Statistical Cut-off Date, the gross margins for the Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average gross margin of the Statistical Mortgage Loans was approximately [     ]% per annum.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%

Total:

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Maximum Mortgage Rate for the Statistical Mortgage Loans was [     ]% per annum.

Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

March 2006
May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
February 2007
June 2007
July 2007
August 2007
September 2007
October 2007
July 2009

Total:

The Group 1 Statistical Mortgage Loans

Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%

Total:

          As of the Statistical Cut-off Date, the Mortgage Rates of the Group 1 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Mortgage Rate of the Group 1 Statistical Mortgage Loans was approximately [     ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 1 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000

Total:

          As of the Statistical Cut-off Date, the outstanding principal balances of the Group 1 Statistical Mortgage Loans ranged from approximately $[     ] to approximately $[     ] and the average outstanding principal balance of the Group 1 Statistical Mortgage Loans was approximately $[     ].

Loan Program for the Group 1 Statistical Mortgage Loans

Loan Program	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Wall Street
Main Street
High Street

Total:

Product Types for the Group 1 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

2/28 LIBOR ARM
2/28 LIBOR IO ARM
3/27 LIBOR ARM
3/27 LIBOR IO ARM
5/25 Treasury IO ARM

Total:

State Distributions of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin

Total:

          No more than approximately [     ]% of the Group 1 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

Original Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%

Total:

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Statistical Mortgage Loans ranged from [     ]% to [     ]% and the weighted average Original Loan-to-Value Ratio for the Group 1 Statistical Mortgage Loans was approximately [     ]%.

Loan Purpose for the Group 1 Statistical Mortgage Loans

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Purchase
Refinance - Cashout
Refinance - Rate Term

Total:

Types of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse

Total:

Documentation Summary for the Group 1 Statistical Mortgage Loans

Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Full Documentation
24 Month Bank Statements
12 Month Bank Statements
Limited Documentation
Stated Income Self-Employed
Stated Income Wage Earner

Total:

Occupancy Types for the Group 1 Statistical Mortgage Loans

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Primary
Investment
Second Home

Total:

          The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 1 Statistical Mortgage Loans

Mortgage Loan Age (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

0
1
2
3
4
7

Total:

          As of the Statistical Cut-off Date, the weighted average age of the Group 1 Statistical Mortgage Loans was approximately [     ] month.

Original Prepayment Penalty Term for the Group 1 Statistical Mortgage Loans

Original Prepayment Penalty Term	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

None
6 Months
12 Months
18 Months
24 Months
30 Months
36 Months

Total:

          The weighted average original Prepayment Penalty term with respect to the Group 1 Statistical Mortgage Loans having Prepayment Penalties was approximately [     ] months.

Credit Scores for the Group 1 Statistical Mortgage Loans

Range of Credit Scores	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 807

Total:

          The Credit Scores of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination ranged from [     ] to [     ] and the weighted average Credit Score of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination was approximately [     ].

Credit Grade Summary for the Group 1 Statistical Mortgage Loans

Credit Grade	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

A+
A
A-
B+
B
C+
C
D

Total:

Gross Margins for the Group 1 Statistical Mortgage Loans

Range of Gross Margins	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

1.501% to 2.000%
4.501% to 5.000%
5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%
7.001% to 7.500%

Total:

          As of the Statistical Cut-off Date, the gross margins for the Group 1 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average gross margin of the Group 1 Statistical Mortgage Loans was approximately [     ]% per annum.

Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans

Range of Maximum Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%

Total:

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Statistical Mortgage Loans was [     ]% per annum.

Next Rate Adjustment Date for the Group 1 Statistical Mortgage Loans

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
February 2007
June 2007
July 2007
August 2007
September 2007
October 2007
July 2009

Total:

The Group 2 Statistical Mortgage Loans

Mortgage Rates for the Group 2 Statistical Mortgage Loans

Range of Mortgage Rates	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

6.000% or less
6.001% to 6.500%
6.501% to 7.000%
7.001% to 7.500%
7.501% to 8.000%
8.001% to 8.500%
8.501% to 9.000%
9.001% to 9.500%
9.501% to 10.000%

Total:

          As of the Statistical Cut-off Date, the Mortgage Rates of the Group 2 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Mortgage Rate of the Group 2 Statistical Mortgage Loans was approximately [     ]% per annum.

Outstanding Mortgage Loan Principal Balances for the Group 2 Statistical Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

$50,000 or less
$50,001 to $100,000
$100,001 to $150,000
$150,001 to $200,000
$200,001 to $250,000
$250,001 to $300,000
$300,001 to $350,000
$350,001 to $400,000
$400,001 to $450,000
$450,001 to $500,000
$500,001 to $550,000
$550,001 to $600,000
$600,001 to $650,000
$650,001 to $700,000

Total:

          As of the Statistical Cut-off Date, the outstanding principal balances of the Group 2 Statistical Mortgage Loans ranged from approximately $[     ] to approximately $[     ] and the average outstanding principal balance of the Group 2 Statistical Mortgage Loans was approximately $[     ].

Loan Program for the Group 2 Statistical Mortgage Loans

Loan Program	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Wall Street
Main Street
High Street

Total:

Product Types for the Group 2 Statistical Mortgage Loans

Product Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

2/28 LIBOR ARM
2/28 LIBOR IO ARM
3/27 LIBOR ARM
3/27 LIBOR IO ARM

Total:

State Distributions of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

State	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation

Arizona
Arkansas
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total:

          No more than approximately [     ]% of the Group 2 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

Original Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
Range of Original Loan-	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
to-Value Ratios	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%

Total:

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Statistical Mortgage Loans ranged from [     ]% to [     ]% and the weighted average Original Loan-to-Value Ratio for the Group 2 Statistical Mortgage Loans was approximately [     ]%.

Loan Purpose for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate				Average	Weighted
	Statistical	Principal	Percent of	Weighted	Weighted	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Average	Balance	Original	Full
Loan Purpose	Loans	Outstanding	Pool	Coupon	Credit Score	Outstanding	LTV	Documentation

Purchase
Refinance - Cashout
Refinance - Rate Term

Total:

Types of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate	Percent		Weighted	Average	Weighted
	Statistical	Principal	of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Property Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

Single Family Detached
Planned Unit Development
Condominium
Two-to-Four Family
Single Family Attached
Townhouse
Rowhouse

Total:

Documentation Summary for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate	Percent		Weighted	Average	Weighted
	Statistical	Principal	of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Documentation	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

Full Documentation
24 Month Bank Statements
12 Month Bank Statements
Limited Documentation
Stated Income Self-Employed
Stated Income Wage Earner

Total:

Occupancy Types for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate	Percent		Weighted	Average	Weighted
	Statistical	Principal	of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Occupancy Type	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

Primary
Investment
Second Home

Total:

          The information set forth above with respect to occupancy type is based upon representations of the related borrowers at the time of origination.

Mortgage Loan Age Summary for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
Mortgage Loan Age	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
(Months)	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

0
1
2
3
4
6

Total:

          As of the Statistical Cut-off Date, the weighted average age of the Group 2 Statistical Mortgage Loans was approximately [     ] month.

Original Prepayment Penalty Term for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
Original Prepayment	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Penalty Term	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

None
6 Months
12 Months
24 Months
30 Months
36 Months

Total:

          The weighted average original Prepayment Penalty term with respect to the Group 2 Statistical Mortgage Loans having Prepayment Penalties was approximately [     ].

Credit Scores for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Range of Credit Scores	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

Not Available
500 to 500
501 to 525
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to 817

Total:

          The Credit Scores of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination ranged from [     ] to [     ] and the weighted average Credit Score of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination was approximately [     ].

Credit Grade Summary for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Credit Grade	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

A+
A
A-
B+
B
C
D

Total:

Gross Margins for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Range of Gross Margins	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

5.001% to 5.500%
5.501% to 6.000%
6.001% to 6.500%

Total:

          As of the Statistical Cut-off Date, the gross margins for the Group 2 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average gross margin of the Group 2 Statistical Mortgage Loans was approximately [     ]% per annum.

Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
Range of Maximum	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Mortgage Rates	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

12.000% or less
12.001% to 12.500%
12.501% to 13.000%
13.001% to 13.500%
13.501% to 14.000%
14.001% to 14.500%
14.501% to 15.000%
15.001% to 15.500%
15.501% to 16.000%

Total:

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans ranged from [     ]% per annum to [     ]% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Statistical Mortgage Loans was [     ]% per annum.

Next Rate Adjustment Date for the Group 2 Statistical Mortgage Loans

	Number of	Aggregate			Weighted	Average	Weighted
	Statistical	Principal	Percent of	Weighted	Average	Principal	Average	Percent
Next Rate Adjustment	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Date	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation

March 2006
May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
June 2007
July 2007
August 2007
September 2007

Total:

Annex III
Assumed Mortgage Loan Characteristics

Assumed Characteristics of the Group 1 Initial Mortgage Loans

	Original	Remaining	Gross	Net
Current	Term	Term	Mortgage	Mortgage	Maximum	Minimum
Balances ($)	(months)	(months)	Rate (%)	Rate (%)	Rate (%)	Rate (%)

Rate
Gross	Initial	Periodic	Change	Next Rate	Original
Margin	Rate	Rate Cap	Frequency	Adjustment	Interest
(%)	Cap(%)	(%)	(months)	Date	Only Term	Index

III-1

Assumed Characteristics of the Group 1 Subsequent Mortgage Loans

					Original		Initial
					Interest-		Rate
		Net	Original	Remaining	Only	Gross	Change
Current	Mortgage	Mortgage	Term	Term	Term	Margin	Cap
Balance($)	Rate (%)	Rate(%)	(months)	(months)	(Months)	(%)	(%)

Number of
				Months		Original
				Until Next		Months to
Periodic			Rate	Rage		Prepayment
Rate	Maximum	Minimum	Change	Adjustment		Penalty	Months of
Cap (%)	Rate (%)	Rate (%)	Frequency	Date	Index	Expiration	Prefunding*

III-2

Assumed Characteristics of the Group 2 Initial Mortgage Loans

	Original	Remaining	Gross	Net
Current	Term	Term	Mortgage	Mortgage	Maximum	Minimum
Balances ($)	(months)	(months)	Rate (%)	Rate (%)	Rate (%)	Rate (%)

Rate
Gross	Initial	Periodic	Change	Next Rate	Original
Margin	Rate	Rate Cap	Frequency	Adjustment	Interest
(%)	Cap(%)	(%)	(months)	Date	Only Term	Index

III-3

Assumed Characteristics of the Group 2 Subsequent Mortgage Loans

					Original		Initial
					Interest-		Rate
		Net	Original	Remaining	Only	Gross	Change
Current	Mortgage	Mortgage	Term	Term	Term	Margin	Cap
Balance($)	Rate (%)	Rate(%)	(months)	(months)	(Months)	(%)	(%)

Number of
				Months		Original
				Until Next		Months to
Periodic			Rate	Rage		Prepayment
Rate	Maximum	Minimum	Change	Adjustment		Penalty	Months of
Cap (%)	Rate (%)	Rate (%)	Frequency	Date	Index	Expiration	Prefunding*

III-4

Annex IV
Decrement Tables

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class 1-A1					Class 1-A2

Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class 2-A					Class M1

Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M2					Class M3

Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M4					Class M5

Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

* Less than 0.5% but greater than 0.0%.

Percentage of Initial Class Principal Amount Outstanding
at the Respective Percentages of the Prepayment Assumption

	Class M6					Class M7

Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial
[ ], 2006
[ ], 2007
[ ], 2008
[ ], 2009
[ ], 2010
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015
[ ], 2016
[ ], 2017
[ ], 2018
[ ], 2019
[ ], 2020
[ ], 2021
[ ], 2022
[ ], 2023
[ ], 2024
[ ], 2025
[ ], 2026
[ ], 2027
[ ], 2028
[ ], 2029
[ ], 2030
[ ], 2031
[ ], 2032
[ ], 2033
[ ], 2034
Weighted Average Life in Years (to maturity)
Weighted Average Life in Years (to 10% call)
Weighted Average Life in Years (to 20% call)

[* Less than 0.5% but greater than 0.0%.]

$[          ] (Approximate)

[[FIELDSTONE LOGO]]

Fieldstone Mortgage Investment Trust, Series 2006-[   ]
Mortgage-Backed Pass-Through Certificates

Fieldstone Investment Corporation
Seller

[            ]
Master Servicer

Fieldstone Mortgage Investment Corporation Depositor

PROSPECTUS SUPPLEMENT

[UNDERWRITERS]

          You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

          We are not offering these certificates in any state where the offer is not permitted.

          We represent the accuracy of the information in this prospectus supplement and the prospectus only as of the dates stated on their respective covers.

          Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until June 17, 2006.

[                        ]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses in connection with the offering of $3,250,000,000 of the Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

SEC Registration	$347,500
Printing and Engraving	120,000
Legal Fees and Expenses	650,000
Accounting Fees and Expenses	250,000
Trustee Fees and Expenses	200,000
Rating Agency Fees	2,000,000
Miscellaneous	1,500,000
TOTAL	$5,067,500

Item 15.	Indemnification of Directors and Officers.

          Pursuant to Section 2-405.2 of the Maryland General Corporation Law, the Registrant’s charter limits its directors’ and officers’ liability to the Registrant and its stockholders for money damages. This limitation on liability does not apply (i) to any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) to acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) to any breach relating to dividends, stock purchases and redemption, or (iv) to any transaction from which the director derived an improper personal benefit.

          The Registrant’s charter and bylaws also require the Registrant, to the fullest extent permitted by Maryland law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Registrant, or while a director or officer is or was serving at the request of the Registrant, or while a director or officer is or was serving at the request of the Registrant as a director, officer, agent, trustee, partner, member or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by Maryland law, the indemnification will include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding.

          Under the Maryland General Corporation Law, the Registrant must (unless the charter provides otherwise, which the Registrant’s charter does not) indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The Registrant may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, the Registrant may not, under Maryland law, indemnify for an adverse judgment in a suit by or in the right of the Registrant or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law allows the Registrant to advance reasonable expenses to a director or officer upon the registration’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant, and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

          The Registrant maintains a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers the directors and officers of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as directors and officers of the Registrant.

          The foregoing summaries are necessarily subject to the complete text of the Maryland General Corporation Law, the Registrant’s charter and bylaws, the indemnity agreements entered into between the Registrant and each of its directors and officers and the Registrant’s directors’ and officers’ liability insurance policy and are qualified in their entirety by reference thereto.

          Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement
3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of Registrant*
4.1	Form of Transfer and Servicing Agreement
4.2	Form of Indenture*
4.3	Form of Owner Trust Agreement (short-form)*
4.4	Form of Amended and Restated Trust Agreement (long-form)*
4.5	Form of Trust Agreement (Mortgage-Backed Pass-Through Certificates)
4.6	Form of Servicing Agreement (Mortgage-Backed Pass-Through Certificates)*
5.1	Legality Opinion of Hunton & Williams LLP
8.1	Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure
8.2	Tax Opinion of Hunton & Williams LLP re: REMIC Certificates
8.3	Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates
8.4	Tax Opinion of Hunton & Williams LLP re: Notes
23.1	Consent of Hunton & Williams LLP is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4
24.1	Power of Attorney (contained on signature page)
99.1	Form of Mortgage Loan Purchase Agreement*

* Incorporated by reference from Registration Statement on Form S-3 (File No. 333-125910).

Item 17.	Undertakings.

          (a)      Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)      To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in this Registration Statement;

            (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b)(2) that is part of the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

          (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)      each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)      each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

          (5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)      Undertaking in Respect of Indemnification.

                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)      Undertaking in Respect of Qualification of Trust Indenture Act of 1939.

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                     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          (e)      Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f)      Filings Regarding Asset-Backed Securities that Provide Certain Information through an Internet Web Site.

                     The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on March 15, 2006.

FIELDSTONE MORTGAGE INVESTMENT CORPORATION (Registrant)

/s/ John C. Kendall
John C. Kendall
President

          Each person whose signature appears below constitutes and appoints John C. Kendall, Michael J. Sonnenfeld and Nayan V. Kisnadwala his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John C. Kendall	Director and President	March 15, 2006
John C. Kendall	(Principal Executive Officer)

/s/ Michael J. Sonnenfeld	Director	March 15, 2006
Michael J. Sonnenfeld

/s/ Nayan V. Kisnadwala	Vice President-Chief Financial Officer	March 15, 2006
Nayan V. Kisnadwala	(Principal Financial Officer and Principal Accounting Officer)

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